Exhibit 10.1

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (together with all amendments, modifications and supplements hereto and restatements hereof, this "AGREEMENT") is made and entered into as of June 20, 1996, by and among PLAY BY PLAY TOYS & NOVELTIES, INC. ("PLAY BY PLAY"), a Texas corporation, ACE NOVELTY ACQUISITION CO., INC. ("ACE"), a Texas corporation, and NEWCO NOVELTY, INC. ("NEWCO"), a Texas corporation (Play By Play, Ace and Newco each being individually referred to herein as a "BORROWER" and collectively the "BORROWERS"), EACH OF THE FINANCIAL INSTITUTIONS WHICH IS A SIGNATORY HERETO OR WHICH MAY FROM TIME TO TIME BECOME A PARTY HERETO (individually, a "LENDER" and collectively, the "LENDERS") and CHEMICAL BANK ("CHEMICAL"), a New York banking corporation, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

                                   WITNESSETH:

         THAT, in consideration of the mutual covenants, agreements and undertakings herein contained, the parties hereto agree as follows:

1.       DEFINITIONS.

         1.1 CERTAIN DEFINED TERMS. Unless a particular word or phrase is otherwise defined or the context otherwise requires, capitalized words and phrases used in the Loan Documents have the meanings provided below.

         ACQUISITION shall mean the purchase by Ace and Newco of substantially all of the tangible and intangible assets of Ace Novelty Co., Inc., a Washington corporation, Specialty Manufacturing Ltd., a British Columbia, Canada corporation, and Acme Acquisition Corp., a Washington corporation, pursuant to the terms of the Acquisition Agreement.

         ACQUISITION AGREEMENT shall mean the Asset Purchase Agreement dated effective as of May 1, 1996, by and between the Borrowers, Ace Novelty Co., Inc., a Washington corporation, Speciality Manufacturing Ltd., a British Columbia, Canada corporation, Acme Acquisition Corp., a Washington corporation, Benjamin H. Mayers, Lois E.
Mayers, Ronald S. Mayers, Karen Gamoran and Beth Weisfield.

         ACQUISITION DOCUMENTS shall mean the Acquisition Agreement and all agreements, documents and instruments executed and delivered pursuant thereto or in connection therewith, in each case as in effect on the Closing Date.

         ADJUSTED LIBOR RATE shall mean, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the sum of (a) the product of (i) the LIBOR Rate in effect for such Interest Period and (ii) Statutory Reserves and (b) the Applicable Margin.

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         AFFILIATE of any Person shall mean any other Person which controls or is controlled by or under common control with such Person and, without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds ten percent (10%) or more of any class of voting securities of such Person or ten percent (10%) of the equity interest in such Person, (b) any Person of which such Person beneficially owns or holds ten percent (10%) or more of any class of voting securities or in which such Person beneficially owns or holds ten percent (10%) or more of the equity interest in such Person, and (c) any director or executive officer of such Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, partnership or other ownership interests, by contract or otherwise.

         AGENT shall have the meaning assigned to such term in the preamble to this Agreement.

         ALTERNATE BASE RATE shall mean, for any day, a rate per annum (rounded upwards to the nearest 1/16 of 1%) equal to the sum of (a) the greater of (i) the Prime Rate (computed on the basis of the actual number of days elapsed over a year of 360 days, as the case may be) in effect on such day, (ii) the Federal Funds Effective Rate (computed on the basis of the actual number of days elapsed over a 360-day year) in effect for such day plus 1/2 of 1%, and (iii) the Base CD Rate in effect for such day plus 1% and (b) the Applicable Margin. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Prime Rate, Federal Funds Effective Rate or the Three-Month Secondary CD Rate shall be effective on the effective date of such change in the Prime Rate, Federal Funds Effective Rate or the Three-Month Secondary CD Rate, respectively. If for any reason the Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or Base CD Rate, or both, for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (a) or (b), or both, as appropriate, until the circumstances giving rise to such inability no longer exist.

         ALTERNATE BASE RATE BORROWING shall mean, as of any date, that portion of the principal balance of the Loans bearing interest at a rate determined by reference to the Alternate Base Rate as of such date.

         ANNUAL AUDITED FINANCIAL STATEMENTS shall mean the annual financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such fiscal year and an income statement, a retained earnings statement and a statement of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all accompanied by a report and opinion of independent certified public accountants with a "Big 6" accounting firm or other accounting firm of similar national standing and reputation, which report shall not contain any qualification except with respect to new accounting principles mandated by the Financial Accounting Standards Board and shall state that such financial statements, in the opinion of such accountants, present fairly,

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in all material respects, the financial position of such Person as of the date thereof and the results of its operations and cash flows for the period covered thereby in conformity with GAAP. The Annual Audited Financial Statements for the Borrowers and their Subsidiaries shall be prepared on both a Consolidated and a consolidating basis (with such consolidating statements to be unaudited, management prepared statements) in accordance with GAAP, subject only to normal and customary adjustments.

         APPLICABLE LENDING OFFICE shall mean, with respect to each Lender, such Lender's Domestic Lending Office in the case of an Alternate Base Rate Borrowing and such Lender's LIBOR Lending Office in the case of a LIBOR Borrowing.

         APPLICABLE MARGIN shall mean with respect to each type of Loan as follows:

                             Per Annum                           Per Annum
Type Of Loan                 Percentage                         Percentage
                             For Libor                         For Alternate
                             Borrowings                     Base Rate Borrowings

Revolving Loans                 2.50%                               0.50%

Term Loans                      2.75%                               0.75%


If the Debt Capacity Ratio for the Borrowers and their Subsidiaries, on a Consolidated basis, for the four most recent consecutive fiscal quarters of the Borrowers ending on or prior to the applicable date of determination is ever less than 4.0 to 1.0 as of the end of any fiscal quarter of the Borrowers (commencing with the fiscal year ending July 31, 1997), and if no Default or Event of Default then exists, each of the respective amounts of the Applicable Margin shown in the schedule above shall then be reduced by an amount equal to one-quarter of one percent (.25%), but only for as long as the Borrowers and their Subsidiaries, on a Consolidated Basis, maintain a Debt Capacity Ratio of less than 4.0 to 1.0 as of the end of each subsequent fiscal quarter (as tested for the four most recent consecutive fiscal quarters of the Borrowers, including the fiscal quarter then ending). Such compliance with the Debt Capacity Ratio will be tested quarterly as of the end of each fiscal quarter by the Agent for the four most recent consecutive fiscal quarters of the Borrowers ending on or immediately prior to the applicable date of determination, based on the Agent's review of the Borrowers' most recent Monthly Unaudited Financial Statements or Annual Audited Financial Statements, as applicable, which are delivered to and received by the Agent for the immediately preceding four fiscal quarters of the Borrowers in accordance with SECTIONS 6.3(A) and (B) hereof. In the event that the Debt Capacity Ratio for the Borrowers and their Subsidiaries, on a Consolidated basis, for the four most recent consecutive fiscal quarters of the Borrowers ending on or prior to the date of determination is equal to or greater than 4.0 to 1.0 as of the end of any applicable fiscal quarter or year, the above-described reduction in the respective amounts of the Applicable Margin shall automatically cease and the Applicable Margin for purposes hereof shall automatically revert to the amounts shown in the schedule above until the Debt Capacity Ratio for the Borrowers and their Subsidiaries, on a Consolidated basis, for the four most recent consecutive fiscal quarters of the Borrowers ending on or prior to the date of determination subsequently falls below 4.0 to
1.0 as of the end of the

                                        3

applicable fiscal quarter or year or until such Default or Event of Default is cured to the reasonable satisfaction of the Agent or is waived in writing by the Required Lenders, as applicable. For purposes hereof, any such adjustment in the respective amounts of the Applicable Margin, whether upward or downward, shall be effective ten (10) Business Days after the applicable Annual Audited Financial Statements or Monthly Unaudited Financial Statements of the Borrowers have been delivered to and received by the Agent in accordance with the terms of SECTIONS 6.3(A) and (B) hereof. Notwithstanding the foregoing, if at any time after the Closing Date Play by Play shall have completed an Approved Secondary Public Offering, then the above-described reduction in the respective amounts of the Applicable Margin shall automatically, immediately and irrevocably occur.

         APPLICATIONS shall mean all applications and agreements for Letters of Credit, or similar instruments or agreements, in Proper Form, now or hereafter executed by any Person in connection with any Letter of Credit now or hereafter issued or to be issued under the terms hereof at the request of any Person.

         APPROVED SECONDARY PUBLIC OFFERING shall mean a secondary public offering of capital stock of Play By Play if (a) such secondary public offering has proceeds in excess of $10,000,000, (b) the aggregate outstanding principal amount of all Term Loans shall have been reduced to an amount that does not exceed the lesser of (i) $5,000,000 or (ii) fifty percent (50%) of the sum of the fair market value at such time of all real estate included in the Collateral PLUS the orderly liquidation value at such time of all machinery and other equipment owned by Play By Play and its Subsidiaries, (c) the Subordinated Indebtedness of the Borrowers to Ace Novelty Co., Inc. incurred in connection with the Acquisition shall have been paid in full and (d) no Default or Event of Default shall have occurred and be continuing after such secondary public offering has been completed. The above-described valuations of said real property, improvements, machinery and equipment for purposes of this paragraph shall be determined by current, up-to-date appraisals of such assets which are prepared by appraisers reasonably satisfactory to Agent and which utilize the same methodology employed by the applicable appraisals of such assets originally prepared for and reviewed by Agent in connection with the origination of the Loans; provided, however, for purposes of determining the aggregate appraised value of such assets in accordance with this paragraph, only those assets of the type described in this paragraph which are subject to a first priority Lien (except for those Liens permitted by the other terms of this Agreement) in favor of Agent for the ratable benefit of Lenders shall be included for purposes of determining compliance with the requirements of this paragraph.

         ASSESSMENT RATE shall mean the annual assessment rate (net of refunds and rounded upwards, if necessary, to the next 1/16 of 1%) estimated by the Agent (in good faith, but in no event in excess of statutory or regulatory maximums) to be payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Agent's domestic offices during the current calendar year.

         ASSIGNMENT AND ACCEPTANCE shall have the meaning ascribed to such item in SECTION 10.12(C) hereof.

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         ASSUMPTION AGREEMENT shall mean any agreement, in Proper Form, executed by any Subsidiary of any of the Borrowers or any other Subsidiary from time to time in accordance with SECTION 6.10 hereof, pursuant to which such Subsidiary assumes, jointly and severally with all other Borrowers, all of the obligations of the Borrowers hereunder and joins in the execution and delivery of the Contribution Agreement.

         AVAILABILITY shall mean at any time (a) the lesser at such time of (i) the Total Revolving Credit Commitment (as such amount may be reduced in accordance with the provisions of this Agreement) and (ii) the Borrowing Base, LESS (b) the sum of (i) the aggregate amount of each Lender's Current Sum at such time, (ii) the aggregate amount of accrued interest and fees outstanding under the Revolving Loans at such time and (iii) the aggregate amount of the Royalty Payment Reserve at such time.

         BASE CD RATE shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate.

         BORROWER or BORROWERS shall have the meaning assigned to such terms in the preamble of this Agreement.

         BORROWING BASE shall mean, as of any date, the amount of the then most recent computation of the Borrowing Base, determined by calculating the amount equal to:

                   (a) 80% of the Net Amount of Eligible Receivables at such date, PLUS

                   (b) the lesser of (i) the Inventory Cap and (ii) the sum of
         (1) the product of the Inventory Advance Rate TIMES the sum of (x) the amount of Eligible Inventory at said date, calculated at the lower of cost (determined on a weighted average basis) or market, (y) the aggregate amount then remaining to be drawn at such date under all outstanding documentary Letters of Credit issued by the Agent hereunder for the account of any Borrower to one or more of the inventory suppliers of any Borrower in connection with one or more inventory purchase orders submitted by any Borrower to any of such inventory suppliers, (z) the aggregate amount then remaining to be drawn at such date under all outstanding Indemnified Letters of Credit, (2) the lesser of (x) $1,521,000 or (y) 40% of the close-out inventory at said date of Ace Novelty Co., Inc. and its Subsidiaries acquired by Ace Acquisition (said close-out inventory to be a component of the Borrowing Base only through the end of the seventh calendar month following the Closing Date), and (3) the lesser of (x) $750,000.00 or
         (y) inventory acquired by Ace Acquisition (other than close-out inventory discussed in clause (2) (y) of this definition) which is in transit and for which title has been transferred to Ace Acquisition pursuant to proper documents supporting such transfer of title (said in-transit inventory to be a component of the Borrowing Base for only 120 days following the Closing Date).

Notwithstanding anything to the contrary set forth in the immediately preceding sentence, the Agent reserves the right to adjust downward to a level acceptable to the Agent in its reasonable discretion the eighty percent (80%) advance rate set forth above for the Net Amount of Eligible Receivables IF the Borrowers' average dilution percentage for all Receivables exceeds ten percent (10%). The Borrowing Base will be computed on a daily basis (based on all information reasonably available to the Agent, including without limitation, the periodic reports and listings delivered to the Agent in accordance with SECTIONS 6.3(F) and (G) hereof), and a Borrowing Base Compliance Certificate from a Responsible Officer of each Borrower presenting the Borrowers' computation of the Borrowing Base will be periodically delivered to the Agent in accordance with SECTION 6.3(H) hereof.

         BUSINESS DAY shall mean a day when the principal office in New York City of the Agent is open for business and Lenders in New York City are generally open for business.

         BUSINESS ENTITY shall mean corporations, partnerships, joint ventures, joint stock associations, business trusts and other business entities.

         CAPITAL EXPENDITURES shall mean, for any period for which Capital Expenditures is calculated, all capital expenditures of the Borrowers and their Subsidiaries on a Consolidated basis for such period (including, without limitation, payments for such period under Capital Lease Obligations, other than payments of imputed interest), determined in accordance with GAAP, consistently applied.

         CAPITAL LEASE OBLIGATIONS shall mean the obligations of a Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board, as amended) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

         CHANGE OF CONTROL shall mean any of the following: (a) any Person or Group (other than the Arturo Torres Family), shall acquire and Beneficially Own Voting Stock of Play By Play representing thirty-five percent (35%) or more of the aggregate voting power of all classes of Voting Stock of Play By Play; (b) the Arturo Torres Family shall sell or transfer in the aggregate, in one or more transactions after the date hereof, but prior to the consummation of an Approved Secondary Public Offering, Voting Stock of Play By Play representing greater than sixteen and two-thirds percent (16-2/3%) of the aggregate voting power of all classes of Voting Stock of Play By Play which is Beneficially Owned by the Arturo Torres Family as of the date hereof; or (c) the Arturo Torres Family shall sell or transfer in the aggregate, including all sales or transfers permitted by the preceding clause (b) and any and all sales or transfers contemporaneously with or subsequent to the consummation of an Approved Secondary Public Offering by Play By Play, Voting Stock of Play By Play representing greater than fifty percent (50%) of the aggregate voting power of all classes of Voting Stock of Play By Play which is Beneficially Owned. As used herein, (a) "BENEFICIALLY OWN" shall mean "beneficially own" as defined in Rule 13d-3 of the Securities and Exchange Act of 1934, as amended (the "34 ACT"), or in any successor provision thereto; (b) "ARTURO TORRES FAMILY" shall mean Arturo Torres and any of Arturo Torres' immediate family members; (c) "GROUP" shall mean "group" as defined in Section 13(d)(3) or (14)(d)(2) of the 34 Act or in any successor provision thereof; and (d) "VOTING STOCK" shall mean as to any Person, the Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         CLOSING DATE shall mean the earlier to occur of (a) the date of the first Loan under this Agreement or (b) June 20, 1996.

         CODE shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

         COLLATERAL shall mean all collateral and security as described in the Security Documents.

         COMMITMENT shall mean, as to any Lender, the sum of the Revolving Credit Commitment of such Lender and the Term Loan Commitment of such Lender, as each may be adjusted from time to time pursuant to other provisions of this Agreement.

         COMMITMENT FEE, with respect to any Lender, shall have the meaning assigned to it in SECTION 2.3(A).

         COMMITMENT LETTER shall mean that certain Commitment Letter of the Agent to Play By Play, dated May 30, 1996 and accepted by Play By Play as of June 4, 1996.

         CONSEQUENTIAL LOSS shall mean, with respect to (a) the Borrowers' payment of principal of a LIBOR Borrowing on a day other than the last day of the applicable Interest Period, (b) the Borrowers' failure to borrow a LIBOR Borrowing on the date specified by any Borrower for any reason, or (c) any cessation of the Adjusted LIBOR Rate to apply to the Loans or any part thereof pursuant to SECTION 2.9 hereof, in each case whether voluntary or involuntary, any loss, expense, penalty, premium or liability incurred by any of the Lenders or the Agent as a result thereof, including without limitation, any interest paid by any of the Lenders to lenders of funds borrowed by it to make or carry the Loans and any other costs and expenses sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain the Loans.

         CONSOLIDATED shall mean, for any Person, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with GAAP (except as otherwise required herein) for such Person and all Subsidiaries thereof.

         CONTINGENT OBLIGATION shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee the payment or performance of any Indebtedness, leases, dividends or other obligations (collectively "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation, any obligation of the Person for whom Contingent Obligations is being determined, whether or not contingent, (a) to purchase any such primary obligation or other property constituting direct or indirect security therefor, (b) assume or contingently agree to become or be secondarily liable in respect of any such primary obligation, (c) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital for the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (d) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (e) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term "Contingent Obligation" shall not include endorsements of checks or other negotiable instruments in the ordinary course of business.

         CONTRIBUTION AGREEMENT shall mean that certain Contribution Agreement of even date herewith, by and among the Borrowers, as the same may be amended, modified, supplemented, restated and joined in pursuant to a Joinder Agreement, from time to time.

         CURRENT SUM shall mean on any day, as to a particular Lender, the sum of (a) the outstanding principal balance of such Lender's Revolving Credit Note on such day PLUS (b) the product of (i) such Lender's Revolving Credit Commitment Percentage TIMES (ii) the Letter of Credit Exposure Amount on such day.

         DEBT CAPACITY RATIO shall mean, with respect to any Person as of any date, the ratio of (a) Funded Indebtedness as of such date TO (b) Funds Flow from Operations for the applicable period less Capital Expenditures for the applicable period. For purposes of calculating the Debt Capacity Ratio for the Borrowers and their Subsidiaries for any period prior to July 31, 1997, the Funds Flow from Operations and Capital Expenditure components shall be determined on a cumulative basis using information from August 1, 1996 forward. Commencing with July 31, 1997 and at all times thereafter, the Funds Flow from Operations and the Capital Expenditures components shall be determined for the four most recent consecutive fiscal quarters of the Borrowers ending on or immediately prior to the date of determination.

         DEBT COVERAGE RATIO shall mean, with respect to any Person for any period, the ratio of (a) Funds Flow from Operations less Capital Expenditures TO
(b) Debt Service Expense. For purposes of calculating the Debt Coverage Ratio for the Borrowers and their Subsidiaries for any period prior to July 31, 1997, the components of the Debt Coverage Ratio shall be determined on a cumulative basis using information from August 1, 1996 forward. Commencing with July 31, 1997 and at all times thereafter, the components of the Debt Coverage Ratio shall be determined for the four most recent consecutive fiscal quarters of the Borrowers ending on or immediately prior to the date of determination.

         DEBT SERVICE EXPENSE shall mean, with respect to any Person for any period, the aggregate of regularly scheduled principal payments of all Funded Indebtedness (including, without limitation, regularly scheduled principal payments of Subordinated Indebtedness, but excluding principal payments of Revolving Loans), made or to be made by such Person during such period on a Consolidated basis in accordance with GAAP, consistently applied.

         DISCONTINUED OPERATIONS shall mean, as of any day, operations of the Borrowers or its Subsidiaries which have been discontinued, and which, as of such day, have been fully terminated, disposed of or liquidated.

         DOMESTIC LENDING OFFICE shall mean, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on the signature pages hereof, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

         DORMANT SUBSIDIARIES shall mean each of the Subsidiaries of any Borrower or any of its Subsidiaries which is listed as a Dormant Subsidiary on
SCHEDULE 5.8 attached hereto.

         EBITDA shall mean with respect to any Person for any period the sum of
(i) Net Income, (ii) Interest Expense, (iii) depreciation and amortization of assets, and (iv) federal, state and local income taxes, in each case of such Person for such period, computed and calculated in accordance with GAAP consistently applied.

         ELIGIBLE ASSIGNEE shall mean a commercial Lender, a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Agent and the Borrowers.

         ELIGIBLE INVENTORY shall mean finished goods inventory of any Borrower (but only to the extent that such finished goods inventory is Collateral hereunder and is subject to a first priority perfected Lien in favor of the Agent for the ratable benefit of the Lenders), including otherwise completed, but unstuffed or unfilled "skin" components of inventory, which does and at all times shall continue to satisfy in all material respects the standards of eligibility applicable thereto as established by the Agent in accordance with the terms hereof. Standards of eligibility for finished goods inventory may be fixed and revised from time to time solely by the Agent in the Agent's reasonable, exclusive judgement; PROVIDED that the Agent shall give the Borrower notice within a reasonable time after any change in such standards of eligibility. In general, without limiting the foregoing, inventory shall in no event be considered as Eligible Inventory without complying with the following requirements: (a) such inventory shall be valued in accordance with GAAP and consist of finished goods (including unfilled or unstuffed "skin" components of inventory as discussed above) which have been purchased or produced by the applicable Borrower; (b) such inventory is in good condition, meets all standards imposed by any applicable License Agreement and any Governmental Authority having regulatory authority over it, is not obsolete and is currently usable or saleable in the normal course of business of such Borrower; (c) such inventory must not be considered "slow moving" (i.e.: inventory which has not been sold within 12 months or that portion of inventory in excess of a 12-month supply as calculated on a trailing 12-month basis); (d) such inventory is not in the possession of or control of any warehouseman, bailee, or any agent or processor for or customer of such Borrower, unless such warehouseman, bailee, agent, processor, or customer has subordinated any Lien it may claim therein pursuant to a written subordination agreement reasonably acceptable to Agent;
(e) such inventory must not be in transit and must be housed or stored in the United States or Canada at a location owned or leased by any Borrower, or if such inventory is housed or stored in the United States or Canada at a location owned or leased by any Borrower, such inventory must not have been shipped to any Borrower under the terms of any Letter of Credit or Indemnified Letter of Credit for which the payment of such inventory has not yet been made under the applicable Letter of Credit or Indemnified Letter of Credit;
(f) if such inventory is housed or stored at a location which is leased, and not owned by any Borrower, the owner of such leased facility shall have subordinated any Lien it may claim against such inventory, whether contractual or statutory, to the Lien which the Agent holds against such inventory for the ratable benefit of the Lenders pursuant to a written subordination agreement reasonably acceptable to the Agent in all respects; (g) such inventory must be adequately insured to the reasonable satisfaction of the Agent pursuant to insurance coverage required by SECTION 6.7 hereof; and (h) the Agent has not deemed such inventory ineligible because the Agent reasonably considers the value thereof to be impaired or its ability to realize such value to be insecure.

         ELIGIBLE RECEIVABLES shall mean, as at any date of determination thereof, Receivables created by the Borrowers (but only to the extent that such Receivables are Collateral hereunder and are subject to a first priority perfected Lien in favor of the Agent for the ratable benefit of the Lenders) in the ordinary course of business arising out of the sale of goods or rendering of services by such Borrowers, which do and at all times shall continue to satisfy in all material respects the standards of eligibility applicable thereto as established by the Agent in accordance with the terms hereof. Standards of eligibility for Receivables may be fixed and revised from time to time solely by the Agent in the Agent's reasonable, exclusive judgment; PROVIDED that the Agent shall give the Borrowers notice within a reasonable time after any change in such standards of eligibility. In general, without limiting the foregoing, an Eligible Receivable must comply with all of the following requirements: (a) all payments due on the Receivable have been billed and invoiced in a timely fashion and in the normal course of business; (b) no payment is outstanding on the Receivable for more than 60 days from the due date thereof or 120 days after the date of invoice; (c) the payments due on 50% or more of all Receivables of the applicable account debtor are less than 120 days past the date of invoice and 60 days from the due date thereof; (d) the total Receivables owing to all of the Borrowers by the applicable account debtor constitute 10% or less of the aggregate Receivables owing to all of the Borrowers, or if the total Receivables of the applicable account debtor exceed 10% of the aggregate of all Receivables owing to the Borrowers by all account debtors, the Receivables of the applicable account debtor exceeding such 10% limit are backed or secured by credit insurance reasonably satisfactory to the Agent in all respects and such credit insurance has been assigned to the Agent upon terms reasonably acceptable to the Agent in its discretion; (e) the Receivable is free and clear of all security interests, liens, charges and encumbrances of any nature whatsoever (except for the Lien in favor of the Agent); (f) the Receivable arose from a completed, outright and lawful sale of goods, to which title has passed to the applicable account debtor on an absolute sales basis (excluding COD billing arrangements), or from the rendering of services by or on behalf of such Borrower; (g) the Receivable constitutes an "account" within the meaning of the Uniform Commercial Code of the state in which such Borrower's principal offices are located; (h) such Borrower is not aware that the Receivable arises out of a bill and hold, consignment or progress billing arrangement or is subject to any setoff, contra, offset, deduction, dispute, chargeback, credit, counterclaim or other defense arising out of the transactions represented by the Receivable or independently thereof; (i) the applicable account debtor has finally accepted the goods or services from the sale out of which the Receivable arose and has not objected to such account debtor's liability thereon or returned, rejected or repossessed any of such goods, except for complaints made or goods returned in the ordinary course of business for which, in the case of goods returned, goods of equal or greater value have been shipped in return; (j) the applicable account debtor is not any Governmental Authority, unless there has been compliance satisfactory to the Agent in all respects with the Assignment of Claims Act or similar state statutes; (k) the applicable account debtor is not an Affiliate of such Borrower; (l) the account debtor must be located in the United States or Canada, except for Receivables insured or backed by credit insurance or a letter of credit in form and substance reasonably acceptable to the Agent in all respects; (m) the Receivable complies with all material Legal Requirements (including without limitation, all usury laws, fair credit reporting and billing laws, fair debt collection practices and rules, and regulations relating to truth in lending and other similar matters); (n) the Receivable is in full force and effect and constitutes a legal, valid and binding obligation of the applicable account debtor enforceable in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy laws or other laws affecting creditors rights generally and by general principles of equity; (o) the Receivable is denominated in and provides for payment by the applicable account debtor in U.S. dollars or Canadian dollars (converted by the Agent to U.S. dollars for purposes hereof); (p) the Receivable has not been and is not required to be charged or written off as uncollectible in accordance with GAAP; (q) if the Receivable is owing by an account debtor for which the applicable Borrower must have filed a "Notice of Business Activities Report" or similar report in a state or states where failure to comply with such filing of notice precludes bringing suit against the applicable account debtor, Borrower must have filed such requisite activities report or other similar report and otherwise be in full compliance with such Legal Requirement; and (r) the Agent is reasonably satisfied in its discretion with the credit standing of the applicable account debtor in relation to the amount of credit extended.

         ENVIRONMENTAL CLAIM shall mean any third party (including any Governmental Authority) action, lawsuit, claim or proceeding (including claims or proceedings at common law) which seeks to impose or alleges any material liability for (i) preservation, protection, conservation, pollution, contamination of, or releases or threatened releases of, Hazardous Substances into the air, surface water, ground water or land or the clean-up, abatement, removal, remediation or monitoring of such pollution, contamination or Hazardous Substances; (ii) generation, recycling, reclamation, handling, treatment, storage, disposal or transportation of Hazardous Substances (as defined under the Resource Conservation and Recovery Act and its regulations, as amended from time to time); (iii) exposure to Hazardous Substances; (iv) the safety or health of employees or other Persons in connection with any of the activities specified in any other subclause of this definition; or (v) the manufacture, processing, distribution in commerce, presence or use of Hazardous Substances. An "ENVIRONMENTAL CLAIM" includes a common law action, as well as a proceeding to modify or terminate an Environmental Permit, to the extent that such a proceeding attempts to redress violations of the applicable permit, license, or regulation as alleged by any Governmental Authority.

         ENVIRONMENTAL LIABILITIES shall mean all liabilities arising from any Environmental Claim, Environmental Permit or Requirement of Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including: remedial, removal, response, abatement, restoration (including natural resources), investigative, or monitoring liabilities, personal injury and damage to property, natural resources or injuries to persons, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, and all costs and expenses necessary to cause the issuance, reissuance or renewal of any Environmental Permit including attorney's fees and court costs.
ENVIRONMENTAL LIABILITY shall mean any one of them.

         ENVIRONMENTAL PERMIT shall mean any permit, license, approval or other authorization under any applicable law, regulation and other requirement of the United States or of any state, municipality or other subdivision thereof relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of Hazardous Substances into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, recycling, presence, use, treatment, storage, disposal, transport, or handling of Hazardous Substances.

         ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

         ERISA AFFILIATE shall mean any trade or business (whether or not incorporated) which together with any of the Borrowers or any Subsidiary of any Borrower would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

         EVENT OF DEFAULT shall mean any of the events specified in SECTION 8.1 hereof or otherwise specified as a Default in any other Loan Document, PROVIDED there has been satisfied any requirement in connection with any such event for the giving of notice or the lapse of time, or both, and DEFAULT shall mean any of such events, whether or not any such requirement for the giving of notice, or the lapse of time, or both, has been satisfied.

         EXCESS CASH FLOW shall mean with respect to any Person for any period, the amount, if any by which EBITDA exceeds the sum of (a) Debt Service Expense,
(b) Interest Expense, (c) Capital Expenditures and (d) federal, state and local income taxes actually paid. All components of Excess Cash Flow shall be determined in accordance with GAAP, consistently applied.

         EXCESS INTEREST AMOUNT shall have the meaning attributed to such term in SECTION 2.13 hereof.

         FEDERAL FUNDS EFFECTIVE RATE shall mean, for any day, a rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         FINANCIAL OFFICER shall mean, with respect to any Person, the chief financial officer of such Person.

         FUNDED INDEBTEDNESS shall mean, without duplication, (a) all Indebtedness and other Obligations of the Borrowers and the Guarantors under this Agreement, the Notes and all other Loan Documents, (b) all Capital Lease Obligations of any of the Borrowers or any of their Subsidiaries, (c) Subordinated Indebtedness of any of the Borrowers or any Guarantors and (d) all other Indebtedness of any of the Borrowers, any of the Guarantors or any of their respective Subsidiaries, in each case including all payments in respect thereof that are due within one year from the applicable date of calculation of Funded Indebtedness. Funded Indebtedness shall be determined in accordance with GAAP, consistently applied.

         FUNDS FLOW FROM OPERATIONS shall mean, with respect to any Person for any period, Net Income, PLUS depreciation and amortization of Property (calculated after excluding any depreciation and amortization applicable to Discontinued Operations as of such day), LESS (a) Investment in Foreign Operations for such period and (b) deferred taxes for such period. All components of Funds Flow from Operations shall be determined in accordance with GAAP, consistently applied.

         GAAP shall mean, as to a particular Person, those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board or successor organization, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to the Agent and the Lenders, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person; PROVIDED, however, that any accounting principle or practice which the Securities and Exchange Commission ("SEC") requires Play By Play to utilize in satisfying its reporting requirements to the SEC and which are not recognized as generally accepted accounting principles by the Financial Accounting Standards Board or its successor organization may be utilized by the Borrowers and shall be deemed to be in compliance with GAAP for purposes hereof, so long as such differing accounting principles or practices mandated by the SEC are consistently applied by Play By Play for all periods after the date implemented by the SEC. In the event of any implementation by the SEC of any such differing accounting principle or practice after the Closing Date, Borrowers agree to promptly provide the Agent and the Lenders with financial projections reflecting how such changed reporting requirement shall affect the financial projections previously provided to the Agent and the Lenders by the Borrowers in determining the parameters of the financial covenants of Borrowers set forth herein, and if such change in accounting principle or practice materially alters the projected figures and models with respect to Borrowers' compliance with the financial covenants of this Agreement, Borrowers will in good faith negotiate changes with the Agent in the applicable financial covenants hereof, subject to approval by the Required Lenders, in order to counteract and adjust for any projected changes, whether upward or downward, with respect to Borrowers' compliance with such financial covenants contained herein.

         GOVERNMENTAL AUTHORITY shall mean any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative, having jurisdiction over the Agent, any of the Lenders, any of the Borrowers, any Subsidiary of any Borrower, or their respective Property.

         GRANTOR shall mean any Grantor, Assignor, Pledgor or Debtor, as such terms are defined in any of the Security Documents.

         GUARANTORS shall mean each and every Person executing a Guaranty from time to time. As of the Closing Date, there are no Guarantors.

         GUARANTY shall mean each and every guaranty of the Obligations from time to time executed and delivered to the Agent by any Guarantors, as amended, supplemented, modified, joined in pursuant to a Joinder Agreement and restated from time to time.

         HAZARDOUS SUBSTANCE shall mean any hazardous or toxic waste, substance or product or material defined or regulated from time to time by any applicable law, rule, regulation or order described in the definition of "Requirements of Environmental Law," including solid waste (as defined under RCRA or its regulations, as amended from time to time), petroleum and any fraction thereof, any radioactive materials and waste.

         HIGHEST LAWFUL RATE shall mean, with respect to the Agent or any Lender, the maximum nonusurious rate of interest permitted to be charged by, as applicable, the Agent or such Lender under applicable laws (if any) of the United States or any state from time to time in effect.

         INDEBTEDNESS shall mean, as to any Person, without duplication: (a) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money; (b) any other indebtedness which is evidenced by a bond, debenture or similar instrument; (c) all Capital Lease Obligations of such Person; (d) all obligations of such Person for the deferred purchase price of Property or services (except trade accounts payable arising in the ordinary course of business); (e) all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person; (f) all indebtedness, liabilities, and obligations secured by any Lien on any Property owned by such Person even though such Person has not assumed or has not otherwise become liable for the payment of any such indebtedness, liabilities or obligations secured by such Lien; and (g) net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements (calculated on a basis reasonably satisfactory to the Agent and in accordance with accepted practice); PROVIDED, that such term shall not mean or include any Indebtedness in respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such Indebtedness may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee reasonably acceptable to the Agent in trust for the payment thereof.

         INDEMNIFIED LETTERS OF CREDIT shall mean all documentary and standby letters of credit issued prior to the Closing Date (as the same may be amended from time to time after the Closing Date, PROVIDED that no such amendment shall increase the amount of any such letter of credit or extend the expiration date thereof) by financial institutions other than the Agent for the account of any Borrower to one or more of the inventory suppliers of any Borrower in connection with one or more purchase orders submitted by any Borrower to any of such inventory suppliers, but only to the extent that the Agent has indemnified the issuers of such letters of credit at the request of the Borrowers in accordance with the applicable provisions of SECTION 2.10 hereof.

         INTEREST COVERAGE RATIO shall mean, with respect to any Person for any period, the ratio of (a) EBITDA less Capital Expenditures TO (b) cash Interest Expense. For purposes of calculating the Interest Coverage Ratio for the Borrowers and their Subsidiaries for any period prior to July 31, 1996, the components of the Interest Coverage Ratio shall be determined on a cumulative basis using information from the Closing Date forward. For purposes of calculating the Interest Coverage Ratio for the Borrowers and their Subsidiaries for any period after July 31, 1996, the components of the Interest Coverage Ratio shall be determined on a cumulative basis using information from and including August 1, 1996 forward. Commencing with July 31, 1997 and at all times thereafter, the Interest Coverage Ratio shall be determined for the four most recent consecutive fiscal quarters of the Borrowers ending on or prior to the date of determination. All components of the Interest Coverage Ratio shall be determined in accordance with GAAP, consistently applied.

         INTEREST EXPENSE shall mean, with respect to any Person for any period, the interest expense of such Person during such period determined in accordance with GAAP, consistently applied, and shall in any event include, without limitation, (a) the amortization of debt discounts, (b) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (c) the portion of any Capital Lease Obligation allocable to interest expense, (d) all fixed and calculable dividend payments on preferred stock, and (e) payments of interest expense in kind.

         INTEREST OPTION shall have the meaning given to such term in SECTION 2.8(A) hereof.

         INTEREST PAYMENT DATES shall mean (a) FOR ALL TERM LOANS, (i) the first Business Day of each calendar month prior to the Maturity Date, commencing on July 1, 1996, and (ii) the Maturity Date; and (b) FOR ALL REVOLVING LOANS, (i) the first Business Day of each calendar month prior to the Revolving Credit Termination Date, commencing on July 1, 1996, and (ii) the Revolving Credit Termination Date. In addition to the Interest Payment Dates described in the preceding sentence, an Interest Payment Date FOR ALL LIBOR BORROWINGS (regardless of whether the same constitute Term Loans or Revolving Loans) shall be the last day of the Interest Period applicable thereto.

         INTEREST PERIOD shall mean, as to any LIBOR Borrowing, the period commencing on the date of such LIBOR Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1), two (2), three (3) or six (6) months thereafter, as the Borrowers may elect in accordance herewith; PROVIDED, HOWEVER, that (a) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to LIBOR Borrowings, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) no Interest Period shall end later than (i) the Revolving Credit Termination Date for any Revolving Credit LIBOR Borrowing or (ii) the Maturity Date for any Term LIBOR Borrowing,
(c) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period, and (d) no Interest Period shall exceed one (1) month if selected during the earlier to occur of (i) the initial 180 days after the Closing Date or (ii) until such time that $48,750,000 of the Total Commitment has been assigned through syndication by the Agent to Lenders other than TCB and the Agent itself, acting in its capacity as a Lender hereunder.

         INVENTORY ADVANCE RATE shall mean the respective percentages set forth below for the periods indicated:

       PERIOD                                        PERCENTAGE
       ------                                        ----------
Closing Date through July 31, 1996                      55%
August 1, 1996 through August 31, 1996                  54%
September 1, 1996 through September 30, 1996            53%
October 1, 1996 through October 31, 1996                52%
November 1, 1996 through November 30, 1996              51%
December 1, 1996 through Revolving
   Credit Maturity Date                                 50%

         INVENTORY CAP shall mean the lesser of (a) $27,000,000 at all times through and including December 31, 1996, and $32,000,000 at all times after December 31, 1996, and (b) for a consecutive three (3) month period during each period from September 15 through January 15 of each fiscal year of Borrowers, twenty-five percent (25%) of the total gross U.S. and Canadian inventory of Borrowers and their U.S. and Canadian Subsidiaries (as periodically determined during such period) which is subject to a first priority perfected Lien in favor of the Agent for the ratable benefit of the Lenders. For purposes of designating or selecting the applicable three (3) month period described in the preceding sentence, unless the Borrowers have provided written notice to the Agent on or before September 15 of the applicable year designating that such consecutive three (3) month period shall commence prior to October 16 of the applicable year, such consecutive three (3) month period shall be deemed to commence on October 16 of such year.

         INVESTMENT shall mean the purchase or other acquisition of any securities or Indebtedness of, or the making of any loan, advance, transfer of Property or capital contribution to, or the incurring of any liability, contingently or otherwise, in respect of the Indebtedness of, any Person.

         INVESTMENT IN FOREIGN OPERATIONS shall mean, with respect to any Person at any time, the sum of (a) all capital investments and other payments or contributions of equity by such Person to any of such Person's foreign Subsidiaries or other foreign Affiliates, and (b) all loans and other non-equity advances or distributions of funds by such Person to any of such Person's foreign Subsidiaries or other foreign Affiliates.

         JOINDER AGREEMENT shall mean any agreement, in Proper Form, executed by a Subsidiary of any of the Borrowers or any other Subsidiary from time to time in accordance with SECTION 6.10 hereof, pursuant to which such Subsidiary joins in the execution and delivery of a Guaranty and the Contribution Agreement.

         LEGAL REQUIREMENT shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

         LENDER or LENDERS shall have the meaning assigned to such terms in the preamble of this Agreement.

         LETTERS OF CREDIT shall mean all standby letters of credit and documentary sight letters of credit issued by the Agent for the account of one or more of the Borrowers pursuant to the terms set forth in this Agreement.

         LETTER OF CREDIT ADVANCES shall mean all sums which may from time to time be paid by any and all of the Lenders pursuant to the Letters of Credit and the indemnification of issuers of the Indemnified Letters of Credit, together with all other sums, fees, reimbursements or other obligations which may be due to the Agent or any of the Lenders pursuant to any of the Letters of Credit or any indemnification of an issuer of any Indemnified Letter of Credit.

         LETTER OF CREDIT EXPOSURE AMOUNT shall mean at any time the sum of (i) the aggregate undrawn amount of all Letters of Credit and all Indemnified Letters of Credit outstanding at such time PLUS (ii) the aggregate amount of all Letter of Credit Advances for which the Lenders have not been reimbursed and which remain unpaid at such time.

         LIBOR BORROWING shall mean, as of any date, that portion of the principal balance of the Loans bearing interest at the Adjusted LIBOR Rate as of such date.

         LIBOR LENDING OFFICE shall mean, with respect to any Lender, the office of such Lender specified as its "LIBOR Lending Office" opposite or below its name on the signature pages hereof, or (if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify in writing to the Borrowers and the Agent.

         LIBOR RATE shall mean, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to the Agent's portion of such LIBOR Borrowing and for a maturity equal to the applicable Interest Period are offered in immediately available funds to the London branch of the Agent by leading lenders in the London interbank market for Eurodollars at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period.

         LICENSE AGREEMENTS shall mean each and every license agreement which is now or hereafter entered into by and between the applicable licensor thereunder and any Borrower or any of its Subsidiaries in order to allow for the lawful purchase, manufacture or production of any inventory by such Borrower or such Subsidiary which is protected under applicable copyright or trademark laws. The License Agreements which are in effect as of the Closing Date are described in
SCHEDULE 5.10 attached hereto.

         LICENSOR CONSENT LETTERS shall mean each and every consent letter executed and delivered to the Agent by a licensor under the applicable License Agreement(s) substantially in the form attached hereto as EXHIBIT H.

         LIEN shall mean, with respect to any asset of any Person, (a) any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind on such asset, whether based on common law, constitutional provision, statute or contract, (b) the interest of any vendor or a lessor under any conditional sale agreement, title retention agreement or capital lease relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, or (d) any other right of or arrangement with any creditor to have such creditor's claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of such Person owning such assets.

         LOAN DOCUMENTS shall mean this Agreement, the Notes, the Applications, the Security Documents, the Guaranties, the Contribution Agreement, the Joinder Agreements, the Letters of Credit, all instruments, certificates and agreements now or hereafter executed or delivered to the Agent and/or the Lenders pursuant to any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

         LOANS shall mean the Term Loans and the Revolving Loans. LOAN shall mean any one of the Term Loans or Revolving Loans.

         LOCKBOX AGREEMENT shall collectively mean one or more lockbox agreements, in Proper Form, to be executed and delivered to the Agent or TCB by each Borrower and each of its Subsidiaries required by the Agent, together with all modifications and/or replacements thereof which are approved in writing by the Agent.

         MATERIAL ADVERSE EFFECT shall mean a material adverse effect on (a) the business, assets, operations or financial condition of the Borrowers and their Subsidiaries, taken as a whole, (b) the ability of the Borrowers and the Guarantors, taken as a whole, to perform or pay the Obligations in accordance with the terms hereof or of any other Loan Document, or (c) the Agent's Lien on any material portion of the Collateral or the priority of such Lien.

         MATERIAL LICENSE AGREEMENT shall mean any License Agreement for which domestic and Canadian sales by the Borrowers and their Subsidiaries of goods manufactured, produced and/or distributed under such License Agreement, during the twelve (12) month period immediately preceding the date of determination thereof, exceeded five percent (5%) of the gross domestic and Canadian sales of the Borrowers and their Subsidiaries taken as a whole during such period.

         MATURITY DATE shall mean the earlier of (a) June 20, 2001, and (b) any date the Maturity Date is accelerated by the Agent pursuant to SECTION 8.1 hereof.

         MONTHLY UNAUDITED FINANCIAL STATEMENTS shall mean the financial statements of a Person, which statements shall include (a) a balance sheet as of the end of the respective calendar month or fiscal quarter, as applicable, (b) an income statement for such respective calendar month or fiscal quarter, as applicable, and for the fiscal year to date, subject to normal year-end adjustments, all setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and (c) as of the end of each fiscal quarter, a statement of cash flows for the fiscal year to date, subject to normal year-end adjustments, setting forth in comparative form the corresponding figures in the corresponding period of the preceding fiscal year, all certified as true and correct by a Responsible Officer of each Borrower. The Monthly Unaudited Financial Statements for the Borrowers and their Subsidiaries shall be (a) prepared on a Consolidated basis in accordance with GAAP, subject to normal and customary adjustments, and (b) accompanied by those supporting schedules customarily prepared and utilized by Borrowers in preparing such Monthly Unaudited Financial Statements. Additionally, the Monthly Unaudited Financial Statements for the end of any applicable fiscal quarter of the Borrowers and their Subsidiaries shall also be prepared on a consolidating basis in accordance with GAAP, subject to normal and customary adjustments.

         MORTGAGES shall have the meaning assigned to such term in SECTION 3.1(B) hereof.

         NET AMOUNT OF ELIGIBLE RECEIVABLES shall mean and include at any time, without duplication, the gross amount of Eligible Receivables at such time LESS
(a) unpaid sales, excise or similar taxes owed any Borrower or Guarantor, (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding or claimed and (c) unpaid service charges owed by any Borrower or Guarantor.

         NET INCOME shall mean gross revenues and other proper income credits for such Person, less all proper expenses and other income charges for such Person, including taxes on income, all determined in accordance with GAAP; PROVIDED, that there shall not be included in such revenues any extraordinary or nonrecurring items, as determined in accordance with GAAP.

         NOTES shall mean the Term Notes and the Revolving Credit Notes, collectively. NOTE shall mean any one of them.

         OBLIGATIONS shall mean, without duplication, all obligations, liabilities and Indebtedness of the Borrowers and the Guarantors with respect to the Security Documents and other Loan Documents, including without limitation,
(a) the principal
of and interest on the Loans and (b) the payment or performance of all other obligations, liabilities and Indebtedness of the Borrowers or the Guarantors to the Agent and the Lenders hereunder, under the Notes, under the Letters of Credit, under the Applications or under any one or more of the other Loan Documents, including all fees, costs, expenses and indemnity obligations hereunder and thereunder.

         OFFICER'S CERTIFICATE shall mean a certificate substantially in the form of EXHIBIT C attached hereto.

         ORGANIZATIONAL DOCUMENTS shall mean, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture, and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof which are consented to by the Agent.

         PARTIES shall mean all Persons other than the Agent or any Lender executing any Loan Document.

         PAST DUE RATE shall mean for the Agent and each Lender, on any day, the lesser of (a) the sum of (i) the Alternate Base Rate, PLUS (ii) two percent (2%), and (b) the Highest Lawful Rate, if any, applicable to the Agent or such Lender on such day.

         PBGC shall mean the Pension Benefit Guaranty Corporation.

         PERMITTED INVESTMENT SECURITIES shall mean: (a) at any time prior to the consummation of an Approved Secondary Public Offering, (1) readily marketable direct obligations of the United States of America or any agency or wholly owned corporation thereof which are backed by the full faith and credit of the United States, (2) certificates of deposit or other short-term direct obligations of (i) the Agent, (ii) TCB or (iii) any other financial institution having capital and surplus in excess of $5,000,000,000, and (3) other Investments mutually agreed to in writing by Borrowers and the Agent; and (b) at any time contemporaneously with or subsequent to the consummation of an Approved Secondary Public Offering, (1) all Investments of the type described in clause
(a) of this definition, (2) commercial paper issued by corporations organized under the laws of the United States of America or any state thereof, each of which conducts a substantial part of its business in the United States of America, maturing within 180 days from the date of the original issue thereof, and rated "P-1" or better by Moody's Investors Service or "A-1" or better by Standard and Poor's Corporation, (3) repurchase agreements which are entered into with any bank meeting the requirements of clause (a)(2) of this definition and which relate to readily marketable direct obligations of the United States of America or any agency thereof, and (4) investments in money market mutual funds, all the assets of which consist of other obligations of the types described in clauses (a)(1), (a)(2), (b)(2) and (b)(3) of this definition; PROVIDED, that in each case described in clauses (a)(1), (a)(2), (b)(2) and
(b)(3) of this definition, such obligation shall mature not more than one (1) year from the acquisition thereof.

         PERSON shall mean any individual, corporation, business trust, unincorporated organization or association, partnership, joint venture, Governmental Authority or any other form of entity.

         PLAN shall mean any plan subject to Title IV of ERISA and maintained for employees of the Borrowers or of any member of a "controlled group of corporations", as such term is defined in the Code, of which any Borrower, any of its Subsidiaries or any ERISA Affiliate it may acquire from time to time is a part, or any such plan to which any Borrower, any of its Subsidiaries or any ERISA Affiliate is required to contribute on behalf of its employees.

         PRIME RATE shall mean the rate of interest per annum publicly announced from time to time by Chemical Bank, or its successor financial institution, at its principal office in New York City as it prime rate in effect at such time. Without notice to the Borrowers or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said prime rate shall fluctuate, with each such change to be effective as of the date of each change in such prime rate. THE PRIME RATE IS A REFERENCE RATE AND DOES NOT NECESSARILY REPRESENT THE LOWEST OR BEST RATE ACTUALLY CHARGED BY CHEMICAL BANK OR SUCH SUCCESSOR FINANCIAL INSTITUTION TO ANY OF ITS CUSTOMERS. CHEMICAL BANK OR SUCH SUCCESSOR FINANCIAL INSTITUTION MAY MAKE COMMERCIAL LOANS OR OTHER LOANS AT RATES OF INTEREST AT, ABOVE AND BELOW THE PRIME RATE.

         PRINCIPAL OFFICE shall mean the principal office in New York City of the Agent, or at such other place as the Agent may from time to time by notice to the Borrowers designate.

         PROPER FORM shall mean in form and substance satisfactory to the Agent.

         PROPERTY shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

         RATE SELECTION DATE shall mean that Business Day which is (a) in the case of the Alternate Base Rate Borrowings, the date of such borrowing, or (b) in the case of LIBOR Borrowings, the date three (3) Business Days preceding the first day of any proposed Interest Period.

         RATE SELECTION NOTICE shall have the meaning ascribed to such term in
SECTION 2.8(B)(1) hereof.

         RECEIVABLES shall mean and include all of the accounts, instruments, documents, chattel paper and general intangibles of any Borrower or any of its Subsidiaries, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically assigned to the Agent for the ratable benefit of the Lenders.

         REGULATION D shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member Lenders of the Federal Reserve System.

         REGULATORY CHANGE shall mean, with respect to any Lender, any change on or after the date of this Agreement in any Legal Requirement (including Regulation D) or the adoption or making on or after such date of any interpretation, directive or request applying to a class of Lenders including such Lender under any Legal Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

         REPORTABLE EVENT shall mean a Reportable Event as defined in Section 4043(b) of ERISA.

         REQUEST FOR EXTENSION OF CREDIT shall mean a written request for extension of credit substantially in the form of EXHIBIT D attached hereto.

         REQUIRED LENDERS shall mean Lenders having 70% or greater of the Total Commitment.

         REQUIREMENTS OF ENVIRONMENTAL LAW shall mean all requirements imposed by any law (including The Resource Conservation and Recovery Act, The Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Clean Air Act, and any state analogues of any of the foregoing), rule, regulation, or order of any Governmental Authority now or hereafter in effect which relate to (i) pollution, protection or clean-up of the air, surface water, ground water or land; (ii) Hazard Substance generation, recycling, reclamation, release, threatened release, treatment, storage, disposal or transportation; (iii) exposure of Persons or property to Hazardous Substances;
(iv) the safety or health of employees or other Persons; or (v) the manufacture, presence, processing, distribution in commerce, use, discharge, releases, threatened releases, emissions or storage of Hazardous Substances into the environment. REQUIREMENT OF ENVIRONMENTAL LAW shall mean any one of them.

         RESPONSIBLE OFFICER shall mean, with respect to any Person, any president or vice president, or the chief financial officer or controller of such Person.

         REVOLVING CREDIT ALTERNATE BASE RATE BORROWING shall mean, as of any date, that portion of the principal balance of the Revolving Loans bearing interest at a rate determined by reference to the Alternate Base Rate as of such date.

         REVOLVING CREDIT COMMITMENT shall mean, as to any Lender, the obligation of such Lender to make Revolving Loans and incur liability for the Letters of Credit Exposure Amount in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount set forth as such Lender's Revolving Credit Commitment in SCHEDULE 1.1 attached hereto (as the same may be reduced from time to time pursuant to SECTION 2.4 hereof).

         REVOLVING CREDIT COMMITMENT PERCENTAGE shall mean, with respect to any Lender, the ratio, expressed as a percentage, of such Lender's Revolving Credit Commitment to the Total Revolving Credit Commitment.

         REVOLVING CREDIT LIBOR BORROWING shall mean, as of any date, that portion of the principal balance of the Revolving Loans bearing interest at the Adjusted LIBOR Rate as of such date.

         REVOLVING CREDIT NOTES shall mean the promissory notes, each substantially in the form of EXHIBIT A attached hereto, of the Borrowers evidencing the Revolving Loans, payable to the order of the respective Lenders in the amount of said Lender's Revolving Credit Commitment, and all renewals, extensions, modifications, rearrangements and replacements thereof and substitutions therefor. REVOLVING CREDIT NOTE shall mean any of such promissory notes.

         REVOLVING CREDIT TERMINATION DATE shall mean the earlier of (a) June 20, 1998, (b) any date the Total Revolving Credit Commitment is terminated in full by the Borrowers pursuant to SECTION 2.4 hereof and (c) any date the Maturity Date is accelerated or the Total Revolving Credit Commitment is terminated in full by the Agent pursuant to SECTION 8.1 hereof.

         REVOLVING LOANS shall mean the Revolving Loans made pursuant to SECTION 2.1(B) hereof. REVOLVING LOAN shall mean one of such Revolving Loans.

         ROYALTY PAYMENT RESERVE shall mean the product of (a) the total aggregate domestic and Canadian sales by the Borrowers and their Subsidiaries of all inventory produced, manufactured and/or distributed under any and all of the License Agreements (other than those License Agreements for which the Agent has received a Licensor Consent Letter from the applicable licensors thereunder) for the preceding calendar month TIMES (b) fifteen percent (15%). The Royalty Payment Reserve will be initially determined by the Borrowers and such amount shall be set out in each Officer's Certificate to be delivered to the Agent for the preceding calendar month in accordance with SECTION 6.3(D) hereof. The Agent shall have the right at any time to review the Borrowers' determination of the Royalty Payment Reserve based upon all information available to the Agent, and if the Agent discovers any error in the Borrowers' determination of such amount, the Royalty Payment Reserve for the applicable calendar month shall be adjusted accordingly. Notwithstanding anything to the contrary contained in this paragraph, the Agent reserves the right to increase the above-described percentage amount utilized in calculating the Royalty Payment Reserve if any inspection or field report by the Agent reasonably demonstrates that the aggregate royalty percentages paid by the Borrowers and their Subsidiaries under the License Agreements has increased over the approximate ten percent (10%) level for such item as of the Closing Date.

         SECURITY AGREEMENTS shall mean (a) the Security Agreement (Personal Property) of even effective date herewith, between the Borrowers and the Agent, for the ratable benefit of the Lenders, covering all Receivables, inventory, equipment and all other tangible and intangible personal Property of the Borrowers more particularly described therein, (b) the Trademark Security Agreement of even effective date herewith, between the Borrowers and the Agent, for the ratable benefit of the Lenders, covering and effecting the trademarks of the Borrowers more particularly described therein, (c) the Pledge Agreement of even effective date herewith, between Play By Play and the Agent, for the ratable benefit of the Lenders, covering (i) all of the issued and outstanding

Stock in Ace more particularly described therein and (ii) sixty-five percent (65%) of the issued and outstanding Stock in Play By Play Toys & Novelties Europe, S.A. and Play By Play Far East Limited, (d) the Pledge Agreement of even date effective date herewith, between Ace and the Agent, for the ratable benefit of the Lenders, covering all of the issued and outstanding stock in Newco, (e) any and all other security agreements, pledge agreements, collateral assignments or other similar documents now or hereafter executed in favor of the Agent, for the ratable benefit of the Lenders as security for the payment or performance of any and or all of the Obligations, and (f) any amendment, modification, restatement or supplement of all or any of the above-described agreements and assignments.

         SECURITY DOCUMENTS shall mean the Security Agreements, the Mortgages, all related financing statements and any and all other agreements, mortgages, deeds of trust, chattel mortgages, security agreements, pledges, guaranties, assignments of income, assignments of contract rights, assignments or pledges of stock or partnership interests, standby agreements, subordination agreements, undertakings and other instruments and financing statements now or hereafter executed and delivered in connection with, or as security for, the payment and performance of the Obligations, as any of them may from time to time be amended, modified, restated or supplemented.

         STATUTORY RESERVES shall mean (a) WITH RESPECT TO THE ADJUSTED LIBOR RATE, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including without limitation, any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board of Governors of the Federal Reserve System of the United States and any other banking authority to which any Lender is subject with respect to the Adjusted LIBOR Rate for Eurocurrency Liabilities (as defined in Regulation D), including without limitation, those reserve percentages imposed under Regulation D, and (b) WITH RESPECT TO THE BASE CD RATE, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including, without limitation, any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board of Governors of the Federal Reserve System of the United States or any banking authority to which any Lender is subject with respect to the Base CD Rate for new negotiable nonpersonal time deposits in U.S. dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any applicable reserve percentage. For purposes hereof, LIBOR Borrowings shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D) and as such, shall be deemed to be subject to such reserve requirements of Regulation D without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

         STOCK shall mean as to a Business Entity, all capital stock or other indicia of equity rights issued by such Business Entity from time to time.

         SUBORDINATED INDEBTEDNESS shall mean, with respect to any Borrower or Guarantor, Indebtedness subordinated in right of payment to such Borrower's or

Guarantor's monetary Obligations on terms satisfactory to and approved in writing by the Agent.

         SUBSIDIARY shall mean, as to a particular parent Business Entity, any Business Entity of which MORE THAN fifty percent (50%) of the capital stock or other indicia of equity rights issued by such Business Entity is at the time directly or indirectly owned by such parent Business Entity.

         TANGIBLE NET WORTH shall mean, as to any Person at any time, (a) the sum of such Person's capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders' equity, LESS (b) treasury stock, LESS (c) the amount of any write-up subsequent to the effective date of this Agreement in the value of any asset above the cost or depreciated costs thereof to such Person, LESS (d) the book value of all assets which would be treated as intangibles under GAAP, including without limitation, good will, trademarks, trade names, patents, copyrights and licenses.

         TCB shall mean Texas Commerce Bank National Association, a national banking association.

         TERM ALTERNATE BASE RATE BORROWING shall mean, as of any date, that portion of the principal balance of the Term Loans bearing interest at a rate determined by reference to the Alternate Base Rate as of such date.

         TERM LIBOR BORROWING shall mean, as of any date, that portion of the principal balance of the Term Loans bearing interest at the Adjusted LIBOR Rate as of such date.

         TERM LOAN COMMITMENT shall mean, as to any Lender, the obligation of such Lender to make a Term Loan in a principal amount up to, but not exceeding, the amount set forth as such Lender's Term Loan Commitment in SCHEDULE 1.1 attached hereto (as the same may be reduced from time to time pursuant to SECTION 2.4 hereof).

         TERM LOAN COMMITMENT PERCENTAGE shall mean, with respect to any Lender, the ratio, expressed as a percentage, of such Lender's Term Loan Commitment to the Total Term Loan Commitment.

         TERM LOANS shall mean the Term Loans made pursuant to SECTION 2.1(A) hereof. TERM LOAN shall mean any one of such Term Loans.

         TERM NOTES shall mean the promissory notes, each substantially in the form of EXHIBIT B attached hereto, of the Borrowers evidencing the Term Loans, payable to the order of the respective Lenders in the amount of each of said Lender's Term Loan Commitment, and all renewals, extensions, modifications, rearrangements and replacements thereof, and substitutions therefor. TERM NOTE shall mean any one of such promissory notes.

         THREE-MONTH SECONDARY CD RATE shall mean, for any day, the secondary market rate for three-month certificates of deposit as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System of the United States through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of such Board of Governors, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m. on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by the Agent.

         TOTAL COMMITMENT shall mean, on any day, the aggregate of all of the Commitments of the Lenders on such day.

         TOTAL REVOLVING CREDIT COMMITMENT shall mean, on any day, the aggregate of the Lenders' Revolving Credit Commitments on such day (as the same may be reduced from time to time pursuant to SECTION 2.4 hereof).

         TOTAL TERM LOAN COMMITMENT shall mean, on any day, the aggregate of all of the Lenders' Term Loan Commitments on such day (as the same may be reduced from time to time pursuant to SECTION 2.4 hereof).

         TOTAL UNSUBORDINATED LIABILITIES shall mean, with respect to any Person, the total of all items which would properly be included as liabilities on a balance sheet of such Person, determined in accordance with GAAP, consistently applied, but specifically excluding Subordinated Indebtedness, capital stock, additional paid in capital, capital surplus, retained earnings, minority interests and contingency reserves.

         TRANSACTIONS shall mean the transactions contemplated to occur under or in connection with the Acquisition Documents.

         UNUSED REVOLVING CREDIT COMMITMENT shall mean, as to a particular Lender, the daily difference of such Lender's Revolving Credit Commitment on such day less the Current Sum applicable to such Lender on such day.

                   1.2 ACCOUNTING TERMS AND DETERMINATIONS. Except where specifically otherwise provided:

                   (a) The symbol "$" and the word "dollars" shall mean lawful money of the United States of America.

                   (b) Any accounting term not otherwise defined shall have the meaning ascribed to it under GAAP.

                   (c) Unless otherwise expressly provided, any accounting concept and all financial covenants shall be determined on a Consolidated basis, and financial measurements shall be computed without duplication.

                   (d) Wherever the term "including" or any of its correlatives appears in the Loan Documents, it shall be read as if it were written "including (by way of example and without limiting the generality of the subject or concept referred to)".

                   (e) Wherever the word "herein" or "hereof" is used in any Loan Document, it is a reference to that entire Loan Document and not just to the subdivision of it in which the word is used.

                   (f) References in any Loan Document to Section numbers are references to the Sections of such Loan Document.

                   (g) References in any Loan Document to Exhibits, Schedules, Annexes and Appendices are to the Exhibits, Schedules, Annexes and Appendices to such Loan Document, and they shall be deemed incorporated into such Loan Document by reference.

                   (h) Any term defined in the Loan Documents which refers to a particular agreement, instrument or document shall also mean, refer to and include all modifications, amendments, supplements, restatements, renewals, extensions and substitutions of the same; PROVIDED that nothing in this subsection shall be construed to authorize any such modification, amendment, supplement, restatement, renewal, extension or substitution except as may be permitted by other provisions of the Loan Documents.

                   (i) All times of day used in the Loan Documents mean local time in New York City.

         (j) Defined terms may be used in the singular or plural, as the context requires.

2.       LOANS; LETTERS OF CREDIT; NOTES; PAYMENTS; PREPAYMENTS; INTEREST RATES.

         2.1       TERM LOAN COMMITMENTS AND REVOLVING CREDIT COMMITMENTS.

                   (a) Subject to the terms and conditions hereof, each Lender, severally and not jointly, agrees to make a Term Loan to the Borrowers on the Closing Date, in a principal amount not to exceed the amount of such Lender's Term Loan Commitment.

                   (b) Subject to the terms and conditions hereof, each Lender, severally and not jointly, agrees to make Revolving Loans to any Borrower from time to time on and after the Closing Date until, but not including, the Revolving Credit Termination Date, in an aggregate principal amount at any one time outstanding (including such Lender's Revolving Credit Commitment Percentage of the Letter of Credit Exposure Amount at such time) up to, but not exceeding such Lender's Revolving Credit Commitment. Notwithstanding the foregoing, the aggregate principal amount of Revolving Loans outstanding at any time shall not exceed (a) the lesser of (i) the Total Revolving Credit Commitment and (ii) the applicable Borrowing Base at such time LESS (b) the Letter of Credit Exposure Amount at such time. Subject to the conditions herein, any such Revolving Loan repaid prior to the Revolving Credit Termination Date may be reborrowed as an additional Revolving Loan by any Borrower pursuant to the terms of this Agreement.

         2.2       LOANS.

                   (a) Subject to SECTIONS 4.1 and 4.2 hereof, (i) all Loans shall be advanced and made ratably by the Lenders in accordance with the Lenders' respective Term Loan Commitments or Revolving Credit Commitments, as applicable; (ii) the Term Loans shall be made by the Lenders on the Closing Date against delivery of the Term Notes; and (iii) the initial Revolving Loans shall be made on the Closing Date by the Lenders against delivery of the Revolving Credit Notes.

                   (b) When requesting a Loan hereunder, the Borrower shall give the Agent notice of a request for a Loan in accordance with SECTION 4.1(A) hereof. Except as otherwise provided in SECTION 2.2(F) hereof, the Agent shall promptly advise the Lenders of any notice of a request for a Loan given pursuant to SECTION 4.1(A) and of each Lender's portion of a requested borrowing (based on such Lender's Revolving Credit Commitment Percentage or Term Loan Commitment Percentage, as applicable).

                   (c) Except as otherwise provided or specified in SECTION 2.2(F) below, each Lender shall make its Term Loan and Revolving Loans available on the proposed dates thereof by causing its Applicable Lending Office to pay the amount required to the Agent at the Principal Office in immediately available funds not later than 12:00 noon, and the Agent shall as soon as practicable, but in no event later than 5:00 p.m. on such date, credit the amount so received to a general deposit account designated and maintained by the Borrowers with the Agent at the Principal Office. If a requested Loan shall not occur on the Closing Date or any date specified by the Borrowers as set forth in the applicable Request for Extension of Credit, as the case may be, because all of the conditions for such Loan set forth herein or in any of the other Loan Documents shall not have been met, the Agent shall return the amounts so received from the Lenders in respect of such requested Loan to the applicable Lenders as soon as practicable.

                   (d) The obligations of the Lenders hereunder are several and not joint; therefore, notwithstanding anything herein to the contrary: (i) no Lender shall be required to make a Term Loan in excess of such Lender's Term Loan Commitment; (ii) no Lender shall be required to make Revolving Loans at any one time outstanding in excess of such Lender's Revolving Credit Commitment;
(iii) if a Lender fails to make its Term Loan as or when required hereunder and the Borrowers subsequently make a repayment on the Term Loans, such repayment shall split among the non-defaulting Lenders in accordance with their respective Term Loan Commitment Percentages until each Lender has its Term Loan Commitment Percentage of all of the outstanding Term Loans, then the balance of such repayment shall be divided among all of the Lenders in accordance with their respective Term Loan Commitments; (iv) if a Lender fails to make a Revolving Loan as and when required hereunder and the Borrowers subsequently makes a repayment on the Revolving Loans, such repayment shall be split among the non-defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages until each Lender has its Revolving Credit Commitment Percentage of all of the outstanding Revolving Loans, after which the balance of such repayment shall be divided among all of the Lenders in accordance with their respective Revolving Credit Commitments; and (v) the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (PROVIDED, that no Lender shall be responsible for the failure of any other Lender to make a Loan such other Lender is obligated to make hereunder).

                   (e) The Revolving Loans made by the Lenders on any date shall be in integral multiples of $1.00; PROVIDED, HOWEVER, that the LIBOR Borrowings made on any date (whether the same be Revolving Credit LIBOR Borrowings or Term LIBOR Borrowings) shall be in a minimum aggregate principal amount of $2,500,000, with any increases over such minimal amount being in integral aggregate multiples of $100,000.

                   (f) So long as the procedures set forth in SECTION 6.15 hereof remain in effect, the arrangements between the Agent and the Lenders with respect to making and advancing the Revolving Loans and making payments under Letters of Credit and under indemnities of issuers of Indemnified Letters of Credit shall be handled on the following basis: no less than once a week, the Agent will provide each Lender with a statement showing, for the period of time since the date of the most recent of such statements previously provided, the aggregate principal amount of new Revolving Loans made to the Borrowers, the aggregate amount of new Letter of Credit Advances which have not been reimbursed, the aggregate face amount of new Letters of Credit issued for the account of any Borrower, the amount of remittances and payments actually collected and applied by the Agent to reduce the outstanding principal balance of the Revolving Loans and to reimburse Letter of Credit Advances during such period and the outstanding principal balances of the Revolving Loans and the aggregate Letter of Credit Exposure Amount outstanding at the end of such period. If a Lender's pro-rata share (based on such Lender's Revolving Credit Commitment Percentage) of the Revolving Loans and the unreimbursed Letter of Credit Advances made during such period exceeds such Lender's pro-rata share of remittances and payments applied to reduce the Revolving Loans and reimburse Letter of Credit Advances during such period, the difference will be paid and made available in same day funds by such Lender to the Agent, and if such Lender's pro-rata share (based on such Lender's Revolving Credit Commitment Percentage) of remittances and payments applied to reduce the Revolving Loans and reimburse Letter of Credit Advances during such period exceeds such Lender's pro-rata share (based on such Lender's Revolving Credit Commitment Percentage) of the Revolving Loans and the unreimbursed Letter of Credit Advances made during such period, the difference will be paid and made available in same day funds by the Agent to such Lender.

                   (g) The Agent shall render to the Borrowers each month a statement of the Borrowers' account of all transactions of the type described in
SECTION 2.2(F) hereof, which shall be deemed to be correct and accepted by and be binding upon the Borrowers unless the Agent receives a written statement of the Borrowers' exceptions to such account statement within thirty (30) days after such statement was rendered to the Borrowers.

         2.3       COMMITMENT AND OTHER FEES.

                   (a) In consideration of each Lender's Revolving Credit Commitment, the Borrowers jointly and severally agree to pay to the Agent for the account of each Lender a commitment fee (each a "COMMITMENT FEE") (computed on the basis of the actual number of days elapsed in a year composed of 360 days, subject to the terms of SECTION 10.6 hereof) in an amount equal to the product of (A) one-half of one percent (.50%) TIMES (B) such Lender's Unused Revolving Credit Commitment. The Commitment Fee shall be due and payable in arrears (i) on the first Business Day of each November, February, May and August prior to the Revolving Credit Termination Date, commencing November 1, 1996, and
(ii) on the Revolving Credit Termination Date, with each Commitment Fee to commence as of the date hereof and to be effective as to any reduction in the Total Revolving Credit Commitment as of the date of any such decrease, and each Commitment Fee shall cease to accrue (except with respect to interest at the Past Due Rate on any unpaid portion thereof) on the Revolving Credit Termination Date. All past due Commitment Fees shall bear interest at the Past Due Rate and shall be payable upon demand by the Agent.

                   (b) The Borrowers hereby agree to jointly and severally pay to the Agent, for its sole benefit (and not for the benefit of each of the Lenders), an administration fee in the amount of $100,000 per annum, payable in advance, commencing on the Closing Date, and thereafter annually on the first Business Day of each subsequent June.

         2.4       TERMINATION AND REDUCTIONS OF COMMITMENTS.

                   (a) Upon at least five (5) Business Days' prior irrevocable written notice to the Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Revolving Credit Commitment ratably among the Lenders in accordance with the amounts of their Revolving Credit Commitments; PROVIDED, HOWEVER, that the Total Revolving Credit Commitment shall not be reduced at any time to an amount not less than the aggregate of each Lender's Current Sum outstanding at such time. Each partial reduction of the Total Revolving Credit Commitment shall be in a minimum of $2,000,000 or an integral multiple of $500,000 in excess thereof.

                   (b) Simultaneously with any termination or reduction of the Total Revolving Credit Commitment pursuant to SECTION 2.4(A) above, the Borrowers hereby jointly and severally agree to pay to each Lender, through the Agent, the Commitment Fee due and owing through and including the date of such termination or reduction on the amount of the Revolving Credit Commitment of such Lender so terminated or reduced.

                   (c) The Total Term Loan Commitment shall be permanently reduced by the amount of any payment or prepayment of the outstanding principal amount of the Term Loans on the date of any such payment or prepayment.

                   (d) To effect the payment of any and all Commitment Fees and all other Obligations outstanding and owing hereunder or under any other Loan Documents, subject to the provisions of SECTIONS 2.1 AND 4.1 hereof, the Agent shall cause the Lenders to make a Revolving Loan if (i) such Revolving Loan is to be made prior to the

Revolving Credit Termination Date, (ii) the Availability would be equal to or greater than zero after giving effect to such Revolving Loan, and (iii) no Default or Event of Default shall have occurred which is then continuing. The inability of the Agent to cause payment of any such Commitment Fees or other Obligations in accordance with the preceding sentence shall not in any way whatsoever affect the Borrowers' joint and several obligations to otherwise pay such amounts in accordance with the applicable terms hereof or of any other Loan Documents.

         2.5       MANDATORY AND VOLUNTARY PREPAYMENTS.

                   (a) If the Current Sum applicable to a Lender at any time exceeds such Lender's Revolving Credit Commitment, the Agent shall notify the Borrowers of the deficiency (such notice being permitted to be given orally and need not be in writing) and the Borrowers shall immediately make a prepayment on such Lender's Revolving Credit Note or otherwise reimburse such Lender for Letter of Credit Advances or cause one or more Letters of Credit to be cancelled and surrendered in an amount sufficient to reduce such Lender's Current Sum to an amount no greater than such Lender's Revolving Credit Commitment. Any prepayments required by this subparagraph (a) shall be applied to outstanding Revolving Credit Alternate Base Rate Borrowings up to the full amount thereof before such prepayments are applied to outstanding Revolving Credit LIBOR Borrowings (together with any Consequential Loss resulting from such prepayment); PROVIDED, HOWEVER, that the Borrowers shall not be required to make any prepayment of any LIBOR Borrowings pursuant to this subparagraph (a) until the last day of the Interest Period with respect thereto SO LONG AS an amount equal to such prepayment is deposited by the Borrowers in a non-interest bearing cash collateral account with the Agent to be held in such account on terms satisfactory to the Agent, with the amount held in such cash collateral account to be applied by the Agent against the applicable LIBOR Borrowings as of the last day of the Interest Period with respect thereto.

                   (b) The Borrowers shall make prepayments of the Revolving Loans from time to time so that the Availability equals or exceeds zero at all times. Specifically, if the Availability at any time is less than zero, the Agent shall notify the Borrowers of the deficiency (such notice being permitted to be given orally and need not be in writing) and the Borrowers shall immediately make a prepayment on the Revolving Credit Notes or otherwise reimburse the Agent for Letter of Credit Advances or cause one or more Letters of Credit to be cancelled and surrendered in an amount sufficient to cause the Availability to be at least equal to zero. Any prepayments required by this subparagraph (b) shall be applied to outstanding Revolving Credit Alternate Base Rate Borrowings up to the full amount thereof before such prepayments are applied to outstanding Revolving Credit LIBOR Borrowings (together with any Consequential Loss resulting from such prepayment); PROVIDED, HOWEVER, that the Borrowers shall not be required to make any prepayment of any LIBOR Borrowings pursuant to this subparagraph (b) until the last day of the Interest Period with respect thereto SO LONG AS an amount equal to such prepayment is deposited by the Borrowers in a non-interest bearing cash collateral account with the Agent to be held in such account on terms reasonably satisfactory to the Agent, with the amount held in such cash collateral account to be applied by the Agent against the applicable LIBOR Borrowings as of the last day of the Interest Period with respect thereto.

                   (c) The Borrowers shall make a prepayment of the Term Loans in an amount equal to seventy-five percent (75%) of Excess Cash Flow, if any, of the Borrowers and their Subsidiaries, on a Consolidated basis, for each fiscal year of the Borrowers (commencing with the fiscal year ending July 31, 1997). For purposes hereof, the Excess Cash Flow for each fiscal year of the Borrowers, as well as the amount of the prepayment required by this subparagraph (c), will be initially computed by the Borrowers and such amounts shall be set out in the Officer's Certificate accompanying the Borrowers' Annual Audited Financial Statements for the applicable fiscal year in accordance with the terms of
SECTION 6.3 hereof. Contemporaneously with the delivery of such Officer's Certificate to the Agent, the Borrowers shall make such requisite prepayment to the Agent. The Agent shall have the right at any time to review the Borrowers' calculations of the amount of Excess Cash Flow and such prepayment amount in order to confirm the accuracy and completeness of such calculations, and if the Agent confirms that additional amounts are owing by the Borrowers due to an error or omission in such calculations, such additional amounts owing shall be due and payable by the Borrowers to the Agent on demand. Any prepayments required by this subparagraph (c) shall be applied to outstanding Term Alternate Base Rate Borrowings in inverse order of maturity up to the full amount thereof before they are applied to outstanding Term LIBOR Borrowings in inverse order of maturity (together with any Consequential Loss resulting from such prepayment); PROVIDED, HOWEVER, that the Borrowers shall not be required to make any prepayment of any LIBOR Borrowings pursuant to this subparagraph (c) until the last day of the Interest Period with respect thereto SO LONG AS an amount equal to such prepayment is deposited by the Borrowers in a non-interest bearing cash collateral account with the Agent to be held in such account on terms reasonably satisfactory to the Agent, with all amounts in such cash collateral account to be automatically applied by the Agent against the applicable Term LIBOR Borrowings on the last day of the Interest Period with respect thereto. Any amount of the Term Loans prepaid in accordance with the provisions of this subparagraph (c) may not be reborrowed.

                   (d) Contemporaneously with the consummation of the sale of any assets of the Borrowers described in SECTIONS 7.4(F)(4) AND (5) hereof, the Borrower shall (i) make a prepayment of the Term Loans in an amount equal to one hundred percent (100%) of the cash proceeds received by any and all of the Borrowers from such sale (net of taxes due as a result of such sale and any and all reasonable costs and expenses of such sale) and (ii) pledge as additional Collateral for the Obligations, all non-cash proceeds received by any and all of the Borrowers from such sale (any such pledge of additional Collateral to be pursuant to Security Documents and upon other terms and conditions reasonably acceptable in all respects to the Agent, so as to create in the Agent's favor, for the ratable benefit of the Lenders, a first priority Lien on such additional Collateral). Any prepayments required by this subparagraph (d) shall be applied to outstanding Term Alternate Base Rate Borrowings in inverse order of maturity up to the full amount thereof before they are applied to outstanding Term LIBOR Borrowings in inverse order of maturity (together with any Consequential Loss resulting from such prepayment); PROVIDED, HOWEVER, that the Borrowers shall not be required to make any prepayment of any LIBOR Borrowings pursuant to this subparagraph (d) until the last day of the Interest Period with respect thereto SO LONG AS an amount equal to such prepayment is deposited by the Borrowers in a non-interest bearing cash collateral account with the Agent to be held in such account on terms reasonably satisfactory to the Agent, with all amounts in such cash collateral account to be automatically applied by the Agent against the applicable Term LIBOR Borrowings on the last day of the Interest Period with respect thereto. Any amount of the Term Loans prepaid in accordance with the provisions of this subparagraph (d) may not be reborrowed.

                   (e) In addition to the mandatory prepayments required by SECTIONS 2.5(A) through (D) above, the Borrowers shall have the right, at their option and subject to the requirements of SECTION 2.4, to prepay any of the Loans in whole at any time or in part from time to time, without premium or penalty, except as otherwise provided in SECTION 2.4, this SECTION 2.5 or subsections (a), (b) or (c) of SECTION 2.9 hereof. Each partial prepayment of Term Loans under this subsection shall be in a minimum amount of $500,000 and in higher integral multiples of $100,000, with partial prepayments of Revolving Loans under this Subsection having no minimum amount. Each prepayment under this subsection shall be applied to the prepayment of the aggregate unpaid principal amount of the Term Notes or the Revolving Credit Notes, as applicable. Prepayments under this subparagraph (d) shall be subject to the following additional conditions:

                          (1) In giving notice of prepayment as hereinafter provided, the Borrowers shall specify, for the purpose of paragraphs
         (2) and (3) immediately following, the manner of application of such prepayment as between (i) any outstanding Term Loans and Revolving Loans and (ii) Alternate Base Rate Borrowings and LIBOR Borrowings; PROVIDED, that in no event shall any LIBOR Borrowing be partially prepaid.

                          (2) Prepayments applied to any LIBOR Rate Borrowing may be made on any Business Day, PROVIDED, that (i) the Borrowers shall have given the Agent at least five (5) Business Days' prior irrevocable written or telecopied notice of such prepayment, specifying the principal amount of the LIBOR Borrowing to be prepaid, the particular LIBOR Borrowing to which such prepayment is to be applied and the prepayment date; and (ii) if such prepayment is made on any day other than the last day of the Interest Period corresponding to the LIBOR Borrowing to be prepaid, the Borrowers shall pay directly to the Agent for the account of the Lenders, on the last day of such Interest Period, the Consequential Loss as a result of such prepayment.

                          (3) Prepayments applied to any Alternate Base Rate Borrowing may be made on any Business Day, PROVIDED that the Borrowers shall have given the Agent prior irrevocable written notice or notice by telephone (which is to be promptly confirmed in writing) of such prepayment on the Business Day of such prepayment, specifying the principal amount of the Alternate Base Rate Borrowing to be prepaid.

                   (f) Notice of any prepayment having been given, the principal amount specified in such notice, together with (in the case of any prepayment of a LIBOR Borrowing) interest thereon to the date of prepayment, shall be due and payable on such prepayment date.

                   (g) With respect to any and all of the cash collateral accounts into which any prepayment amounts are deposited by the Borrowers with the Agent in accordance with the terms of SECTIONS 2.5(A) through (D) above, the Borrowers hereby irrevocably pledge and collaterally assign to the Agent, for the ratable benefit of the Lenders, all such funds so deposited with the Agent as additional security for payment of the Loans and all other Obligations now or hereafter outstanding.

         2.6       NOTES; PAYMENTS.

                   (a) Subject to the provisions of SECTION 10.12 hereof relating to replacement and substitution of the Notes, (i) the Term Loan made by a Lender shall be evidenced by a single Term Note dated as of the Closing Date, payable to such Lender in a principal amount equal to such Lender's Term Loan Commitment, and (ii) all Revolving Credit Loans made by a Lender to the Borrowers shall be evidenced by a single Revolving Credit Note dated as of the Closing Date, delivered and payable to such Lender in a principal amount equal to such Lender's Revolving Credit Commitment as of the Closing Date.

                   (b) The outstanding principal balance of each and every Revolving Loan, as evidenced by the Revolving Credit Notes, shall mature and be fully due and payable on the Revolving Credit Termination Date. If not earlier prepaid in full, the aggregate principal balance of the Term Loans, as evidenced by the Term Notes, shall be due and payable in equal consecutive monthly installments of $200,000 each, with the first of such installments being due and payable on August 1, 1996 and subsequent installments being due and payable on the first Business Day of each subsequent calendar month thereafter prior to the Maturity Date. To the extent not previously paid, the outstanding principal balance of the Term Loans shall be finally due and payable on the Maturity Date.

                   (c) Subject to SECTION 10.6 hereof, the Borrowers hereby jointly and severally agree to pay accrued interest on the unpaid principal balance of the Loans on the Interest Payment Dates, commencing with the first of such dates to occur after the date hereof. After the Revolving Credit Termination Date, accrued and unpaid interest on the Revolving Loans shall be payable on demand. After the Maturity Date, accrued and unpaid interest on the Term Loans shall be payable on demand.

                   (d) To effect payment of accrued interest owing on the Loans as of the Interest Payment Dates and/or payment of the amount of principal owing and payable under the Term Loans as of the respective due date thereof, subject to the provisions of SECTIONS 2.1 AND 4.1 hereof, the Agent shall cause the Lenders to make a Revolving Loan to pay in full the amount of accrued interest owing and payable on the Loans as of the respective Interest Payment Date and/or the amount of principal owing and payable under the Term Loans as of the respective due date thereof if (i) such Revolving Loan is to be made prior to the Revolving Credit Termination Date, (ii) the Availability would be equal to or greater than zero after giving effect to such Revolving Loan, and (iii) no Default or Event of Default shall have occurred which is then continuing. The inability of the Agent to cause a payment of any accrued interest owing on the Loans on any Interest Payment Date and/or payment of the amount of principal owing and payable under the Term Loans as of the respective due date thereof in accordance with the preceding sentence shall not in any way whatsoever effect the Borrowers' joint and several obligations to otherwise pay such amounts in accordance with the applicable terms hereof or any other Loan Documents.

         2.7       APPLICATION OF PAYMENTS AND PREPAYMENTS.

                   (a) Except as otherwise provided in SECTION 2.5(C) hereof, prepayments on the Term Loans shall be applied to payment of the aggregate unpaid principal amounts of the Term Notes in the inverse order of maturity, with the balance of any such prepayments, if any, being applied to accrued interest. Payments of accrued interest on each Term Note in accordance with
SECTION 2.6(C) hereof shall be applied to the aggregate accrued interest then outstanding under the Term Notes. Payments of regularly scheduled installments of principal on each Term Note in accordance with SECTION 2.6(B) hereof shall be applied to the aggregate principal amount outstanding under the Term Notes in direct order of maturity, while payment by the Borrowers of the aggregate principal amount outstanding under the Term Notes on the Maturity Date shall be applied to principal.

                   (b) Except as otherwise provided in SECTIONS 2.5(A) and (B) hereof, pre- payments on the Revolving Credit Notes shall be applied to payment of the aggregate unpaid principal amounts of the Revolving Credit Notes, with the balance of any such prepayments, if any, being applied to accrued interest. Payments of accrued interest on each Revolving Credit Note in accordance with
SECTION 2.6(C) hereof shall be applied to the aggregate accrued interest then outstanding under the Revolving Credit Notes, while payment by the Borrowers of the aggregate principal amount outstanding under the Revolving Credit Notes on the Revolving Credit Termination Date shall be applied to principal.

                   (c) Except as otherwise provided or specified in SECTION 2.2(F) hereof, each payment or prepayment received by the Agent hereunder or under any Note for the account of a Lender shall be paid promptly to such Lender, in immediately available funds. If the Agent fails to send to any Lender the product of such Lender's Term Loan Commitment Percentage or Revolving Credit Commitment Percentage, whichever is applicable, times the aggregate amount of any such payment or prepayment received by the Agent for the account of all the Lenders by the close of business on the date such payment was deemed received by the Agent in accordance with SECTION 2.7(D) below, the Agent shall pay to such Lender interest on such Lender's pro-rata portion of such payment timely received by the Agent from such date of receipt by the Agent to the date that such Lender receives its pro-rata portion of such payment, such interest to accrue at the Federal Funds Effective Rate and to be payable upon written request from such Lender.

                   (d) All sums payable by the Borrowers to the Agent hereunder or pursuant to the Notes for its own account or the account of the Lenders shall be payable in United States dollars in immediately available funds not later than 12:00 noon on the date such payment or prepayment is due and shall be made without set-off, counterclaim or deduction of any kind. Any such payment or prepayment received and accepted by the Agent after 12:00 noon shall be considered for all purposes (including the payment of interest, to the extent permitted by law) as having been made on the next succeeding Business Day. All such payments or prepayments shall be made at the Principal Office. If any payment or prepayment becomes due and payable on a day which is not a Business Day, then the date for the payment thereof shall be extended to the next succeeding Business Day and interest shall be payable thereon at the then applicable rate per annum during such extension.

         2.8       INTEREST RATES FOR LOANS.

                   (a) Subject to SECTION 10.6 hereof, the Notes shall bear interest on their respective outstanding principal balances at the Alternate Base Rate; PROVIDED, that (1) all past due principal and interest shall bear interest at the Past Due Rate, which shall be payable on demand, and (2) subject to the provisions hereof, the Borrowers shall have the option of having all or any portion of the principal balances from time to time outstanding under the Notes bear interest until their respective maturities at a rate per annum equal to the Adjusted LIBOR Rate (together with the Alternate Base Rate, individually herein called an "INTEREST OPTION" and collectively called "INTEREST OPTIONS"). The records of the Agent with respect to Interest Options, Interest Periods and the amounts of Loans to which they are applicable shall be binding and conclusive, absent manifest error. Interest on the Loans shall be calculated at the Alternate Base Rate, except where it is expressly provided pursuant to this Agreement that the Adjusted LIBOR Rate is to apply.

                   (b) The Borrowers shall have the right to designate or convert its Interest Options in accordance with the provisions hereof. PROVIDED no Default or Event of Default has occurred and is continuing and subject to the provisions of the last sentence of SUBSECTION 2.8(A) hereinabove and of SECTION
2.9 hereof, the Borrowers may elect to have the Adjusted LIBOR Rate apply or continue to apply to all or any portion of the principal balances of the Notes at any time after the earlier to occur of (1) thirty (30) days after the Closing Date or (2) the time at which $48,750,000 of the Total Commitment is assigned through syndication to Lenders other than TCB or the Agent, acting in its capacity as a Lender hereunder. Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Loans, but such conversion alone shall not change the outstanding principal balance of the Notes and such conversion alone shall not be construed to make this Agreement a revolving credit facility. The Interest Options shall be designated or converted in the manner provided below:

                          (1) The Borrowers shall give the Agent notice by telephone, promptly confirmed by written notice (the "RATE SELECTION NOTICE") substantially in the form of EXHIBIT E hereto. Each such telephone and written notice shall specify the amount and type of borrowings which are the subject of the designation, if any; the amount and type of borrowings into which such borrowings are to be converted or for which an Interest Option is designated; the proposed date for the designation or conversion (which, in the case of conversion of LIBOR Borrowings, shall be the last day of the Interest Period applicable thereto) and the Interest Period or Periods, if any, selected by the Borrowers. Such notice by telephone shall be irrevocable and shall be given to the Agent no later than the applicable Rate Selection Date. If (a) a new Revolving Loan is to be a LIBOR Borrowing, (b) an existing LIBOR Borrowing is maturing at the time that a new Revolving Loan is being requested and the Borrowers are electing to have such existing portion of the outstanding principal balance of the Revolving Notes going forward bear interest at the same Interest Option and for the same Interest Period as the new Revolving Loan, or (c) a portion of an Alternate Rate Borrowing is to be converted so as to bear interest at the same Interest Option and for the same Interest Period as the new Revolving Loan, THEN the Rate Selection Notice shall be included in the Request for Extension of Credit applicable to the new Revolving Loan, which shall be given to the Agent no later than the applicable Rate Selection Date.

                          (2) No more than four (4) Term LIBOR Borrowings and corresponding Interest Periods shall be outstanding at any one time, and no more than four (4) Revolving Credit LIBOR Borrowings and corresponding Interest Periods shall be outstanding at any one time. Each LIBOR Borrowing shall be in a minimum aggregate principal amount of at least $2,500,000, with any increases over such minimum amount being in integral aggregate multiples of $100,000.

                          (3) Principal included in any borrowing shall not be included in any other borrowing which exists at the same time.

                          (4) Each designation or conversion shall occur on a Business Day.

                          (5) Except as provided in SECTION 2.9 hereof, no LIBOR Borrowing shall be converted on any day other than the last day of the applicable Interest Period.


                          (6) The Agent shall promptly advise the Lenders of any Rate Selection Notice given pursuant to this SECTION 2.8 and of each Lender's pro-rata portion of such designation or conversion hereunder.

                          (c) All interest and fees (including the Commitment
         Fee) will be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, unless the effect of so computing shall be to cause the rate of interest to exceed the Highest Lawful Rate.

         2.9       SPECIAL PROVISIONS APPLICABLE TO LIBOR BORROWINGS.

                   (a) If, after the date of this Agreement, the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by the Agent or any Lender with any request or directive (whether or not having the force of law) of any Governmental Authority shall at any time make it unlawful or impossible for any Lender to permit the establishment of or to maintain any LIBOR Borrowing, the commitment of the Lenders to establish or maintain the Adjusted LIBOR Rate affected by such adoption or change shall forthwith be canceled and the Borrowers shall forthwith, upon demand by the Agent to the Borrowers, (1) convert the

Adjusted LIBOR Rate with respect to which such demand was made to the Alternate Base Rate; (2) pay all accrued and unpaid interest to date on the amount so converted; and (3) pay any amounts required to compensate the Agent and the Lenders for any additional cost or expense which the Agent or any Lender may incur as a result of such adoption of or change in such Legal Requirement or in the interpretation or administration thereof and any Consequential Loss which the Agent or any Lender may incur as a result of such conversion to the Alternate Base Rate. If, when the Agent so notifies the Borrowers, the Borrowers have given a Rate Selection Notice specifying one or more borrowings of the type with respect to which such demand was made but the selected Interest Period or Interest Periods has not yet begun, such Rate Selection Notice shall be deemed to be of no force and effect, as if never made, and the balance of the Loans specified in such Rate Selection Notice shall bear interest at the Alternate Base Rate until a different available Interest Option shall be designated in accordance herewith.

                   (b) If the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by the Agent or any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority shall at any time as a result of any portion of the principal balance of the Notes being maintained on the basis of the Adjusted LIBOR Rate:

                          (1) subject any Lender (or make it apparent that any Lender is subject) to any tax (including any United States interest equalization tax), levy, impost, duty, charge, fee (collectively, "TAXES"), or any deduction or withholding for any Taxes on or from the payment due under any LIBOR Borrowing or other amounts due hereunder, other than income and franchise taxes or taxes on gross receipts of the United States and its political subdivisions; or

                          (2) change the basis of taxation of payments due from the Borrowers to the Agent or any Lender under any LIBOR Borrowing (otherwise than by a change in the rate of taxation of the overall net income or gross receipts of the Agent or any Lender); or

                          (3) impose, modify, increase or deem applicable any reserve requirement (excluding that portion of any reserve requirement included in the calculation of the Statutory Reserves, special deposit requirement or similar requirement (including state law requirements and Regulation D) imposed, modified, increased or deemed applicable by any Governmental Authority against assets held by the Agent or any Lender, or against deposits or accounts in or for the account of the Agent or any Lender, or against loans made by the Agent or any Lender, or against any other funds, obligations or other Property owned or held by the Agent or any Lender; or

                          (4) impose on the Agent or any Lender any other condition regarding any LIBOR Borrowing;

and the result of any of the foregoing is to increase the cost to any Lender of agreeing to make or of making, renewing or maintaining such borrowing on the basis of the

Adjusted LIBOR Rate, or reduce the amount of principal or interest received by any Lender, then, upon demand by the Agent, the Borrowers shall pay to the Agent, from time to time as specified by the Agent, additional amounts which shall compensate such Lender for such increased cost or reduced amount. The Agent will promptly notify the Borrowers in writing of any event, upon becoming actually aware of it, which will entitle any Lender to additional amounts pursuant to this paragraph. The Agent's determination of the amount of any such increased cost, increased reserve requirement or reduced amount shall be conclusive and binding, absent manifest error, provided that the calculation thereof is set forth in reasonable detail in such notice.

         The Borrowers shall have the right, if they receive from the Agent any notice referred to in the preceding paragraph, upon three (3) Business Days' notice to the Agent, either (i) to repay in full (but not in part) any borrowing with respect to which such notice was given, together with any accrued interest thereon, or (ii) to convert the Adjusted LIBOR Rate in effect with respect to such borrowing to the Alternate Base Rate; PROVIDED, that any such repayment or conversion shall be accompanied by payment of (x) the amount required to compensate the appropriate Lender or Lenders for the increased cost or reduced amount referred to in the preceding paragraph; (y) all accrued and unpaid interest to date on the amount so repaid or converted, and (z) any Consequential Loss which may be incurred as a result of such repayment or conversion.

                   (c) If for any reason with respect to any Interest Period the Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that: (1) the Agent is unable through its customary general practices to determine a rate at which the Agent is offered deposits in United States dollars by prime banks in the London interbank market, in the appropriate amount for the appropriate period, or by reason of circumstances affecting the London interbank market, generally, the Agent is not being offered deposits for the applicable Interest Period and in an amount equal to the amount of the Agent's pro-rata portion of any LIBOR Borrowing requested by the Borrowers, or
(2) the Adjusted LIBOR Rate will not adequately and fairly reflect the cost to any Lender of making and maintaining any LIBOR Borrowing hereunder for any proposed Interest Period, then the Agent shall give the Borrowers notice thereof and thereupon, (A) any Rate Selection Notice previously given by the Borrowers designating an Adjusted LIBOR Rate which has not commenced as of the date of such notice from the Agent shall be deemed for all purposes hereof to be of no force and effect, as if never given, and (B) until the Agent shall notify the Borrowers that the circumstances giving rise to such notice from the Agent no longer exist, each Rate Selection Notice requesting an Adjusted LIBOR Rate shall be deemed a request for an Alternate Base Rate Borrowing, and each outstanding LIBOR Borrowing then in effect shall be converted, without any notice to or from the Borrowers, upon the termination of the Interest Period then in effect, to an Alternate Base Rate Borrowing.

                   (d) THE BORROWERS HEREBY AGREE TO INDEMNIFY JOINTLY AND SEVERALLY THE AGENT AND EACH OF THE LENDERS AGAINST AND HOLD EACH OF THEM HARMLESS FROM ANY LOSS OR EXPENSE WHICH IT MAY INCUR OR SUSTAIN AS A CONSEQUENCE OF ANY UNTIMELY PAYMENT (MANDATORY OR OPTIONAL) OR DEFAULT BY THE BORROWERS IN THE PAYMENT OF ANY PRINCIPAL AMOUNT OF OR INTEREST ON EACH NOTE, OR ANY FAILURE BY THE BORROWERS TO CONVERT OR TO BORROW ANY LIBOR BORROWING ON THE DATE SPECIFIED BY THE BORROWERS, IN EACH CASE

INCLUDING ANY INTEREST PAYABLE BY ANY LENDER TO THE LENDERS OF THE FUNDS OBTAINED BY IT IN ORDER TO MAKE OR MAINTAIN ANY LIBOR BORROWING (OR ANY PORTION THEREOF), AND, TO THE EXTENT NOT COVERED ABOVE, ANY CONSEQUENTIAL LOSS. THIS AGREEMENT SHALL SURVIVE THE PAYMENT OF EACH NOTE. A CERTIFICATE AS TO ANY ADDITIONAL AMOUNTS PAYABLE TO THE AGENT OR ANY LENDER PURSUANT TO THIS PARAGRAPH SUBMITTED BY THE AGENT OR SUCH LENDER TO THE BORROWERS SHALL BE CONCLUSIVE AND BINDING UPON THE BORROWERS, ABSENT MANIFEST ERROR, PROVIDED THE CALCULATION THEREOF IS SET FORTH IN REASONABLE DETAIL IN SUCH NOTICE.

                   (e) If the Borrowers request quotes of the Adjusted LIBOR Rate for different Interest Periods being considered for election by the Borrowers, the Agent will use reasonable efforts to provide such quotes to the Borrowers promptly. However, all such quotes provided shall be representative only and shall not be binding on the Agent or any Lender, nor shall they be determinative, directly or indirectly, of any Adjusted LIBOR Rate or any component of any such rate, nor will the Borrowers' failure to receive or the Agent's failure to provide any requested quote or quotes either (1) excuse or extend the time for performance of any obligation of the Borrowers or for the exercise of any right, option or election of the Borrowers or (2) impose any duty or liability on the Agent or any Lender. If the Borrowers request a list of the Business Days in any calendar month, the Agent will use reasonable efforts to provide such list promptly. However, any such list provided shall be understood to identify only those days which the Agent believes in good faith at the time such list is prepared will be the Business Days for such month. The Agent shall not have any liability for any failure to provide, delay in providing, error or mistake in or omission from, any such quote or list.

                   (f) With respect to any Lender having a LIBOR Lending Office which differs from its Domestic Lending Office, all Loans advanced by such Lender's LIBOR Lending Office shall be deemed to have been made by such Lender and the obligation of the Borrowers to repay such Loans shall nevertheless be to such Lender and shall be deemed held by such Lender, to the extent of such portions of the Loan, for the account of such Lender's LIBOR Lending Office.

                   (g) Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Loans hereunder in any manner it sees fit, it being understood, however, that for the purposes of this Agreement, all determinations hereunder shall be made as if such Lender had actually funded and maintained its portion of each LIBOR Borrowing during each Interest Period for the Loans through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

                   (h) The Borrowers' obligation to pay increased costs and Consequential Loss with regard to each LIBOR Borrowing as specified in this
SECTION 2.9 hereof shall survive termination of this Agreement.

                   (i) If any Lender requests compensation from the Borrowers under SECTIONS 2.9(A) OR 2.9(B) hereof, the Borrowers shall have the right to seek and obtain for themselves one or more substitute lenders with the approval of the Agent (which approval shall not be unreasonably withheld) to replace such Lender hereunder in compliance with all relevant provisions of SECTION 10.12 hereof, and upon the replacement of such Lender hereunder with one or more such substitute lenders, the Borrowers may prepay in full the Loans owed to such Lender, together with all accrued, unpaid interest thereon and any Consequential Loss owing by the Borrowers to such Lender as a result of such prepayment.

         2.10      LETTERS OF CREDIT.

                   (a) Subject to the terms and conditions contained herein, the Borrowers shall have the right to utilize a portion of the Total Revolving Credit Commitment from time to time prior to the Revolving Credit Termination Date to obtain from the Agent (i) one or more Letters of Credit for the account of any of the Borrowers in such amounts and in favor of such beneficiaries as the Borrowers from time to time shall request, and (ii) indemnifications by the Agent of each issuer of the Indemnified Letters of Credit in order to allow the Indemnified Letters of Credit to remain outstanding until the same are fully drawn upon, replaced by the Agent's issuance of a replacement Letter of Credit or returned to the Borrowers by the issuer thereof; PROVIDED, that in no event shall the Agent have any obligation to issue any Letter of Credit or indemnify the issuer of any Indemnified Letter of Credit if (i) the face amount of such Letter of Credit or the amount remaining to be drawn under such Indemnified Letter of Credit, as applicable, PLUS the Letter of Credit Exposure Amount at such time would exceed $15,000,000, (ii) the face amount of such Letter of Credit or the amount remaining to be drawn under such Indemnified Letter of Credit, as applicable, PLUS the aggregate of each Lender's Current Sum at such time, would exceed the lesser of (1) the Total Revolving Credit Commitment or
(2) the Availability, (iii) such Letter of Credit would have an expiry date beyond the earlier to occur of (1) one month prior to the scheduled Revolving Credit Termination Date, (2) 120 days after the issuance date of such Letter of Credit if such Letter of Credit is a documentary sight Letter of Credit or (3) 360 days after the issuance date of such Letter of Credit if such Letter of Credit is a standby Letter of Credit, (iv) such Letter of Credit or such Indemnified Letter of Credit, as applicable, together with such indemnification contract relating to such Indemnified Letter of Credit, if applicable, are not in a form and do not contain terms satisfactory to the Agent in its sole and absolute discretion, (v) the Borrowers have not executed and delivered such Applications and other instruments and agreements relating to such Letter of Credit or such Indemnified Letter of Credit and such indemnification contract, whichever is applicable, as the Agent shall have requested, (vi) an event has occurred and is continuing which constitutes a Default or Event of Default or
(vii) such Letter of Credit or such Indemnified Letter of Credit, as applicable, is not being issued or has not been issued in connection with transactions occurring in the ordinary course of business of any of the Borrowers.

                   (b) If requesting the issuance of any Letter of Credit, the Borrowers shall give at least three (3) Business Days' prior written notice to the Agent, at its Domestic Lending Office, which written notice shall be the requisite Application for a Letter of Credit on the Agent's customary form. With respect to any indemnification by the Agent of the issuer of any Indemnified Letter of Credit, the Borrower shall have requested the same prior to or on the Closing Date. In accordance with the provisions of SECTION 2.2(F) hereof, the Agent shall periodically notify each Lender that a Letter of Credit has been requested in the amount reflected in such Application and inform such Lender of the amount of its pro-rata portion of such proposed Letter of Credit (based upon such Lender's Revolving Credit Commitment Percentage).

                   (c) Simultaneously with the Agent's issuance and delivery of any Letter of Credit or delivery of any indemnity to the issuer of any Indemnified Letter of Credit, the Agent shall be deemed, without further action, to have sold to each other Lender, and such other Lender shall be deemed, without further action by any party hereto, to have purchased from the Agent, a participation interest (which participation shall be nonrecourse to the Agent) equal to such other Lender's Revolving Credit Commitment Percentage at such time in such Letter of Credit or such indemnification obligations (whichever is applicable) and all of the Letter of Credit Exposure Amount related to such Letter of Credit or such Indemnified Letter of Credit; PROVIDED, that no such Lender shall be obligated to participate in a particular Letter of Credit or a particular indemnification of any issuer of an Indemnified Letter of Credit if such Letter of Credit or such indemnification, as applicable, was issued or honored solely as a result of the Agent's gross negligence or wilful misconduct. Each Lender acknowledges and agrees that its obligation to acquire participations in each Letter of Credit and in each such indemnification issued by the Agent, as well as its obligation to make the payments specified in this
SECTION 2.10 and the right of the Agent to receive the same in the manner specified herein, are absolute and unconditional and shall not be effected by any circumstance whatsoever, including without limitation, the occurrence and continuance of a Default or Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                   (d) The Borrowers jointly and severally promise to pay to the order of the Agent the amount of all Letter of Credit Advances. Each Letter of Credit Advance shall be considered for all purposes as a demand obligation owing by the Borrowers to the Agent, and each Letter of Credit Advance shall bear interest from the date thereof at the Past Due Rate, without notice of presentment, demand, protest or other formalities of any kind (said past due interest on such Letter of Credit Advance being payable on demand). To effect repayment of any such Letter of Credit Advance, the Lenders shall automatically satisfy such Letter of Credit Advance (subject to the terms and conditions of SECTIONS 2.1 AND 4.1 hereof) by causing the Lenders to make a Revolving Loan if
(i) such Letter of Credit Advance is (and such Revolving Loan is to be) made prior to the Revolving Credit Termination Date, (ii) the Availability would be equal to or greater than zero after giving effect to such Revolving Loan and
(iii) no Default or Event of Default shall have occurred which is then continuing. Except as otherwise provided in SECTION 2.2(F), the Agent will pay to each Lender such Lender's Revolving Credit Commitment Percentage of all amounts received from the Borrowers by the Agent, if any, for application, in whole or in part, against the Letter of Credit Advances in respect to any Letter of Credit or any Indemnified Letter of Credit, but only to the extent such Lender has made its full pro-rata payment of each drawing under the Letter of Credit or each payment under the indemnity of the issuer under the Indemnified Letter of Credit to which such Letter of Credit Advance relates. All rights, powers, benefits and privileges of this Agreement with respect to the Revolving Credit Notes, all security therefor (including the Collateral) and guaranties thereof (including the Guaranties) and all restrictions, provisions for repayment or acceleration and all other covenants, warranties, representations and agreements of the Borrowers contained in this Agreement with respect to the Revolving Credit Notes shall apply to such Letter of Credit Advances.

                   (e) In consideration of the issuance of each Letter of Credit pursuant to the provisions of this SECTION 2.10, the Borrowers jointly and severally agree to pay (subject to SECTION 10.6 hereof) to the Agent for the ratable benefit of the Lenders a letter of credit fee (computed on the basis of the actual number of days elapsed in a year composed of 360 days) in an amount equal to the product of (a) one and one-half of one percent (1.50%) TIMES (b) the undrawn upon amount of the applicable Letter of Credit, with each letter of credit fee to commence to accrue as of the date of issuance of such Letter of Credit and to be effective as to any reductions in the undrawn amount of such Letter of Credit as of the date of any such reduction (whether resulting from payments thereunder by the Agent, by agreement of the beneficiary thereunder or automatically by the terms of such Letter of Credit), and each letter of credit fee shall cease to accrue (except with respect to interest at the Past Due Rate on any unpaid portion thereof) on the date that such Letter of Credit expires, is returned to the Agent undrafted upon by the beneficiary thereof or is fully paid by the Agent. Said letter of credit fees shall be payable in arrears to the Agent at its Principal Office in immediately available funds (i) on the first Business Day of each calendar month that such Letter of Credit remains open, and
(ii) on the date that such Letter of Credit expires, is returned to the Agent undrafted upon by the beneficiary thereof or is fully paid by the Agent. All past due letter of credit fees shall bear interest at the Past Due Rate and shall be payable upon demand by the Agent. The Agent will pay to each Lender, as soon as practicable after receiving any payment of letter of credit fees described in the preceding sentence, an amount equal to the product of (A) such Lender's Revolving Credit Commitment Percentage TIMES (B) the amount of such fees received. If the Agent fails to send to any Lender such Lender's pro-rata portion of any payment of such letter of credit fees timely received by the Agent by the close of business on the Business Day such payment was received by the Agent, the Agent shall pay to such Lender interest on such Lender's pro-rata portion of such letter of credit fees timely received by the Agent from such date of receipt by the Agent to the date that such Lender receives its pro-rata portion of such payment, such interest to accrue at the Federal Funds Effective Rate and to be payable upon written request from such Lender.

                   (f) The obligations of the Borrowers under this Agreement in respect of the Letters of Credit, the indemnifications of the issuers of Indemnified Letters of Credit and all Letter of Credit Advances are joint and several, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following circumstances:

                          (1) any lack of validity or enforceability of this Agreement, any Letter of Credit, any Indemnified Letter of Credit or any Loan Document;

                          (2) any amendment or waiver of default under or any consent to departure from the terms of this Agreement, any Letter of Credit or any Indemnified Letter of Credit without the express prior written consent of the Agent;

                          (3) the existence of any claim, set-off, defense or other right which any beneficiary or any transferee of any Letter of Credit or any Indemnified Letter of Credit (or any entities for whom any such beneficiary or any such transferee may be acting), or any Person (other than the Agent or the Lenders) may have, whether in connection with this Agreement, the Letters of Credit, the Indemnified Letters of Credit, the transactions contemplated hereby or any unrelated transaction;

                          (4) any statement, draft, certificate, or any other document presented under any Letter of Credit or any Indemnified Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; PROVIDED that the Agent will examine each document presented under each Letter of Credit and under each indemnity of an issuer of an Indemnified Letter of Credit to ascertain that such document appears on its face to comply with the terms thereof;

                          (5) any negligence or wilful misconduct of any issuer of any Indemnified Letter of Credit; and

                          (6) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         In the event that any restriction or limitation is imposed upon or determined or held to be applicable to the Agent, any Lender or the Borrowers by, under or pursuant to any Legal Requirement now or hereafter in effect or by reason of any interpretation thereof by any Governmental Authority, which in the respective sole judgment of the Agent or any Lender would prevent any Lender from legally incurring liability under a Letter of Credit or any indemnification of an issuer of any Indemnified Letter of Credit issued or proposed to be issued hereunder, then the Agent shall give prompt written notice thereof to the Borrowers, whereupon the Agent shall have no obligation to issue any additional Letters of Credit or any indemnifications of any issuers of any Indemnified Letters of Credit then or at any time thereafter. In addition, if as a result of any Regulatory Change which imposes, modifies or deems applicable (x) any tax, reserve, special deposit or similar requirement against indemnity obligations with respect to any Indemnified Letters of Credit or against any Letters of Credit issued or participated to by any Lender; (y) any fee, expense or assessment against such indemnity obligations or the Letters of Credit issued by the Agent or any Lender for deposit insurance, or (z) any other charge, expense or condition which increases the actual cost to the Agent or any Lender of issuing or maintaining such indemnity obligations or the Letters of Credit, or reduces any amount receivable by the Agent or any Lender hereunder in respect of any Letter of Credit, any indemnity obligations with respect to any Indemnified Letters of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of the Agent's or such Lender's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then the Borrowers (subject to SECTION 10.6 hereof) shall pay to the Agent or such Lender, upon demand and from time to time, amounts sufficient to compensate such Person for each such increase from the effective date of such increase to the date of demand therefor. Each such demand shall be accompanied by a certificate setting forth in reasonable detail the calculation of the amount then being demanded in accordance with the preceding sentence and each such certificate shall be conclusive absent manifest error.

                   (g) THE BORROWERS HEREBY INDEMNIFY AND HOLD HARMLESS EACH LENDER AND THE AGENT FROM AND AGAINST ANY AND ALL CLAIMS AND DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES WHICH SUCH LENDER OR THE AGENT MAY INCUR (OR WHICH MAY BE CLAIMED AGAINST SUCH LENDER OR THE AGENT BY ANY PERSON WHATSOEVER) IN CONNECTION WITH THE EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT OR ANY INDEMNITY OF ANY ISSUER OF ANY INDEMNIFIED LETTER OF CREDIT, INCLUDING ANY CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES WHICH THE AGENT OR SUCH LENDER, AS THE CASE MAY BE, MAY INCUR (WHETHER INCURRED AS A RESULT OF ITS OWN NEGLIGENCE OR OTHERWISE) BY REASON OF OR IN CONNECTION WITH THE FAILURE OF ANY OTHER LENDER (WHETHER AS A RESULT OF ITS OWN NEGLIGENCE OR OTHERWISE) TO FULFILL OR COMPLY WITH ITS OBLIGATIONS TO THE AGENT OR SUCH LENDER, AS THE CASE MAY BE, HEREUNDER (BUT NOTHING HEREIN CONTAINED SHALL AFFECT ANY RIGHTS THE BORROWERS MAY HAVE AGAINST SUCH DEFAULTING LENDER); PROVIDED, THAT THE BORROWERS SHALL NOT BE REQUIRED TO INDEMNIFY ANY LENDER OR THE AGENT FOR ANY CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES TO THE EXTENT, BUT ONLY TO THE EXTENT, CAUSED BY (I) THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE PARTY SEEKING INDEMNIFICATION OR
(II) SUCH LENDER'S OR THE AGENT'S (AS THE CASE MAY BE) FAILURE TO PAY UNDER ANY LETTER OF CREDIT OR ANY INDEMNITY OF ANY ISSUER OF ANY INDEMNIFIED LETTER OF CREDIT AFTER THE PRESENTATION TO IT OF A REQUEST REQUIRED TO BE PAID UNDER APPLICABLE LAW. NOTHING IN THIS SECTION 2.10(G) IS INTENDED TO LIMIT THE OBLIGATIONS OF THE BORROWERS UNDER ANY OTHER PROVISION OF THIS AGREEMENT.

                   (h) The Agent shall review, on behalf of the Lenders, (i) each draft and any accompanying documents presented under a Letter of Credit and
(ii) each demand for payment and any accompanying documents presented under any indemnity of any issuer of any Indemnified Letter of Credit. Promptly after it shall have ascertained that any draft or demand and any accompanying documents presented under such Letter of Credit or such indemnification contract appear on their face to be in substantial conformity with the terms and conditions of such Letter of Credit or such indemnification contract, as applicable, the Agent shall make the appropriate payment to the beneficiary of such Letter of Credit or the issuer of the respective Indemnified Letter of Credit, whichever is applicable. Subject to the provisions of SECTION 2.2(F) hereof, the Agent shall give telephonic or facsimile notice to the Lenders of the receipt and amount of any draft or demand presented under any Letter of Credit or any indemnity of an issuer of any Indemnified Letter of Credit and the date on which payment thereon will be made, and each of the Lender's shall, by 12:00 noon on the date such payment is to be made under such Letter of Credit or such indemnity, as applicable, pay in immediately available funds, an amount equal to the product of (A) such Lender's Revolving Credit Commitment Percentage TIMES (B) the amount of such payment to be made by the Agent to the beneficiary under such Letter of Credit or the issuer of the respective Indemnified Letter of Credit, whichever is applicable. Any Lender failing to timely deliver its requisite portion of any such payment shall deliver the same to the Agent as soon as possible thereafter, together with interest on such amount for each day from the due date for such payment to the date of payment by such Lender to the Agent of such amount at a rate of interest per annum equal to the Federal Funds Effective Rate for such period. Each Lender hereby absolutely and unconditionally assumes, as primary obligor and not as a surety, and agrees to pay and discharge, and to indemnify and hold the Agent harmless from liability and respect of, such Lender's pro-rata share (based on such Lender's Revolving Credit Commitment Percentage) of any amounts owing by such Lender to the Agent in accordance with the immediately preceding sentence. Nothing herein shall be deemed to require any Lender to pay to the Agent any amount as reimbursement for any payment made by the Agent to acquire (discount) for its own account prior to maturity thereof any acceptance created under a Letter of Credit.

         2.11      PRO-RATA TREATMENT.

                   (a) Except to the extent otherwise provided herein (including without limitation, as specified in SECTIONS 2.2(F) and 2.11(C) hereof): (a) each borrowing from the Lenders under SECTION 2.1 hereof shall be made, each payment of Commitment Fees shall be made and applied for the account of the Lenders, and each termination or reduction of the Commitments of the Lenders under SECTION 2.4 hereof shall be applied, PRO RATA, according to each Lender's Term Loan Commitment Percentage or Revolving Credit Commitment Percentage, as applicable; (b) each payment or prepayment by the Borrowers of principal of or interest on Loans shall be made to the Agent for the account of the Lenders PRO RATA in accordance with the respective unpaid principal amounts of such Loans held by the Lenders; and (c) the Lenders (other than the Agent) shall purchase from the Agent participations in the Letters of Credit, to the extent of their respective Revolving Credit Commitment Percentages upon issuance by the Agent of each Letter of Credit as otherwise provided for herein.

                   (b) Except as otherwise provided or specified in SECTION 2.2(F), unless the Agent shall have been notified in writing by any Lender prior to the date of a proposed Loan that such Lender will not make the amount that would constitute such Lender's Term Loan Commitment Percentage or Revolving Credit Commitment Percentage, as applicable, of such Loan on such date available to the Agent at the Principal Office, the Agent may assume that such Lender has made such amount available to the Agent on such date, and the Agent may, in reliance upon such assumption and subject to the terms and conditions of this Agreement, make such amount available to the Borrowers by depositing the same, in immediately available funds, in a general deposit account designated and maintained by the Borrowers with the Agent at the Principal Office. If a requested Loan shall not occur on any date specified by the Borrowers as set forth in the applicable Request for Extension of Credit because all of the conditions for such Loan set forth herein or in any of the other Loan Documents shall have not been met, the Agent shall return the amounts so received from the Lenders in respect of such requested Loan to the applicable Lenders as soon as practicable.

                   (c) Notwithstanding any provision to the contrary contained in this SECTION 2.11 or in any other provision hereof, each Lender shall only receive interest upon and a portion of the Commitment Fee paid hereunder based upon the amount of funds actually advanced by such Lender to Borrowers from time to time.

         2.12 SHARING OF PAYMENTS, ETC. The Borrowers agree that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for the account of any of the Borrowers at any of its offices against any principal of or interest on any of such Lender's Loans to the Borrowers hereunder, such Lender's Revolving Credit Commitment Percentage of the Letter of Credit Exposure Amount or any other obligation of the Borrowers hereunder which is not paid (regardless of whether such balances are then due to the applicable Borrower), in which case it shall promptly notify the Borrowers and the Agent thereof, PROVIDED that such Lender's failure to give such notice shall not affect the validity thereof. If a Lender shall obtain payment of any principal of or interest on any Loan made by it under this Agreement, any Letter of Credit Exposure Amount or other obligation then due to such Lender hereunder, through the exercise of any right of set-off (including, without limitation, any right of set-off or lien granted under SECTION 10.19 hereof), banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Loans made by, the Letter of Credit Exposure Amount of, or the other obligations of the Borrowers hereunder of, the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) PRO-RATA in accordance with their respective Term Loan Commitment Percentages or Revolving Credit Commitment Percentages, as applicable. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrowers agree, to the fullest extent they may effectively do so under applicable law, that any Lender so purchasing a participation in the Loans made by, Letter of Credit Exposure Amount of, or other obligations hereunder of, the other Lenders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of said Loans, Letter of Credit Exposure Amount or other obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any of the Borrowers.

         2.13 RECAPTURE. If on any Interest Payment Date the Agent does not receive for the account of one or more Lenders payment in full of interest computed at the Alternate Base Rate and/or the Adjusted LIBOR Rate, as applicable (computed without regard to any limitation by the Highest Lawful
Rate) because the sum of the Alternate Base Rate and/or the Adjusted LIBOR Rate, as applicable (so computed) exceeds or has exceeded the Highest Lawful Rate applicable to such Lenders, the Borrowers shall pay to the Agent for the account of such Lenders, in addition to interest otherwise required, on each Interest Payment Date thereafter, the Excess Interest Amount (calculated as of each such subsequent Interest Payment Date); PROVIDED that in no event shall the Borrowers be required to pay, for any computation period, interest at a rate exceeding the Highest Lawful Rate applicable to such Lenders during such period. As used herein, the term "EXCESS INTEREST AMOUNT" shall mean, on any day, the amount by which (a) the amount of all interest which would have accrued prior to such day on the outstanding principal of the Notes of the applicable Lender (had the Alternate Base Rate and/or the Adjusted LIBOR Rate, as applicable, at all times been in effect without limitation by the Highest Lawful Rate applicable to such Lender) exceeds (b) the aggregate amount of interest actually paid to the Agent for the account of such Lender on its Notes on or prior to such day.

3.       COLLATERAL.

         3.1       SECURITY DOCUMENTS.

                   (a) The Loans and all other Obligations shall be secured by the Collateral described in the Security Documents and are entitled to the benefits thereof. The Borrowers shall duly execute and deliver the Security Documents, all consents of third parties necessary to permit the effective granting of the Liens created thereby (including the consents of applicable licensors under the License Agreements), financing statements pursuant to the Uniform Commercial Code and other documents, all in Proper Form, as may be reasonably required by the Agent to grant to the Agent, for the ratable benefit of the Lenders, a valid, perfected and enforceable first priority Lien on and security interest in the Collateral (subject only to the Liens permitted under SECTION 7.2 hereof).

                   (b) Without limiting the generality of the foregoing, the Borrowers shall duly execute and deliver to the Agent such mortgages, deeds of trust or other applicable real property instruments as may be reasonably requested by the Agent on or prior to the Closing Date (such mortgages, deeds of trust or other such instruments, as they may be amended, modified or supplemented from time to time in accordance with the terms thereof and hereof, collectively, as to real property owned by the Borrowers, referred to as the "MORTGAGES") so as to create in the Agent's favor, for the ratable benefit of the Lenders, upon recordation thereof, a valid, perfected and enforceable first priority Lien on, all real property and improvements thereon owned by the Borrowers, all of which is described on SCHEDULE 3.1 attached hereto, such Mortgages to be in form and substance satisfactory to the Agent in all respects. The Borrowers shall also cause to be duly executed and delivered to the Agent any and all reasonably necessary estoppel certificates, nondisturbance agreements, waivers and consents of third parties to the Mortgages, to the extent reasonably required by the Agent, each in form and substance satisfactory to the Agent in all respects, and the Borrower shall cause the Mortgages to be duly recorded in the appropriate recording office or offices and shall pay all fees, taxes and other costs payable in connection therewith. The Borrowers shall further furnish to the Agent for the benefit of the ratable benefit of the Lenders, at the Borrowers' expense, a policy or policies of mortgagee title insurance, in form, substance and amount satisfactory to the Agent in all respects, insuring that each of the Mortgages is a valid and perfected first priority Lien in favor of the Agent on the interests of the Borrowers in, to and under the real property and improvements described therein, and that the Borrowers have good and marketable title thereto, issued by a title insurance company or companies reasonably satisfactory to the Agent, together with satisfactory evidence that all title insurance premiums have been fully paid. The Borrowers shall furnish to the Agent certified surveys of real property and such other certificates and documents as the Agent may reasonably request and which are customary in financings of this type.

         3.2 FILING AND RECORDING. The Borrowers shall, at their sole cost and expense, cause all financing statements and other Security Documents pursuant to this Agreement to be duly recorded and/or filed or otherwise perfected in all places necessary, in the reasonable opinion of the Agent, and take such other actions as the Agent may reasonably request, in order to perfect and protect the Liens of the Agent, for the ratable benefit of the Lenders, in the Collateral. The Borrowers, to the extent permitted by law, hereby authorize the Agent to file any financing statement in respect of any Lien created pursuant to the Security Documents which may at any time be required or which, in the reasonable opinion of the Agent, may at any time be desirable, although the same may have been executed only by the Agent or, at the option of the Agent, to sign such financing statement on behalf of the Borrowers and file the same, and the Borrowers hereby irrevocably designate the Agent, its agents, representatives and designees as its agent and attorney-in-fact for this purpose. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Lien, the Borrowers shall, at the Borrower's cost and expense, cause the same to be recorded and/or refiled at the time and in the manner requested by the Agent.

4.       CONDITIONS.

         4.1 ALL LOANS. The obligation of each Lender to make any Loan and the obligation of the Agent to issue any Letter of Credit or any indemnification of the issuer of any Indemnified Letter of Credit is subject to the accuracy of all representations and warranties of the Borrowers on the date of such Loan or issuance of such Letter of Credit, to the performance by the Borrowers of their obligations under the Loan Documents and to the satisfaction of the following further conditions:

                          (a) the Agent shall have received the following, all
of which shall be duly executed and in Proper Form: (1) IN THE CASE OF A LOAN, other than a Revolving Loan for the purposes described in SECTIONS 2.6(D) and 2.10(D),

                          (i)       by no later than 12:00 noon on the
                                    applicable Rate Selection Date, telephonic notice from the Borrowers of the proposed date and amount of such Loan, and

                           (ii) no later than 1:00 p.m. on the applicable Rate Selection Date, a Request for Extension of Credit, signed by a Responsible Officer of each Borrower,

or, IN THE CASE OF ISSUANCE OF A LETTER OF CREDIT, a completed Application (as may be required by the Agent) signed by a Responsible Officer of a Borrower by 12:00 noon three (3) Business Days prior to the proposed date of issuance of such Letter of Credit and payment of the first letter of credit fee as and by the time required in SECTION 2.10 of this Agreement, along with, IN EACH CASE, such financial information as the Agent may reasonably require to substantiate compliance with all financial covenants contained herein by the Borrowers; and (2) such other Applications, certificates and other documents as the Agent may reasonably require;

                   (b) Availability must be in excess of or equal to zero, after giving effect to the requested Revolving Loan(s) or Letter(s) of Credit;

                   (c) all representations and warranties of the Borrowers and any other Person set forth in this Agreement and in any other Loan Document shall be true and correct in all material respects with the same effect as though made on and as of such date;

                   (d) each Borrower (and each Guarantor, if applicable) shall be in compliance with all the terms and provisions contained in this Agreement or in any other Loan Document which are to be observed or performed by such Borrower (or such Guarantor, if applicable);

                   (e) prior to the making of such Loan or the issuance of such Letter of Credit, there shall have occurred no Material Adverse Effect in the assets, liabilities, financial condition, business or affairs of any Borrower or any of its Subsidiaries since the date hereof;

                   (f) no Default or Event of Default shall have occurred and be continuing;

                   (g) if requested by the Agent, it shall have received a certificate executed by the Financial Officer or other Responsible Officer of each Borrower as to the compliance with subparagraphs (b) through (f) above;

                   (h) the making of such Loan or the issuance of such Letter of Credit, shall not be prohibited by, or subject the Agent or any Lender to, any penalty or onerous condition under any Legal Requirement; and

                   (i) the Borrowers shall have paid all legal fees and expenses of the type described in SECTION 10.9 hereof through the date of such Loan or the issuance of such Letter of Credit.

         4.2 FIRST LOAN. In addition to the matters described in SECTION 4.1 hereof, the obligation of any Lender to make the initial Loan or the obligation of the Agent to issue the first Letter of Credit or the first indemnity of any issuer of any Indemnified Letter of Credit is subject to the receipt by the Agent of each of the following, in Proper Form:

                  (a) the Notes, executed by the Borrowers;

                  (b) the Security Documents, executed by the applicable Borrower or Borrowers;

                  (c) a certificate executed by the Secretary or Assistant Secretary of each Borrower dated as of the date thereof, substantially in the form attached hereto as EXHIBIT F;

                  (d) the Contribution Agreement, executed by the Borrowers;

                  (e) certified copies of the Organizational Documents (other than bylaws, the copies of which do not need to be certified) of each Borrower;

                  (f) a certificate from the Secretary of State or other appropriate public official of the State of Texas as to the continued existence of each Borrower in the State of Texas;

                  (g) a certificate from the Office of the Comptroller of the State of Texas as to the good standing of each Borrower in the State of Texas;

                   (h) with respect to each Borrower, certificates from the appropriate public officials of those jurisdictions where the nature of such Borrower's business makes it necessary or desirable to be qualified to do business as a foreign corporation, as to the existence, good standing and qualification as a foreign corporation (as may be appropriate) of such Borrower in such jurisdictions;

                  (i) the most recent schedule and aging of Receivables of the Borrowers (dated within thirty (30) days of the Closing Date);

                  (j) a copy of the field examination, including a takeover field examination, of the Borrowers' books and records and the results of such field examination;

                   (k) evidence that the Borrowers have $3,500,000 or more of Availability, after giving effect to the Revolving Loans occurring and the Letters of Credit issued on the Closing Date, together with sufficient evidence and schedules to confirm to the Agent's reasonable satisfaction that the projected Availability for the next twelve (12) months after the Closing Date will be no less than $3,500,000;

                   (l) the financial statements described in SECTION 5.2 hereof, together with the management letter received for such financial statements of Play By Play;

                   (m) a legal opinion from counsel for the each of Borrowers (said counsel to be reasonably acceptable to Agent), dated as of the Closing Date, addressed to the Agent and acceptable in all respects to the Agent in its sole and absolute discretion;

                   (n) certificates of insurance reasonably satisfactory to the Agent in all respects evidencing the existence of all insurance required to be maintained by the Borrowers pursuant to the terms of this Agreement and the Security Documents;

                   (o) one copy of each of the Acquisition Documents, including all amendments and schedules thereto, certified as a true and correct copy by a Responsible Officer of the Borrower;

                   (p) evidence that the Acquisition Agreement and all other Acquisition Documents are in full force and effect, and all material consents, approvals and filings required by any Governmental Authority in connection with any and all Acquisition Documents have been obtained and made;

                   (q) evidence that prior to or simultaneously with the advance of the Loans and the issuance of the Letters of Credit to be made or issued as of the Closing Date, the Transactions have been duly and validly consummated without modification, amendment or waiver of any material provisions of any of the Acquisition Documents (except for such modifications, amendments or waivers as shall have been approved in writing by the Required Lenders), all in accordance with the terms, conditions and provisions of the Acquisition Documents;

                  (r) evidence that the actual purchase price paid by the Borrowers and any of their Affiliates in connection with the Acquisition is less than or equal to $45,000,000 (including the refinancing of existing Indebtedness of Ace Novelty Co., Inc. and its Subsidiaries and Affiliates);

                  (s) a schedule of all transaction fees paid or payable by the Borrowers in connection with the Acquisition demonstrating that all such fees do not exceed $1,650,000;

                  (t) evidence that Play By Play has contributed $4,000,000 or more of cash equity to Ace in connection with the Transactions;

                  (u) evidence that the Transactions are in compliance with all material Legal Requirements;

                  (v) evidence that all requisite and material third party consents to the Transactions has been received;

                  (w) evidence that all legal matters in connection with the Transactions are satisfactory to the Agent, the Lenders and their respective counsel in their sole reasonable discretion;

                  (x) a copy of the final due diligence report prepared by Coopers & Lybrand L.L.P., as it pertains to the Acquisition;

                  (y) the Borrowers' projections of the cost savings/synergies anticipated to be achieved as a result of the Acquisition, as well as a detailed analysis of the cost savings already attained and/or implemented at Ace Novelty Co., Inc. and its Subsidiaries prior to the consummation of the Transactions;

                  (z) copies of all License Agreements, together with, in the case of License Agreements being transferred from Ace Novelty Co., Inc. or its Subsidiaries, the written consent from each licensor under each such License Agreement that is material (such determination of materiality to be in the reasonable discretion of the Agent) to allow the transfer by Ace Novelty Co., Inc. or its applicable Subsidiaries to Ace of each of such material License Agreements to which Ace Novelty Co., Inc. or any of its Subsidiaries was originally the licensee thereunder;

                  (aa) the results of appraisals of the Borrowers' real and personal property conducted by one or more appraisers satisfactory to the Agent;

                  (bb) the results of one or more Phase I environmental audits with respect to the Borrowers' Properties and operations conducted by a firm satisfactory to the Agent;

                  (cc) the Borrowers and the Agent (or TCB) shall have entered into the Lockbox Agreements;

                   (dd) evidence that the Borrowers have implemented cash management and management information systems satisfactory to the Agent;

                   (ee) copies of all major customer and supplier contracts with respect to each Borrower which the Agent shall have reasonably requested;

                  (ff) copies of all employment agreements, management fee agreements and tax sharing agreements which the Agent shall have reasonably requested;

                  (gg) copies of all lease agreements entered into by any of the Borrowers or any of their Subsidiaries which the Agent shall have reasonably requested;

                  (hh) waivers or subordinations of any and all landlord liens (whether statutory or contractual) held by any owner of each real Property leased by any Borrower or any of its Subsidiaries;

                  (ii) copies of all loan agreements, notes and other documentation evidencing any Indebtedness of any of the Borrowers or any of their Subsidiaries which the Agent shall have reasonably requested, including without limitation, (1) Subordinated Indebtedness of the Borrowers to Ace Novelty Co., Inc. not to exceed the aggregate principal amount of $2,900,000 (said Subordinated Indebtedness being a portion of the consideration paid in connection with the Acquisition) and (2) Subordinated Indebtedness of the Borrowers to Arturo Torres in a minimum aggregate principal amount of $2,000,000, together with any and all subordination agreements required by the Agent in its discretion with respect to such Subordinated Indebtedness owing to Ace Novelty Co., Inc. and Arturo Torres;

                  (jj) evidence reasonably satisfactory to the Agent that there has been no material adverse change in the business, assets, operations, or financial condition of (1) Play By Play and its Subsidiaries, taken as a whole, since July 31, 1995 or (2) Ace Novelty Co., Inc. and its Subsidiaries, taken as a whole, since December 31, 1995;

                  (kk) an executed disbursement authorization letter from the Borrowers to the Agent with respect to the disbursement of the proceeds of the Loans and the issuance of the Letters of Credit, if any, to be made or issued on the Closing Date;

                  (ll) all other Loan Documents and any other instruments or documents consistent with the terms of this Agreement and relating to the transactions contemplated hereby as the Agent may reasonably request, executed by the Borrowers or any other Person required by the Agent, including without limitation, the Lockbox Agreements;

and subject to the further conditions that, at the time of the initial Loan, (1) the ownership, corporate structure, solvency and capitalization of each of the Borrowers and each of their Subsidiaries shall be reasonably satisfactory to the Lenders in all respects; (2) the Agent and the Lender shall have had the opportunity, if they elect, to examine the books of account and other records and files of the Borrowers and their Subsidiaries and to make copies hereof, and to conduct a preclosing audit which shall include, without limitation, verification of Eligible Receivables, verification of satisfactory status of supplier and licensor accounts, payment of payroll taxes and accounts payable and formulation of an opening Borrowing Base as of the Closing Date (with the results of such examination and audits to have been satisfactory to the Agent and the Lenders in all respects); (3) all such actions as the Agent shall reasonably require to perfect the Liens created pursuant to the Security Documents shall have been taken, including without limitation, the delivery to the Agent of all Property with respect to which possession is necessary for the purpose of perfecting such Liens, with respect to the Collateral covered by the Mortgages, the filing or recording of the Mortgages with the appropriate Governmental Authorities, and with respect to Collateral covered by the Security Agreements, the filing of appropriately completed and duly executed Uniform Commercial Code financing statements and the recording with the appropriate Governmental Authorities of the Trademark Security Agreement; (4) the Agent shall also have received evidence reasonably satisfactory to it that the Liens created by the Security Documents constitute first priority Liens (except for any Liens expressly provided for in SECTION 7.2 below), including without limitation, satisfactory title commitments, Uniform Commercial Code search reports and executed releases of liens or termination statements with respect to any existing prior Liens to be released; (5) the Borrowers shall have paid all fees owed to the Agent and the Lenders by the Borrowers under the Commitment Letter, the Fee Letter executed by and between Play By Play and the Agent contemporaneously with the Commitment Letter, or this Agreement, including without limitation, legal fees and expenses described in SECTION 10.9 or otherwise; and (6) all other legal matters incident to the transactions herein contemplated shall be reasonably satisfactory to counsel for the Agent and respective counsel for each of the Lenders.

5.       REPRESENTATIONS AND WARRANTIES.

         To induce the Agent and the Lenders to enter into this Agreement, each of the Borrowers jointly and severally represents and warrants to the Agent and the Lenders, as of the date hereof and as of the date any Loan is made hereunder or any Letter of Credit is issued hereunder, as follows:

         5.1 ORGANIZATION. Each of the Borrowers and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its incorporation; has all power and authority to own its Property and assets and to conduct its business as presently conducted; and is duly qualified (or is in the process of diligently qualifying) to do business and in good standing in each and every state in the United States of America where its business requires such qualification. With respect to any Borrower or any of its Subsidiaries which is in the process of diligently qualifying to do business in an appropriate jurisdiction, the Borrowers agree to promptly provide the Agent with evidence of such qualification after the same has been accomplished.

         5.2       FINANCIAL STATEMENTS.

                   (a) The Consolidated financial statements of Play By Play and its Subsidiaries delivered to the Agent and the Lenders in connection with this Agreement, including without limitation, the financial statements of Play By Play dated as of July 31, 1995 and January 31, 1996, fairly present, in accordance with GAAP, the Consolidated financial condition and the results of operations of Play By Play and its Subsidiaries as of the dates and for the periods indicated. No Material Adverse Effect has occurred since the dates of such financial statements.

                   (b) To Borrowers' knowledge, the Consolidated financial statements of Ace Novelty Co., Inc., a Washington corporation, and its Subsidiaries delivered to the Agent and the Lenders in connection with this Agreement, including without limitation, the Consolidated financial statements of Ace Novelty Co., Inc. and its Subsidiaries dated as of December 31, 1995 and January 31, 1996, fairly present, in accordance with GAAP, the Consolidated financial condition and results of operations of Ace Novelty Co., Inc. and its Subsidiaries as of the dates and for the periods indicated. To Borrowers' knowledge, no material adverse damage has occurred in the assets, liabilities, financial condition, business or affairs of Ace Novelty Co., Inc. and its Subsidiaries, taken as a whole, since the dates of such financial statements.

                   (c) The Borrowers have heretofore furnished to the Agent, for each month of the 1996 and 1997 fiscal years of the Borrowers, projected income statements, balance sheets and cash flows of the Borrowers and their Subsidiaries, on a Consolidated basis, together with one or more schedules confirming the ability of the Borrowers to consummate the Transactions and demonstrating prospective compliance with all financial covenants contained in this Agreement, such projections disclosing all assumptions made by the Borrowers in formulating such projections and giving effect to the Transactions. The projections are based upon estimates and assumptions, all of which the Borrowers believe to be reasonable in light of the conditions which existed as of the time the projections were made, have been prepared on the basis of the assumptions stated therein and reflect as of the Closing Date what the Borrowers believe to be a reasonable estimate as to the results of operations and other information projected therein.

                   (d) The Borrowers have heretofore furnished to the Agent a Consolidated proforma balance sheet of the Borrowers which is consistent with the previous balance sheets of Play By Play and which sets forth information both before and after giving effect to the Transactions.

         5.3 ENFORCEABLE OBLIGATIONS; AUTHORIZATION. The Loan Documents are legal, valid and binding obligations of the Borrowers, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting creditors rights generally and by general equitable principles. The execution, delivery and performance of the Loan Documents and the consummation of the Transactions have all been duly authorized by all necessary corporate, and if necessary shareholder, action; are within the power and authority of the Borrowers; do not and will not contravene or violate any material Legal Requirement or the Organizational Documents of the Borrowers; do not and will not result in the breach of, or constitute a default under, any material agreement or instrument by which any Borrower or any of its respective Property may be bound or affected; and do not and will not result in the creation of any Lien upon any Property of any Borrower except as expressly contemplated therein. All necessary material approvals of any Governmental Authority and all other requisite material permits, registrations and consents for the performance have been obtained for the delivery and performance of the Loan Documents and the consummation of the Transactions.

         5.4 OTHER DEBT. No Borrower or any Subsidiary thereof is in default in the payment of any other Indebtedness or under any material agreement, mortgage, deed of trust, security agreement or lease to which it is a party, the result of which has, would or could reasonably be expected to have a Material Adverse Effect.

         5.5 LITIGATION. Except as set forth on SCHEDULE 5.5 attached hereto, there is no litigation or administrative proceeding pending or, to the knowledge of any Borrower, threatened against, nor any outstanding judgment, order or decree affecting, any Borrower or any Subsidiary of any Borrower before or by any Governmental Authority or arbitral body (a) which involve or affect any of the Transactions or (b) which individually or in the aggregate have, or if adversely determined could reasonably be expected to have, a Material Adverse Effect. No Borrower or any Subsidiary thereof is in default with respect to any material judgment, writ, rule, regulation, order or decree of any Governmental Authority.

         5.6 TAXES. Each Borrower and each Subsidiary thereof, other than any Dormant Subsidiary, has filed all federal, state, local or foreign tax returns required to have been filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained and except for those which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP. No Borrower nor any Subsidiary thereof has, as of the Closing Date, requested or been granted any extension of time to file any Federal, state, local or foreign tax return. None of the Borrowers or their Subsidiaries are parties to, or have any obligation under any tax sharing arrangement.

         5.7 NO MATERIAL MISSTATEMENTS. The information, reports, financial statements, exhibits and schedules prepared or furnished by or on behalf of the Borrowers to the Agent or any Lender in connection with any of the transactions or this Agreement or any other Loan Documents, taken as a whole, does not knowingly contain any material misstatement of fact or knowingly omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

         5.8 SUBSIDIARIES. As of the date hereof, each Borrower has no Subsidiaries or any other material minority ownership interests in any other Person other than as listed on SCHEDULE 5.8 attached hereto. Except as expressly indicated on SCHEDULE 5.8 attached hereto, each of the Subsidiaries and minority ownership interests in any other Person listed on SCHEDULE 5.8 is wholly owned by the applicable Borrower(s). Each of the Dormant Subsidiaries listed on
SCHEDULE 5.8 does not currently conduct or maintain any business operation and does not own assets having an aggregate value in excess of the amount shown for such Dormant Subsidiary in SCHEDULE 5.8.

         5.9 REPRESENTATIONS BY OTHERS. All representations and warranties made by or on behalf of any Borrower or any Subsidiary thereof in any Loan Document shall constitute representations and warranties of the Borrowers hereunder.

         5.10 PERMITS, LICENSES, ETC. Each Borrower and each Subsidiary thereof possess all material permits, licenses, patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to conduct its business. To the knowledge of the Borrowers, each of the License Agreements are legal, valid and binding obligations of the applicable licensors thereunder, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws and by general equitable principles. All of the License Agreements in effect as of the Closing Date are described in SCHEDULE 5.10 attached hereto.

         5.11 ERISA. None of the following has occurred, or if any or all of the following have occurred, the occurrence of all such events which have occurred could not be reasonably expected to have a Material Adverse Effect: (a) a Reportable Event has occurred with respect to any Plan; (b) any Plan fails to comply in all material respects with all applicable provisions of ERISA; (c) any Borrower or any ERISA Affiliate has failed to file all reports required by ERISA and the Code to be filed with respect to each Plan; (d) any Borrower has any knowledge of any event which could reasonably be expected to result in a material liability of any Borrower or any ERISA Affiliate to the PBGC other than for applicable premiums; (e) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan; (f) an event has occurred or a condition exists that could reasonably be expected to constitute grounds for a Plan to be terminated under circumstances which would cause the Lien provided under Section 4068 of ERISA to attach to any Property of any Borrower or any ERISA Affiliate; or (g) an event has occurred or a condition exists that could reasonably be expected to cause the Lien provided under Section 302 of ERISA or Section 412 of the Code to attach to any Property of any Borrower or any ERISA Affiliate.

         5.12      TITLE TO PROPERTIES; POSSESSION UNDER LEASES.

                   (a) Each Borrower and each Subsidiary thereof has good and marketable title to, or a valid leasehold interest in, all of its respective Property and assets shown on the most recent balance sheets of Play By Play and Ace Novelty Co., Inc. referred to in SECTION 5.2 hereof and all assets and Property acquired since the date of such balance sheets, except for such Property as is no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and except for minor defects in title that do not materially interfere with the ability of any Borrower or any Subsidiary thereof to conduct its business as now conducted. All such assets and Property are free and clear of all Liens other than those permitted by SECTION 7.2 hereof.

                   (b) Each Borrower and each of its Subsidiaries has complied in all material respects with all obligations under all material leases to which it is a party and under which it is in occupancy, except where non-compliance does not effect such Borrower's or such Subsidiary's use or occupancy thereof, and all such leases are in full force and effect, and each Borrower and each of its Subsidiaries enjoys peaceful and undisturbed possession under all such leases. SCHEDULE 5.12 attached hereto sets forth each of such leases of real Property in existence as of the Closing Date, and the Borrowers have provided the Agent with complete and correct copies of all of such leases of real Property in effect as of the Closing Date.

         5.13 ASSUMED NAMES. No Borrower or any Subsidiary thereof is currently conducting its business under any assumed name or names, except as set forth on
SCHEDULE 5.13 attached hereto.

         5.14 INVESTMENT COMPANY ACT. No Borrower or any Subsidiary thereof is an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

         5.15 PUBLIC UTILITY HOLDING COMPANY ACT. No Borrower is a "public utility company," or an "affiliate" or a "subsidiary company" of a "public utility company," or a "holding company," or a "subsidiary company" of a "registered holding company," or an "affiliate" of a "registered holding company" or of a "subsidiary company" of a "registered holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended ("PUHCA"). To Borrowers' knowledge, no Borrower is an "affiliate" or a "subsidiary company" of an unregistered, non-exempt "holding company" as such terms are defined in PUHCA.

         5.16 AGREEMENTS. SCHEDULE 5.16 attached hereto is a complete and correct list of (i) all credit agreements for borrowed money, indentures and capitalized leases and all Property subject to any Lien securing such Indebtedness or lease obligation, (ii) each letter of credit and guaranty, (iii) all other material instruments in effect as of the date hereof providing for, evidencing, securing or otherwise relating to any Indebtedness for borrowed money of any Borrower or any of its Subsidiaries (other than the Indebtedness hereunder), and (iv) all obligations of any Borrower or any of its Subsidiaries to issuers of appeal bonds issued for account of any Borrower or any of its Subsidiaries. The Borrowers shall, upon request by the Agent, deliver to the Agent and the Lenders a complete and correct copy of all such credit agreements, indentures, capitalized leases, letters of credit, guarantees and other instruments or leases described in SCHEDULE 5.16 or arising after the date hereof, including any modifications or supplements thereto, as in effect on the date hereof.

         5.17 ENVIRONMENTAL MATTERS. To Borrowers' knowledge after reasonable inquiry and except as is described on SCHEDULE 5.17 attached hereto, no activity of any Borrower or any of its Subsidiaries requires any Environmental Permit which has not been obtained and which is not now in full force and effect, except to the extent failure to have any such Environmental Permit could not reasonably be expected to have a Material Adverse Effect. To Borrowers' knowledge after reasonable inquiry and except as described on SCHEDULE 5.17 attached hereto, each Borrower and its Subsidiaries are in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Requirement of Environmental Law or Environmental Permit, except where failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect. To Borrowers' knowledge after reasonable inquiry and except as disclosed on
SCHEDULE 5.17 attached hereto, each Borrower and its Subsidiaries (and, to the knowledge of each Borrower, each of the prior owners or operators and predecessors in interest with respect to any of its or its Subsidiaries' Property) (i) have obtained and maintained in effect all Environmental Permits, the failure to obtain which could reasonably be expected to have a Material Adverse Effect, (ii) along with their respective Property have been and are in compliance with all applicable Requirements of Environmental Law and Environmental Permits where such failure to comply therewith could reasonably be expected to have a Material Adverse Effect, (iii) along with their Property are not subject to any (A) Environmental Claims or (B) Environmental Liabilities, in either case direct or contingent, and whether known or unknown, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof which could reasonably be expected to have a Material Adverse Effect, and (iv) have not received individually or collectively any notice of any violation or alleged violation of any Requirements of Environmental Law or Environmental Permit or any Environmental Claim in connection with their respective Property which could reasonably be expected to have a Material Adverse Effect. To Borrowers' knowledge after reasonable inquiry and except as described on SCHEDULE 5.17 attached hereto, the present and future liability (including any Environmental Liability and any other damage to Persons or Property), if any, of any Borrower and with respect to the Property of any of Borrower or any of its Subsidiaries which is reasonably expected to arise in connection with Requirements of Environmental Law, Environmental Permits and other environmental matters will not have a Material Adverse Effect.

         5.18 NO CHANGE IN CREDIT CRITERIA OR COLLECTION POLICIES. There has been no material adverse change in credit criteria or collection policies concerning Receivables of any Borrower or any of its Subsidiaries or, to Borrowers' knowledge, of Ace Novelty Co., Inc. or any of its Subsidiaries, since March 31, 1996.

         5.19 SOLVENCY.

                   (a) The fair salable value of the assets of each Borrower and its Subsidiaries is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of such Borrower and its Subsidiaries, as they become absolute and mature.

                   (b) The assets of each Borrower and its Subsidiaries do not constitute unreasonably small capital for such Borrower and its Subsidiaries to carry out their business as now conducted and as proposed to be conducted including the capital needs of such Borrower and its Subsidiaries, taking into account the particular capital requirements of the business conducted by such Borrower and its Subsidiaries and projected capital requirements and capital availability thereof.

                   (c) No Borrower or any Subsidiary thereof intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Borrower and such Subsidiary, and of amounts to be payable on or in respect of debt of such Borrower and such Subsidiary). The cash flow of each Borrower and its Subsidiaries, after taking into account all anticipated uses of the cash of such Borrower and its Subsidiaries, should at all times be sufficient to pay all such amounts on or in respect of debt of such Borrower and its Subsidiaries when such amounts are required to be paid.

                   (d) No Borrower or any Subsidiary thereof believes that final judgments against it in actions for money damages presently pending, if any, will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of such Borrower and its Subsidiaries, after taking into account all other anticipated uses of the cash of such Borrower and its Subsidiaries (including the payments on or in respect of debt referred to in subparagraph (c) of this SECTION 5.19), should at all times be sufficient to pay all such judgments promptly in accordance with their terms.

         5.20 ACQUISITION DOCUMENTS. Each of the Acquisition Documents constitutes the valid and binding obligation of each of the parties thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws and other laws affecting creditors' rights generally and by general principles of equity. Borrowers have no knowledge that any of the representations and warranties contained in any of the Acquisition Documents were not true and correct in all material respects on and as of the date given or, except as disclosed in writing to the Agent prior to the Closing Date, that any of the material terms thereof have been modified, amended or waived.

         5.21 STATUS OF RECEIVABLES AND OTHER COLLATERAL. Each Borrower represents and warrants that (a) it is and shall be the sole owner, free and clear of all Liens except in favor of the Agent or otherwise permitted under
SECTION 7.2 hereunder, of and fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral owned by it;
(b) each Eligible Receivable is and shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the account debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold by a Borrower, or work, labor and/or services theretofore rendered by a Borrower; (c) no Eligible Receivable is or shall be subject to any defense, offset, counterclaim, discount or allowance (as of the time of its creation) except as may be stated in the invoice relating thereto or discounts and allowances as may be customary in such Borrower's business; (d) to each Borrower's knowledge, none of the transactions underlying or giving rise to any Eligible Receivable shall violate any applicable state or federal laws or regulations, and all documents relating to any Receivable shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms, subject, as to enforceability, to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creators' rights generally; (e) to each Borrower's knowledge, each account debtor, guarantor or endorser with respect to any Eligible Receivable is solvent and able to pay all Receivables on which it is obligated in full when due; (f) all documents and agreements relating to Eligible Receivables shall be true and correct and in all material respects what they purport to be; (g) to each Borrower's knowledge, all signatures and endorsements that appear on all documents and agreements relating to Eligible Receivables shall be genuine and all signatories and endorsers with respect thereto shall have full capacity to contract; (h) it shall maintain books and records pertaining to the Collateral owned by it in reasonable detail, form and scope as the Agent shall reasonably require; (i) each Borrower will immediately notify the Agent if any Receivables arise out of contracts with the United States or any department, agency or instrumentality thereof, and will, upon request from the Agent, execute any instruments and take any steps required by the Agent in order that all monies due or to become due under any such contract shall be assigned to the Agent and notice thereof given under the Federal Assignment of Claims Act; (j) it will, immediately upon learning thereof, report to the Agent any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters materially and adversely affecting the value, enforceability or collectability of any of the Collateral; (k) if any amount payable under or in connection with any Receivable is evidenced by a promissory note or other instrument, as such terms are defined in the Uniform Commercial Code, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Agent as additional collateral; (l) it shall not redate any invoice or sale or make sales on extended dating beyond that customary in the industry; (m) after the occurrence of an Event of Default which is continuing, it shall conduct a physical count of its inventory at such intervals as the Agent may request and promptly supply the Agent with a copy of such counts accompanied by a report of the value (based on the lower of cost, on a weighted average basis, or market value) of such inventory; and (n) it shall not be entitled to pledge the Lenders' credit on any purchases or for any purpose whatsoever.

6.       AFFIRMATIVE COVENANTS.

         Each Borrower covenants and agrees with the Agent and the Lenders that prior to the termination of this Agreement, it will do, cause each of its Subsidiaries to do, and if necessary cause to be done, each and all of the following:

         6.1 BUSINESSES AND PROPERTIES. At all times: (a) do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect the rights, licenses (including licenses now or hereafter evidenced by any of the License Agreements), permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses, except to the extent that the failure to obtain, preserve, renew or keep in full force and effect any such rights, licenses, permits, franchises, patents, copyrights, trademarks and trade names would not have a Material Adverse Effect; (b) maintain and operate such businesses in the same general manner in which they are presently conducted and operated; (c) comply with all Legal Requirements applicable to the operation of such businesses whether now in effect or hereafter enacted (including without limitation, all Legal Requirements relating to public and employee health and safety and all Environmental Laws) and with any and all other Legal Requirements, the lack of compliance with which would have a Material Adverse Effect; and (d) maintain, preserve and protect all Property material to the conduct of such businesses and keep such Property in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

         6.2 TAXES. Pay and discharge when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its Property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any part thereof (except as otherwise permitted by SECTION 7.2 hereof), unless being diligently contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP; PROVIDED, HOWEVER, that in no event shall the aggregate amount of such reserves be less than the aggregate amount secured by such Liens.

         6.3 FINANCIAL STATEMENTS AND INFORMATION. Furnish to the Agent and each Lender three (3) copies of each of the following: (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrowers, Annual Audited Financial Statements of the Borrowers and their Subsidiaries; (b) as soon as available and in any event within thirty (30) days after the end of the first and second months of each fiscal quarter of the Borrowers (except that, until the expiration of six (6) months following the Closing Date, such financial statements shall be due within forty-five (45) days after the end of such months) and within forty-five (45) days after the end of the last month of each fiscal quarter of the Borrowers (excluding the last month of any fiscal year), Monthly Unaudited Financial Statements of the Borrowers and their Subsidiaries; (c) promptly after the same become publicly available, copies of such registration statements, annual, periodic and other reports, and such proxy statements and other information, if any, as shall be filed by the Borrowers or any Subsidiaries thereof with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1993 or the Securities Exchange Act of 1934; (d) concurrently with the financial statements provided for in SUBSECTIONS 6.3(A) and 6.3(B) hereof, (1) an Officer's Certificate, signed by a Responsible Officer of each Borrower, and (2) a written certificate in Proper Form, identifying each Subsidiary which is otherwise required by the provisions of SECTION 6.10 hereof to become a Borrower or Guarantor at the request of the Required Lenders, but which has not yet done so as of the date of such certificate, and providing an explanation of the reasons why each such Subsidiary is not a Borrower or Guarantor, signed by a Responsible Officer of each Borrower; (e) as soon as available and in any event within five
(5) days
after the date of issuance thereof (if any such management letter is ever issued), a management letter prepared by the independent public accountants who reported on the financial statements provided for in SUBSECTION 6.3(A) above, with respect to the internal audit and financial controls of any Borrower and its Subsidiaries; (f) as soon as available and in any event within fifteen (15) days after the end of each month, account receivable agings and reconciliations, inventory designations, accounts payable agings and reconciliations, monthly sales report and all other schedules, computations and other information, in reasonable detail, as may be required or requested by the Agent, all certified by a Responsible Officer of each Borrower; (g) as soon as available and in any event no later than one (1) Business Day after the most recent Receivables report has been previously furnished to the Agent, a Receivables report setting forth the sales, collections and credits for each Borrower for each Business Day prior to the date of such Receivables report for which no Receivables reporting has been previously furnished to the Agent; (h) as soon as available and in any event within fifteen (15) days after the end of each month, a Borrowing Base Compliance Certificate, signed by a Responsible Officer of each Borrower in the form attached hereto as EXHIBIT G; (i) as soon as available and in any event within thirty (30) days prior to the commencement of each fiscal year of the Borrowers, management-prepared Consolidated financial projections of the Borrowers and their Subsidiaries for the immediately following two (2) fiscal years (setting forth such projections on both an annual basis and on a monthly basis for the upcoming fiscal year and on an annual basis only for the fiscal year thereafter), such projections to be in such format and detail as the May 10, 1996, financial projections submitted by Borrowers to Agent in connection with the origination of the credit facility governed hereby; (j) as soon as practicable, copies of all reports, forms, filings, loan documents and financial information submitted to the Securities and Exchange Commission and/or any shareholders of any Borrower or any Subsidiary thereof, including without limitation, all 10-Q and 10-K Reports; and (k) such other information relating to the financial condition, operations and business affairs of the Borrowers and any of their Subsidiaries as from time to time may be reasonably requested by the Agent.

         6.4 INSPECTION. Upon reasonable notice (which may be telephonic notice), at all reasonable times during normal business hours and as often as the Agent may request, permit any authorized representative designated by the Agent, together with any authorized representatives of any Lender desiring to accompany the Agent, to visit and inspect the Properties and financial records of the Borrowers and their Subsidiaries and to make extracts from such financial records at the Agent's expense, and permit any authorized representative designated by the Agent (together with any accompanying representatives of any Lender) to discuss the affairs, finances and condition of the Borrowers and their Subsidiaries with the appropriate Financial Officer and such other officers as the Borrower shall deem appropriate and the Borrowers' independent public accountants, as applicable. The Agent agrees that it shall schedule any meeting with any such independent public accountant through the Borrowers, and a Responsible Officer of one or more Borrowers shall have the right to be present at any such meeting. At the Borrowers' joint and several expense, the Agent shall have the right to examine, as often as it may request (but initially scheduled for three (3) times in each fiscal year of the Borrowers prior to a Default or Event of Default) the existence and condition of the Receivables, inventory, books and records of the Borrowers and their Subsidiaries and to review their compliance with the terms and conditions of this Agreement and the other Loan Documents, subject to governmental confidentiality requirements. The Agent shall also have the right to verify with any and all customers of any of the Borrowers the existence and condition of the Receivables, as often as the Agent may require, without prior notice to or consent of any Borrower or any of its Subsidiaries.

         6.5 FURTHER ASSURANCES. Promptly execute and deliver any and all other and further instruments which may be requested by the Agent to (a) cure any defect in the execution and delivery of any Loan Document or more fully to describe particular aspects of the Borrowers' agreements set forth in the Loan Documents or so intended to be and (b) grant, preserve, protect and perfect the first priority Liens created by the Security Documents in the Collateral, including without limitation, written consents of the applicable licensors under any License Agreements entered into after the Closing Date (such additional written consents to be in Proper Form).

         6.6 BOOKS AND RECORDS. Maintain financial records and books in accordance with accepted financial practice and GAAP.

         6.7 INSURANCE.

                   (a) Keep its insurable Properties adequately insured at all times by financially sound and reputable insurers.

                   (b) Maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage and employee liability, as is customary with companies similarly situated and in the same or similar businesses, PROVIDED, HOWEVER, that such insurance shall insure the Property of the Borrowers against all risk of physical damage, including without limitation, loss by fire, explosion, theft, fraud and such other casualties as may be reasonably satisfactory to the Agent, but in no event at any time in an amount less than the replacement value of the Collateral.

                   (c) Maintain in full force and effect worker's compensation coverage and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with its operations and with the use of any Properties owned, occupied or controlled by any Borrower or any of its Subsidiaries, in such amounts as the Agent shall reasonably deem necessary.

                   (d) Maintain such other insurance as may be required by law or as may be reasonably requested by the Agent for purposes of assuring compliance with this SECTION 6.7. All insurance covering tangible personal or real Property subject to a Lien in favor of the Agent for the benefit of the Lenders granted pursuant to the Security Documents shall provide that, in the case of each separate loss, the full amount of insurance proceeds shall be payable to the Agent and shall further provide for at least 30 days' prior written notice to the Agent of the cancellation or substantial modification thereof.

         6.8 ERISA. At all times: (a) make contributions to each Plan in a timely manner, or within any applicable grace period allowed by the PBGC, and in an amount sufficient to comply with the minimum funding standards requirements of ERISA;
(b) immediately upon acquiring knowledge of (i) any Reportable Event in connection with any Plan for which no administrative or statutory exemption exists or (ii) any "prohibited transaction", as such term is defined in Section 4975 of the Code, in connection with any Plan, that could result in the imposition of material damages or a material excise tax on any Borrower or any Subsidiary thereof, furnish the Agent a statement executed by a Responsible Officer of such Borrower or Subsidiary setting forth the details thereof and the action which such Borrower or any such Subsidiary proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service with respect thereto; (c) notify the Agent promptly upon receipt by any Borrower or any Subsidiary thereof of any notice of the institution of any proceedings or other actions which may result in the termination of any Plan by the PBGC and furnish the Agent with copies of such notice; (d) pay when due, or within any applicable grace period allowed by the PBGC, all required premium payments to the PBGC; (e) furnish the Agent with copies of the annual report for each Plan filed with the Internal Revenue Service not later than ten (10) days after the Agent requests such report; (f) furnish the Agent with copies of any request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after the request is submitted to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be; and (g) pay when due, or within any applicable grace period allowed by the applicable Governmental Authority, all installment contributions required under Section 302 of ERISA or Section 412 of the Code or within 10 days of a failure to make any such required contributions when due, or within any applicable grace period, furnish the Agent with written notice of such failure.

         6.9 USE OF PROCEEDS. Subject to the terms and conditions contained herein, use the proceeds of the Loans for (a) refinancing the Borrowers' existing Indebtedness with financial institutions, (b) partial financing of the Acquisition (including the refinancing of existing Indebtedness of Ace Novelty Co., Inc. and its Subsidiaries), (c) financing ongoing working capital needs of the Borrowers and their Subsidiaries not otherwise prohibited herein and/or (d) payment of the Indebtedness arising pursuant to the Letters of Credit and the Indemnified Letters of Credit, as provided in this Agreement; PROVIDED, that no proceeds of any Loan shall be used (a) for the purpose of purchasing or carrying directly or indirectly any margin stock as defined in Regulation U ("REG U") of the Board of Governors of the Federal Reserve System, (b) for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any such margin stock, (c) for any other purpose which would cause such Loan to be a "purpose credit" within the meaning of Reg U and (d) for any purpose which would constitute a violation of Reg U or of Regulations G, T or X of the Board of Governors of the Federal Reserve System or any successor regulation of any thereof or of any other rule, statute or regulation governing margin stock from time to time.

         6.10 ADDITIONAL BORROWERS OR GUARANTORS; ASSUMPTION AND JOINDER AGREEMENTS.

                   (a) Promptly inform the Agent of either (i) the commencement of any material business operations or activities by any Dormant Subsidiary or
(ii) the acquisition by any Dormant Subsidiary of any asset or assets other than those assets held by such Dormant Subsidiary as of the Closing Date, and in either of such events, if required by the Required Lenders, promptly cause such Dormant Subsidiary to either (i) become a Borrower hereunder and comply with all the terms, conditions, obligations and duties of the Borrowers hereunder and under all other Loan Documents by execution and delivery to the Agent for the benefit of the Lenders of an Assumption Agreement and the applicable Security Documents required by the Required Lenders, together with such related certificates, legal opinions and documents as the Agent may reasonably require, or (ii) become a Guarantor by execution and delivery to the Agent for the ratable benefit of the Lenders of a Guaranty or a Joinder Agreement (if a Joinder Agreement is requested by the Agent in lieu of a Guaranty) and execute and deliver to the Agent for the benefit of the Lenders any applicable Security Documents required by the Required Lenders, together with such related certificates, legal opinions and documents as the Agent may reasonably require.

                   (b) Promptly inform the Agent of the creation or acquisition of any Subsidiary of any Borrower or any other Subsidiary after the Closing Date which is authorized hereunder and is otherwise in accordance with the other provisions of this Agreement and, if required by the Required Lenders, promptly cause any such Subsidiary created after the Closing Date (except as provided for below) to either (i) become a Borrower hereunder and comply with all of the terms, conditions, obligations and duties of the Borrowers hereunder and under all other Loan Documents by execution and delivery to the Agent for the benefit of the Lenders of an Assumption Agreement and the applicable Security Documents required by the Required Lenders or (ii) become a Guarantor by execution and delivery to the Agent for the benefit of the Lenders of a Guaranty or a Joinder Agreement (if a Joinder Agreement is requested by the Agent in lieu of a Guaranty) and execute and deliver to the Agent for the benefit of the Lenders any applicable Security Documents required by the Required Lenders, together with such related certificates, legal opinions and documents as the Agent may reasonably require; PROVIDED, however, that any foreign, non-Canadian Subsidiary shall not be required to become a Borrower or Guarantor hereunder if the Agent receives, for the ratable benefit of the Lender, a first priority pledge of no less than sixty-five percent (65%) of all issued and outstanding indicia of equity rights (including capital stock) in such foreign Subsidiary contemporaneously with the acquisition or creation by the applicable Borrower or other Subsidiary of such foreign Subsidiary. With respect to this SECTION 6.10, whether the applicable Subsidiaries described above become a Borrower or a Guarantor for purposes of this Agreement shall be at the option of the Required Lenders and shall not be determined by the Borrowers or the applicable Subsidiaries described above.

         6.11 NOTICE OF EVENTS. Notify the Agent immediately upon acquiring knowledge of the occurrence of, or if any Borrower or any of its Subsidiaries causes or intends to cause, as the case may be: (a) the institution of any lawsuit, administrative proceeding or investigation affecting any Borrower or any of its Subsidiaries, including without limitation, any audit by the Internal Revenue Service, the adverse determination under which could reasonably be expected to have a Material Adverse Effect; (b) any development or change in the business or affairs of the Borrower or any of its Subsidiaries which has had or which is likely to have, in the reasonable judgment of any Responsible Officer of such Borrower, a Material Adverse Effect;
(c) any Event of Default or any Default, together with a detailed statement by a Responsible Officer on behalf of the Borrowers of the steps being taken to cure the effect of such Event of Default or Default; (d) the occurrence of a default or event of default by any Borrower or any of its Subsidiaries under any agreement or series of related agreements to which it is a party, which default or event of default could reasonably be expected to have a Material Adverse Effect; (e) any violation by, or investigation of, any Borrower or any of its Subsidiaries in connection with any actual or alleged violation of any Legal Requirement imposed by the Environmental Protection Agency, the Occupational Safety Hazard Administration or any other Governmental Authority which has or is likely to have, in the reasonable judgment of any Responsible Officer of such Borrower, a Material Adverse Effect; and (f) any change in the accuracy of the representations and warranties of any Borrower or any of any of its Subsidiaries in this Agreement or any other Loan Document.

         6.12 ENVIRONMENTAL MATTERS. Without limiting the generality of SECTION 6.1(C) hereof, (a) comply in all material respects with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Requirement of Environmental Law or Environmental Permit; (b) obtain and maintain in effect all Environmental Permits, the failure to obtain which could reasonably be expected to have a Material Adverse Effect; and (c) keep its Property free of any Environmental Claims or Environmental Liabilities which could reasonably be expected to have a Material Adverse Effect.

         6.13 END OF FISCAL YEAR. Cause each of its fiscal years to end on July 31.

         6.14 PAY OBLIGATIONS AND PERFORM OTHER COVENANTS. Make full and timely payment of the Obligations, whether now existing or hereafter arising, duly comply with all of the terms and covenants contained in this Agreement and in each of the other Loan Documents at all times and places and in the manner set forth therein, and except for the filing of continuation statements and the making of other filings by the Agent as secured party or assignee, at all times take all actions necessary to maintain the Liens and security interests provided for under or pursuant to this Agreement and the Security Documents as valid perfected first priority Liens on the Collateral intended to be covered thereby (subject only to other Liens expressly permitted by SECTION 7.2 hereof) and supply all information to the Agent necessary for such maintenance.

         6.15 COLLECTION OF RECEIVABLES; APPLICATION OF LOCKBOX AGREEMENT PROCEEDS. At their own cost and expense, (i) arrange for remittances on all Receivables to be made directly to lockboxes designated by the Agent under the terms of the Lockbox Agreements or in such other manner as the Agent may direct, and (ii) except for disputed items, promptly deposit all payments received by the Borrowers on account of Receivables, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in one or more accounts designated by the Agent in precisely the form received (but with any endorsements of the Borrowers necessary for deposit or collection ), subject to withdrawal by the Agent only, as hereinafter provided, and until such payments are deposited, such payments shall be deemed to be held in trust by the Borrowers for and as the Lenders' property and shall not be commingled with the Borrowers' other funds. All remittances and payments that are deposited in accordance with the foregoing will be immediately applied by the Agent to reduce the outstanding balance of the Revolving Loans, subject to the continued accrual of interest on the Revolving Loan balances to which such remittances and payments are applied for one (1) Business Day (or two Business Days in the case of remittances and payments received after 12:00 noon) and in any event subject to final collection in cash of the item deposited.

         6.16 ADDITIONAL RECEIVABLES DOCUMENTATION. In addition to the monthly Receivables agings delivered pursuant to this Agreement at such intervals as the Agent may require, furnish such further schedules and/or information as the Agent may require relating to the Receivables (including without limitation, sales invoices), and the Borrowers shall notify the Agent of any non-compliance in respect of the representations and warranties contained in SECTION 5.21 hereof. The items to be provided under this SECTION 6.16 are to be in form satisfactory to the Agent and are to be executed and delivered to the Agent from time to time solely for its convenience in maintaining records of the Collateral. The Borrowers' failure to give any of such items to the Agent shall not affect, terminate, modify or otherwise limit the Agent's Lien or security interest in the Collateral.

         6.17 LICENSOR CONSENTS. On or before January 31, 1997, Borrowers shall submit in writing to each licensor under (a) any License Agreement in effect as of the Closing Date which remains in effect as of January 31, 1997 and (b) any other Material License Agreement in effect as of January 31, 1997, a request to execute and deliver to Agent a Licensor Consent Letter, PROVIDED that Borrowers shall not be obligated to cause any such licensor to so execute and deliver the requested Licensor Consent Letter.

7.       NEGATIVE COVENANTS.

         Each Borrower covenants and agrees with the Agent and the Lenders that prior to the termination of this Agreement it will not, and will not suffer or permit any of its Subsidiaries to, do any of the following:

         7.1 INDEBTEDNESS. Create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Indebtedness, whether direct, indirect, absolute, contingent or otherwise, EXCEPT the following:

                   (a) Indebtedness to the Lenders and the Agent pursuant hereto;

                   (b) Indebtedness secured by Liens permitted by SECTION 7.2 hereof;

                   (c) Purchase money Indebtedness incurred to finance specific Capital Expenditures in an aggregate amount not to exceed $750,000 per fiscal year (to the extent permitted by SECTION 7.12 hereof);

                   (d) Subordinated Indebtedness;

                   (e) other liabilities existing on the date of this Agreement and set forth on SCHEDULE 5.16 attached hereto, and all renewals and extensions (but not increases) thereof on terms no less favorable to the Borrowers or their Subsidiaries;

                   (f) current accounts payable and unsecured current liabilities, not the result of borrowings, to vendors, suppliers and persons providing services, for expenditures on ordinary trade terms for goods and services normally required by the Borrowers or any of its Subsidiaries in the ordinary course of its business;

                   (g) the Indebtedness of any Guarantor to any Borrower or to any other Guarantor, or the Indebtedness of any Borrower to any other Borrower or to any Guarantor;

                   (h)    Indebtedness permitted by SECTION 7.7(E) hereof; and

                   (i) current and deferred taxes and other assessments and governmental charges (to the extent permitted by SECTION 7.2(E) hereof).

         THE BORROWERS, THE AGENT, THE LENDERS AND EACH GUARANTOR (BY ITS EXECUTION OF A GUARANTY OR A JOINDER AGREEMENT) AGREE THAT, NOTWITHSTANDING ANYTHING CONTAINED IN SECTIONS 7.1(G) AND (H) OR IN ANY OTHER PROVISION CONTAINED IN THIS AGREEMENT WHICH MAY APPEAR TO BE TO THE CONTRARY, ANY AND ALL INDEBTEDNESS PERMITTED BY SECTIONS 7.1(G) AND (H) HEREOF (TOGETHER WITH ANY AND ALL LIENS FROM TIME TO TIME SECURING THE SAME AS PERMITTED BY SECTION 7.2(I) HEREOF) IS HEREBY MADE AND AT ALL TIMES HEREAFTER SHALL BE INFERIOR AND SUBORDINATE IN ALL RESPECTS TO THE INDEBTEDNESS FROM TIME TO TIME OWING TO THE AGENT OR ANY LENDER PURSUANT HERETO AND TO ANY LIEN AGAINST ANY COLLATERAL FROM TIME TO TIME NOW OR HEREAFTER SECURING ANY OF SUCH INDEBTEDNESS PURSUANT TO THE TERMS HEREOF AND THE SECURITY DOCUMENTS. BORROWERS AGREE TO EXECUTE AND DELIVER ON THEIR OWN BEHALF, AND TO CAUSE TO BE EXECUTED AND DELIVERED BY AND ON BEHALF OF THE GUARANTORS, ANY AND ALL SUBORDINATION AGREEMENTS, IN FORM AND CONTENT REASONABLY ACCEPTABLE TO THE AGENT AND THE REQUIRED LENDERS, WHICH THE AGENT OR THE REQUIRED LENDERS MAY HEREAFTER REQUIRE TO FURTHER EVIDENCE THE SUBORDINATION OF THE INDEBTEDNESS PERMITTED BY SECTIONS 7.1(G) AND (H) ABOVE AND THE LIENS PERMITTED BY SECTION 7.2(I).

         7.2 LIENS. Create or suffer to exist any Lien upon any of its Property (including without limitation, real property assets) now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; PROVIDED, HOWEVER, that the Borrowers and their Subsidiaries (or any of them) may create or suffer to exist:

                   (a) Liens in effect on the date hereof and which are described on SCHEDULE 7.2 attached hereto, PROVIDED, that the Property covered thereby does not increase in quantity, and if such Liens are renewed and extended, the amount of the Indebtedness secured by such Liens and the monthly debt service payments required under such Indebtedness may not increase;

                   (b) Liens in favor of the Agent for the ratable benefit of the Lenders;

                   (c) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old- age pensions and other social security benefits (not including any lien described in Section 412(m) of the Code);

                   (d) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens and other similar liens, incurred in good faith in the ordinary course of business and securing obligations which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings as to which any Borrower or any of its Subsidiaries, as the case may be, shall, to the extent required by GAAP, consistently applied, have set aside on its books adequate reserves;

                   (e) Liens securing the payment of taxes, assessments and governmental charges or levies, that are not delinquent or are being diligently contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP; PROVIDED, HOWEVER, that in no event shall the aggregate amount of taxes, assessments and governmental charges or levies which are being contested at any time exceed $250,000 and that in no event shall the aggregate amount of such reserves be less than the aggregate amount secured by such Liens;

                   (f) Zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

                   (g) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

                   (h) Purchase money Liens securing the Indebtedness permitted by SECTION 7.1(C) above, PROVIDED, that as a result of the creation of any such Lien, (i) no Default or Event of Default shall have occurred, (ii) the principal amount of such Lien does not exceed 100% of the purchase price of the asset acquired with such permitted Indebtedness plus accrued interest on such Indebtedness, and (ii) such Lien shall not apply to any other Property other than the asset acquired with such purchase money Indebtedness; and

                   (i) Liens in favor of any Borrower or any Guarantor securing any Indebtedness permitted pursuant to SECTIONS 7.1(G) and (H) hereof.

PROVIDED, HOWEVER, that notwithstanding anything contained above in this SECTION
7.2 to the contrary, if any of the permitted Liens are of the type that are being contested in good faith by appropriate proceedings as to any Borrower or any of its Subsidiaries, the Indebtedness giving rise to such contested Lien(s) must be immediately paid upon commencement of any foreclosure process or proceeding with respect to such Lien(s) unless the same shall be effectively stayed or a surety bond with respect thereto (which is satisfactory in all respects to the Agent), is posted.

         7.3 CONTINGENT LIABILITIES. Create, incur, suffer or permit to exist, directly or indirectly, any Contingent Obligations, except for (a) Contingent Obligations in effect on the date hereof and which are described on SCHEDULE 7.3 attached hereto and (b) Contingent Obligations hereafter incurred by any Borrower or any Guarantor with respect to the Indebtedness of any other Borrower or Guarantor otherwise permitted by SECTION 7.1 hereof.

         7.4 MERGERS, CONSOLIDATIONS AND DISPOSITIONS AND ACQUISITIONS OF ASSETS. In any single transaction or series of related transactions, directly or indirectly:

                   (a)    Wind up its affairs, liquidate or dissolve;

                   (b)    Be a party to any merger or consolidation;

                   (c) Sell, convey, lease or otherwise dispose of all or any portion of the assets (except for the sale of inventory in the ordinary course of business) of any Borrower and/or its Subsidiaries, or agree to take any such action;

                   (d) Sell, assign, pledge, transfer or otherwise dispose of, or in any way part with control of, any Stock of any of its Subsidiaries or any Indebtedness or obligations of any character of any of its Subsidiaries, or permit any such Subsidiary to do so with respect to any Stock of any other Subsidiary or any Indebtedness or obligations of any character of any Borrower or any of its Subsidiaries, or permit any of its Subsidiaries to issue any additional Stock other than to any Borrower;

                   (e) Take any action with a view toward dissolution, liquidation or termination; or

                   (f) Purchase or otherwise acquire, directly or indirectly, in a single transaction or a series of related transactions, all or a substantial portion of the assets of any Person or such Person and its Affiliates, or any shares of Stock of, or similar interest in, any Person or such Person and its Affiliates;

PROVIDED, however, that:

                  (1) any Borrower or any of its Subsidiaries may merge or consolidate with any other Borrower or any other domestic Subsidiary of any Borrower, PROVIDED that if one or more of the entities so merging or consolidating was a Borrower or Guarantor, (x) if the surviving entity is not yet a Borrower or Guarantor, such surviving entity shall simultaneously with such merger, execute and deliver to the Agent an Assumption Agreement or a Joinder Agreement, together with all requested Security Documents, as required at such time by the Required Lenders, appropriately completed, and (y) if such surviving entity is a Guarantor, such surviving entity shall simultaneously with such merger, if required at such time by the Required Lenders, execute and deliver to the Agent an Assumption Agreement and all requested Security Documents appropriately completed;

                  (2) any Borrower or any of its Subsidiaries may sell, lease, transfer or otherwise dispose of any of its assets to another Borrower or any other domestic Subsidiary of any Borrower; PROVIDED that if the entity selling, leasing, transferring or otherwise disposing of its assets is a Borrower or Guarantor, (x) if the entity to whom the sale, lease, transfer or disposition was made is not yet a Borrower or Guarantor, such surviving entities shall simultaneously with such lease, transfer or disposition, execute and deliver to the Agent an Assumption Agreement or a Joinder Agreement, together with all requested Security Documents, as required at such time by the Required Lenders, appropriately completed, and (y) if such entity to whom the sale, lease, transfer or disposition was made is a Guarantor, such entity shall simultaneously with such sale, lease, transfer or disposition, execute and deliver to the Agent an Assumption Agreement and all requested Security Documents, if required at such time by the Required Lenders, all appropriately completed. If such transferring entity is a wholly-owned Subsidiary of any Borrower, it may wind up its affairs, liquidate or dissolve following the consummation of any such sale, lease, transfer or disposal of all or substantially all of its assets;

                  (3) any Dormant Subsidiary may wind up its affairs, liquidate or dissolve prior to being obligated, if required by the Required Lenders, to become a Borrower or Guarantor in accordance with the terms and provisions of SECTION 6.10(A) hereof;

                  (4) Ace Acquisition may sell, transfer or otherwise dispose of, upon terms reasonably acceptable to the Agent and the Lenders, all of the real Property located in Los Angeles, California (including the portion of such real Property which is not owned by any Borrower) which is subject to and covered by a Mortgage as of the date hereof;

                  (5) Play By Play may sell, transfer or otherwise dispose of, upon terms reasonably acceptable to the Agent and the Lenders, the vending business owned and operated by Play By Play as of the date hereof;

                  (6) Restaurants International, Inc. may transfer and assign to Play By Play Toys & Novelties Europe, S.A. any and all rights to receive payments evidenced by, and due and owing under that certain contract dated April 12, 1996, by and between Restaurants International, Inc. and Croitex, S.A.

                          (7) Any Borrower or any of its Subsidiaries may acquire all or a substantial portion of the assets of one or more of their respective account debtors in connection with, and as a result of, collection actions in the ordinary course of business as a result of delinquent Receivables or promissory notes owing by such account debtors.

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         7.5 NATURE OF BUSINESS. Materially change the nature of its business or enter into any business which is substantially different from the business in which it is engaged as of the Closing Date, or allow any Dormant Subsidiary to commence any material business operations or activities of any kind.

         7.6 TRANSACTIONS WITH RELATED PARTIES. (a) Except for transactions, contracts or agreements existing on the date of this Agreement and which are set forth on SCHEDULE 7.6 attached hereto, and any renewals and extensions of such existing transactions, contracts or agreements so long as such renewals and extensions are upon terms and conditions substantially identical to the terms and conditions set forth in the existing transactions, contracts and agreements (or otherwise no less favorable to the Borrowers and Guarantors, as applicable):
(i) enter into any other transaction, contract or agreement of any kind with any Affiliate, officer or director of any Borrower or any of its Subsidiaries, unless such transaction, contract or agreement is made upon terms and conditions not less favorable to such Person than those which could have been obtained from wholly independent and unrelated sources; and (ii) the Borrowers will not permit the compensation paid by any Borrower or any of its Subsidiaries to any officer, stockholder, director, partner or proprietor of any Borrower or any of its Subsidiaries to be excessive, based on the reasonable discretion of the Agent, taking into consideration the financial circumstances of the applicable Borrower or Subsidiary and the position and qualifications of such Person; PROVIDED, however, that any Borrower or any of its Subsidiaries may enter into any transaction, contract or agreement of any kind with another Borrower or any other Subsidiary of any Borrower upon terms and conditions more favorable to such Person than those which could have been obtained from wholly independent and unrelated sources if the applicable Borrowers or Subsidiaries which are parties to such transaction, contract or agreement are either a Borrower or Guarantor hereunder.

                   (b) No Borrower shall permit any executive officer or director of any Borrower or any of its Subsidiaries to acquire or otherwise usurp any corporate opportunity rightfully belonging to such Borrower or Subsidiary in any manner which would constitute a breach of such executive officer's or director's duty of loyalty to such Borrower or Subsidiary.

         7.7 INVESTMENTS; LOANS. Make, directly or indirectly, any loan or advance to or have any Investment in any Person, or make any commitment to make such loan, advance or Investment, except:

         (a) Stock of any Subsidiary existing as of the Closing Date;

         (b) Permitted Investment Securities;

         (c) Customer obligations and receivables owing to any Borrower or any Subsidiary thereof and arising out of sales or leases made or the rendering of services by any Borrower or any Subsidiary thereof in the ordinary course of business;

         (d) Loans otherwise permitted by the provisions of SECTION 7.1(G) above;

                                       73

         (e) Loans and other Investments in Play By Play Toys & Novelties Europe, S.A., Play By Play Far East Limited or any other foreign Subsidiary of any Borrower or any of its Subsidiaries, so long as (1) the aggregate amount of such Loans and other Investments by all Borrowers and Guarantors does not exceed in the aggregate $650,000 per fiscal year and (2) the provisions of SECTION 6.10(B) hereof have been satisfied;

         (f) Letters of Credit issued for the account of the Borrowers and for the benefit of Play By Play Toys & Novelties Europe, S.A. or any creditors thereof, so long as (1) the aggregate undrawn amount of such Letters of Credit then outstanding does not exceed $1,000,000 at any time and (2) the sum of (i) the aggregate undrawn upon amount of such Letters of Credit then outstanding and
(ii) the aggregate outstanding principal amount of the obligations guaranteed pursuant to SECTION 7.7(G) below does not exceed $1,500,000 at any time;

         (g) One or more guaranties issued by a Borrower covering the obligations of Play By Play Toys & Novelties Europe, S.A., so long as the sum of
(1) the aggregate outstanding principal amount of obligations so guaranteed and
(2) the aggregate undrawn upon amount of the Letters of Credit issued pursuant to SECTION 7.7(F) above which are then outstanding does not exceed $1,500,000 at any time;

         (h) The transaction permitted by the provisions of SECTION 7.4(F)(6) above (with the value of such asset being transferred not being included for purposes of determining compliance with SECTION 7.7(E) above); and

         (i) Investments in other Borrowers or Guarantors.

         7.8 ERISA COMPLIANCE.

                   (a) At any time engage in any "prohibited transaction" as defined in ERISA; or permit any Plan to be terminated in a manner which could result in the imposition of a Lien on any Property of any Borrower or any of its Subsidiaries pursuant to ERISA.

                   (b) Engage in any transaction in connection with which any Borrower or any Subsidiary thereof could reasonably be expected to be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

                   (c) Terminate any Plan in a "distress termination" under
Section 4041 of ERISA, or take any other action which could reasonably be expected to result in a material liability of any Borrower or any Subsidiary thereof to the PBGC.

                   (d) Fail to make payment when due, or within any applicable grace period allowed by the applicable Governmental Authority, of all amounts which, under the provisions of any Plan, any Borrower or any Subsidiary thereof is required to pay as contributions thereto, or, with respect to any Plan, permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect thereto.

                                       74

                   (e) Adopt an amendment to any Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code.

         7.9 CREDIT EXTENSIONS. Extend credit other than (a) normal and prudent extensions of credit to customers for goods and services in the ordinary course of business and (b) loans otherwise permitted by the provisions of SECTIONS 7.1(G), 7.1(H) or SECTION 7.7 above.

         7.10 CHANGE IN ACCOUNTING METHOD. Make or permit any change in accounting method or financial reporting practices except as may be required by GAAP, as in effect from time to time.

         7.11 REDEMPTION, DIVIDENDS, DISTRIBUTIONS AND PAYMENTS. At any time:

                   (a) Redeem, purchase, retire or otherwise acquire, directly or indirectly, any shares of its Stock or set aside any amount for such purpose;

                   (b) Declare or pay, directly or indirectly, (i) any cash dividend, except dividends paid to any Borrower or Guarantor which is a direct parent of the Subsidiary paying a dividend, or (ii) any management fees, except management fees paid to any Borrower or Guarantor; or

                   (c) Make any other distribution of any Property, cash, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of its Stock.

         7.12 CAPITAL EXPENDITURES. Permit the aggregate amount of payments made by the Borrowers and their Subsidiaries, on a Consolidated basis, for Capital Expenditures, including those in respect of Capital Lease Obligations and Indebtedness permitted under SECTION 7.1(C) above, to exceed $1,750,000 in any fiscal year.

         7.13 INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio of the Borrowers and their Subsidiaries, on a Consolidated basis, to be less than 3.50 to 1.00 as of the end of any fiscal quarter or fiscal year.

         7.14 TANGIBLE NET WORTH. Permit the Tangible Net Worth of the Borrowers and their Subsidiaries, on a Consolidated basis, to be less than the respective amounts set forth below as of the end of any calendar month during the periods indicated:

        PERIOD                                                        AMOUNT
        ------                                                        ------
Closing Date through July 30, 1996                                   $31,250,000
July 31, 1996 through October 30, 1996                               $32,000,000
October 31, 1996 through January 30, 1997                            $34,500,000
January 31, 1997 through April 29, 1997                              $35,250,000
April 30, 1997 through July 30, 1997                                 $36,250,000
July 31, 1997 through October 30, 1997                               $38,750,000
October 31, 1997 through January 30, 1998                            $41,250,000
January 31, 1998 through April 29, 1998                              $42,000,000
April 30, 1998 through Maturity Date                                 $43,000,000

                                                        75

         7.15 DEBT COVERAGE RATIO. Permit the Debt Coverage Ratio of the Borrowers and their Subsidiaries, on a Consolidated basis, to be less than the respective amounts set forth below as of the dates indicated:

       DATE                                                          RATIO
January 31, 1997                                                     1.25:1.00
April 30, 1997                                                       1.25:1.00
July 31, 1997                                                        1.50:1.00
October 31, 1997                                                     1.75:1.00
January 31, 1998                                                     2.00:1.00
and the last day of each fiscal quarter
thereafter through Maturity Date

         7.16 EBITDA. Permit EBITDA of the Borrowers and their Subsidiaries, on a Consolidated Basis, to be less than the respective amounts set forth below for the periods indicated:

       PERIOD                                                        AMOUNT
       ------                                                        ------
June 1 through July 31, 1996                                         $2,500,000
August 1, 1996 through October 31, 1996                              $5,500,000

         7.17 SALES OF RECEIVABLES. Sell, assign, discount, transfer or otherwise dispose of any Receivables, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse, except for the purpose of collection, settlement or discount of any Receivables in the ordinary course of business.

         7.18 NET INCOME. Permit Net Income of the Borrowers and their Subsidiaries on a Consolidated basis, to be less than zero for any fiscal quarter (commencing with the fiscal quarter ending July 31, 1996).

         7.19 SALE AND LEASE-BACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any Person whereby any Borrower or any of its Subsidiaries shall sell or transfer any Property, real or personal, which is used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property which such Borrower or such Subsidiary intends to use for substantially the same purpose or purposes as the Property being sold or transferred.

         7.20 FOREIGN ENTITY STOCK. Permit Play By Play Toys & Novelties Europe, S.A., Play By Play Far East Limited or any other non-Canadian, foreign Subsidiary of any Borrower or any other Subsidiary acquired or formed after the date hereof in compliance with the other provisions of this Agreement to issue any further or additional indicia of equity rights (including without limitation, capital stock) unless (a) sixty-five percent (65%) of any such additional equity rights are promptly pledged to the Agent, for the ratable benefit of the Banks, as additional Collateral for the Obligations, and (b) the original certificates evidencing such additional equity rights (together with appropriate stock powers or other requisite endorsements) are promptly delivered to the Agent once issued.

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         7.21 CHANGE OF NAME OR PLACE OF BUSINESS. Permit any Borrower or any of
its Subsidiaries to change its address, name, location of its chief executive office or principal place of business or the place it keeps its books and records, unless the Borrowers have (a) notified the Agent of such change in writing at least thirty (30) days before the effective date of such change, (b) taken such action, reasonably satisfactory to the Agent and the Lenders, to have caused the Liens against all Collateral in favor of the Agent for the ratable benefit of the Lenders to be at all times fully perfected and in full force and effect and (c) delivered such certificates of Governmental Authorities as the Agent may require substantiating such name change; PROVIDED, however, that Ace shall be entitled to change its name to Ace Novelty Co., Inc. within 48 hours after the Closing Date so long as all the other requirements of this SECTION
7.21 have been satisfied.

         8. EVENTS OF DEFAULT AND REMEDIES.

         8.1 EVENTS OF DEFAULT. If any of the following events shall occur and be continuing, then the Agent may, if directed to do so by the Required Lenders in writing actually received by the Agent prior to the Agent doing so (and, if directed by the Required Lenders, shall), by written notice (or facsimile notice promptly confirmed in writing) to the Borrowers, take any or all of the following actions at the same or different times: (1) accelerate the Maturity Date and declare the Notes, all Letter of Credit Advances, the Commitment Fees and all other Obligations then outstanding to be, and thereupon the Notes, said Letter of Credit Advances, the Commitment Fees and all other Obligations shall forthwith become, immediately due and payable, without further notice of any kind, notice of acceleration or of intention to accelerate, presentment and demand or protest, or other notice of any kind all of which are hereby expressly WAIVED by the Borrowers; (2) terminate all or any portion of the Commitments and any obligation to issue any additional Letters of Credit; (3) demand that the Borrowers and the Guarantors provide the Agent, for the ratable benefit of the Lenders, and the Borrowers and the Guarantors jointly and severally agree upon such demand, to provide cash collateral in an amount equal to the aggregate Letter of Credit Exposure Amount then outstanding, on terms and pursuant to documents in agreement and satisfactory in all respects to the Agent; and (4) exercise any and all other rights pursuant to the Loan Documents:

                   (a) The Borrowers shall fail to pay or prepay any principal of or interest on any Note, any Application, the Commitment Fees or any other Obligation hereunder as and when due and payable, whether at the due date thereof (by acceleration, lapse of time or otherwise) or at any date fixed for prepayment thereof in accordance with the other provisions of this Agreement; or

                   (b) Any Borrower or any of its Subsidiaries (i) shall fail to pay at maturity, or within any applicable period of grace, any Indebtedness, or the equivalent thereof (excluding Indebtedness outstanding hereunder), in excess of $100,000 in principal amount unless such payment is being contested in good faith (by appropriate proceedings) and adequate reserves have been provided therefor, or (ii) shall default in any other manner with respect to any Indebtedness, or the equivalent thereof (excluding Indebtedness outstanding hereunder), in excess of $100,000 in principal amount if the effect of any such default or event of default shall be to accelerate or to

                                       77

permit the holder of any such Indebtedness or equivalent obligation, at its option, to accelerate the maturity of such Indebtedness or equivalent obligations prior to the stated maturity thereof, (iii) shall fail to observe or perform any term, covenant or agreement contained in any agreement or obligation, other than any Loan Document, by which it or any of its Subsidiaries is bound (the failure of which would or could reasonably be expected to have a Material Adverse Effect), or (iv) is in default under or in violation of any Legal Requirement, which failure would or could reasonably be expected to have a Material Adverse Effect; or

                   (c) Any representation or warranty made or deemed made in connection with any Loan Document shall prove to have been incorrect, false or misleading in any material respect when made or deemed to have been made, if a Material Adverse Effect would occur as a result thereof; or

                   (d) Except as provided in SECTION 8.1(E) hereof, default shall occur in the punctual and complete performance or observance of any covenant, condition or agreement to be observed or performed on the part of any Borrower or any of its Subsidiaries pursuant to the terms of any provision of this Agreement or any other Loan Document; or

                   (e) Default shall occur in the punctual and complete performance or observance of any covenant, condition or agreement to be observed or performed on the part of any Borrower or any of its Subsidiaries pursuant to the terms of SECTIONS 6.2, 6.8(B) and 6.11(E) hereof, and such Default remains uncured ten (10) days after the Agent has given written notice of such Default to the Borrowers; or

                   (f) Judgment or judgments (or any decree or decrees for the payment of any fine or any penalty) for the payment of an uninsured money award in excess of $1,000,000 in the aggregate shall be rendered against any Borrower or any of its Subsidiaries at any time, regardless of whether the same is being appealed or reserves established therefor or paid in full; or

                   (g) Final judgment or judgments (or any decree or decrees for the payment of any fine or any penalty) for the payment of money in excess of $250,000 in the aggregate shall be rendered against any Borrower or any of its Subsidiaries and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; or

                   (h) Any Borrower or any Subsidiary of any Borrower shall claim, or any court shall find or rule, that the Agent for the benefit of the Lenders does not have a valid Lien on any portion of the Collateral which may now or hereafter have been provided to secure the Obligations hereunder; or

                   (i) Any order shall be entered in any proceeding against any Borrower or any of its Subsidiaries decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for sixty (60) days; or

                   (j) Any Borrower or any of its Subsidiaries shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent

                                       78

to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

                   (k) A change shall occur in the financial condition, business affairs or otherwise of any Borrower or any of its Subsidiaries, or in the value of the Collateral given as security for the Obligations hereunder, which would or does have a Material Adverse Effect; or

                   (l) Any of the following shall occur: (1) a material Reportable Event shall have occurred with respect to a Plan; (2) the filing by any Borrower, any ERISA Affiliate, or an administrator of any Plan of a notice of intent to terminate such Plan in a "distressed termination" under the provisions of Section 4041 of ERISA; (3) the receipt of notice by any Borrower, any ERISA Affiliate or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Plan; (4) any other event or condition exists which might, in the opinion of the Agent, constitute grounds under the provisions of Section 4042 of ERISA for the termination of or the appointment of a trustee to administer any Plan by the PBGC; (5) a Plan shall fail to maintain a minimum funding standard required by
Section 412 of the Code for any plan year or a waiver of standard is sought or granted under the provisions of Section 412(d) of the Code; (6) any Borrower or any ERISA Affiliate has incurred, or is likely to incur, a liability under the provisions of Section 4062, 4063, 4064 or 4201 of ERISA; (7) any Borrower or any ERISA Affiliate fails to pay the full amount of an installment required under
Section 412(m) of the Code; (8) the occurrence of any other event or condition with respect to any Plan which would constitute an event of default or default under any other material agreement entered into by any Borrower or any ERISA Affiliate; or

                   (m) One or more notices of Liens arising from unpaid federal, state or local taxes exceeding $100,000 in the aggregate shall be filed against any of the Properties or assets of any Borrower or any of its Subsidiaries; or

                   (n) This Agreement, any Note, any of the Security Documents or any other Loan Documents shall for any reason cease to be, or shall be asserted by any Borrower, any Guarantor or any Grantor not to be, a legal, valid and binding obligation of the Borrowers, such Guarantors or such Grantor, as applicable, enforceable in accordance with its terms, or the Lien purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by any Borrower, any Guarantor or any Grantor, as applicable, not to be, a valid, first priority perfected Lien against any Collateral (except to the extent otherwise permitted under this Agreement or any of the Security Documents); or

                   (o) Any Borrower or any of its Subsidiaries which is a party to any of the Lockbox Agreements fails to perform and observe, and/or cause to be performed and observed, all covenants, provisions and conditions to be performed, discharged and observed by any Borrower or any such Subsidiary under the terms of the Lockbox Agreements; or

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                   (p)    A Change of Control shall occur; or

                   (q) Any of the Material License Agreements are validly terminated as a result of a default thereunder by any Borrower or any of its Subsidiaries.

In addition, if any of the following events shall occur, then the Notes, the Letter of Credit Advances, the Commitment Fees and all other Obligations then outstanding and payable hereunder shall automatically, without demand, presentment, protest, notice of intent to accelerate, notice of acceleration or other notice to any Person of any kind, all of which are hereby expressly WAIVED by the Borrowers, become immediately due and payable and all Commitments and further obligation to issue any additional Letters of Credit shall be immediately and automatically terminated:

                          (x) Any Borrower or any of its Subsidiaries shall make a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver or liquidator of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

                          (y) Any such petition or application shall be filed or any such proceeding shall be commenced against any Borrower or any of its Subsidiaries and such Borrower or such Subsidiary by any act or omission shall indicate approval thereof, consent thereto or acquiescence therein, or an order shall be entered appointing a trustee, custodian, receiver or liquidator of all or any substantial part of the assets of any Borrower or any of its Subsidiaries or granting relief to any Borrower or any of its Subsidiaries or approving the petition in any such proceeding, and such order shall remain in effect for more than sixty (60) days; or

                          (z) Any Borrower or any of its Subsidiaries shall admit in writing its inability to pay its debts as they become due or fail generally to pay its debts as they become due or suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its Property which is not released, stayed, bonded or vacated within thirty (30) days after its issue or levy.

         8.2 REMEDIES CUMULATIVE. No remedy, right or power conferred upon the Agent or any Lender is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

         9. THE AGENT.

         9.1 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the Letters of Credit and the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are

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reasonably incidental thereto. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under the Letters of Credit which the Agent has issued with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent (which such term as used in this SECTION 9, shall, in each case, include reference to its Affiliates and its own and its Affiliates' officers, directors, employees and agents) (a) shall not have duties or responsibilities except those expressly set forth in this Agreement, the Letters of Credit and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender; (b) shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement, the Letters of Credit or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Letters of Credit or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Letters of Credit or any other Loan Document or any other certificate or document referred to or provided for herein or therein or any property covered thereby or for any failure by any Party or any other Person (other than the Agent) to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under the Letters of Credit or any other Loan Document except to the extent requested by the Required Lenders, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under the Letters of Credit or any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, INCLUDING PURSUANT TO ITS OWN NEGLIGENCE, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by them with reasonable care. Without in any way limiting any of the foregoing, each Lender acknowledges that the Agent shall not have any greater responsibility in the operation of the Letters of Credit than is specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision, International Chamber of Commerce Publication No. 500 or any successor publication). In any foreclosure proceeding concerning any collateral for the Notes, each holder of a Note if bidding for its own account or for its own account and the accounts of other Lenders is prohibited from including in the amount of its bid an amount to be applied as a credit against its Note or the Notes of the other Lenders, instead such holder must bid in cash only. However, in any such foreclosure proceeding, the Agent may (but shall not be obligated to) submit a bid for all Lenders (including itself) in the form of a credit against the Notes of all of the Lenders, and the Agent or its designee may (but shall not be obligated to), with the consent of the Required Lenders, accept title to such collateral for and on behalf of all Lenders.

         9.2 RELIANCE. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for the Borrowers), independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Letters of Credit or any other Loan Document, the Agent shall in all cases be fully

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protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Required Lenders, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

         9.3 DEFAULTS. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on Loans, non-payment of reimbursements of Letters of Credit Advances, or non-payment of Commitment Fees or Letter of Credit fees payable hereunder or under any other Loan Documents) unless it has received notice from a Lender or the Borrowers specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to SECTION 9.7 hereof) take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders and within its rights under the Loan Documents and at law or in equity, PROVIDED that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders and within its rights under the Loan Documents, at law or in equity.

         9.4 RIGHTS AS A LENDER. With respect to its Commitment, the Loans and any Letter of Credit Exposure Amount, the Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, includes the Agent in its individual capacity. The Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with any Borrower (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from any Borrower (in addition to the fees heretofore agreed to between the Borrowers and the Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         9.5 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE AGENT (TO THE EXTENT NOT REIMBURSED UNDER SECTION 2.10(G), SECTION 10.9 OR SECTION 10.10 HEREOF, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWERS UNDER SAID SECTIONS 2.10(G), 10.9 AND 10.10), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENTS, FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER (INCLUDING THE CONSEQUENCES OF THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON, BUT EXCLUDING THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON) WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE LETTERS OF CREDIT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING THE COSTS AND EXPENSES WHICH THE BORROWERS ARE OBLIGATED TO PAY UNDER SECTIONS 2.10(G), 10.9 AND 10.10 HEREOF BUT EXCLUDING, UNLESS A DEFAULT OR EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL

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ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY
DUTIES HEREUNDER) OR THE ENFORCEMENT OF ANY OF THE TERMS HEREOF OR THEREOF OR OF ANY SUCH OTHER DOCUMENTS, INCLUDING THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON, BUT EXCLUDING THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON. THE OBLIGATIONS OF THE LENDERS UNDER THIS SECTION 9.5 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE REPAYMENT OF THE INDEBTEDNESS ARISING IN CONNECTION WITH THIS AGREEMENT.

         9.6 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has received current financial information with respect to the Borrowers and the other Parties and that it has, independently and without reliance on the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and the other Parties and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by any Party of this Agreement, the Letters of Credit or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrowers or any Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent, under the Letters of Credit or the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers or any other Party (or any of their Affiliates) which may come into the possession of the Agent.

         9.7 FAILURE TO ACT. Except for action expressly required of the Agent hereunder, under the Letters of Credit and under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under SECTION
9.5 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         9.8 RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers, and the Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent reasonably acceptable to the Borrowers, PROVIDED deposits with such successor Agent shall be insured by the Federal Deposit Insurance Corporation or its successor. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent reasonably acceptable to the Borrowers. Any successor Agent shall be a Lender which has an office in the United States with a combined capital and surplus of at least

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$500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. Such successor Agent shall promptly specify by notice to the Borrowers and the Lenders its office for the purpose of any notices and payments hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this SECTION 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         10. MISCELLANEOUS.

         10.1 NO WAIVER. No waiver of any Default or Event of Default shall be deemed to be a waiver of any other Default or Event of Default. No failure to exercise and no delay on the part of the Agent or any Lender in exercising any right or power under any Loan Document or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or the abandonment or discontinuance of steps to enforce any such right or power, preclude any further or other exercise thereof or the exercise of any other right or power. No course of dealing between the Borrowers and the Agent or any Lender shall operate as a waiver of any right or power of the Agent or any Lender. No amendment, modification or waiver of any provision of this Agreement or any other Loan Document nor any consent to any departure therefrom shall be effective unless the same is in writing and signed by the Person against whom it is sought to be enforced, and then it shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrowers or any other Person shall entitle the Borrowers or any other Person to any other or further notice or demand in similar or other circumstances.

         10.2 NOTICES. All notices under the Loan Documents shall be in writing and either (i) delivered against receipt therefor, (ii) mailed by registered or certified mail, return receipt requested, or (iii) sent by telex, telecopy (promptly confirmed by mail, except for any notice pursuant to SECTION 4.1(A)(II) hereof which need not be confirmed by mail) or telegram, in each case to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any Lender who is a signatory hereto, at such other address as shall be designated by such Lender in a notice to the Borrowers and the Agent given in accordance with this SECTION 10.2 or to such other address as a party may designate. Any of the Borrowers may change its address for purposes hereof by providing written notice of such address change to the Lenders and the Agent in accordance with the provisions of this SECTION 10.2, with any such change in address only being effective ten (10) Business Days after such change of address has been deemed given in accordance with the provisions hereof. Notices shall be deemed to have been given (whether actually received or not) when delivered (or, if mailed, on the next Business Day); however, the notices required or permitted by SECTIONS 2.2(B) and 4.1(A) hereof shall be effective only when actually received by the Agent.

         10.3 GOVERNING LAW. UNLESS OTHERWISE SPECIFIED THEREIN, EACH LOAN DOCUMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN

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THE CONFLICTS OF LAWS PRINCIPLES THEREOF) AND THE UNITED STATES
OF AMERICA.

         10.4 SURVIVAL; PARTIES BOUND. All representations, warranties, covenants and agreements made by or on behalf of any Borrower in connection herewith shall survive the execution and delivery of the Loan Documents, shall not be affected by any investigation made by any Person, and shall bind the Borrowers and their respective successors, trustees, receivers and assigns and inure to the benefit of the successors and assigns of the Agent and the Lenders, provided that the undertaking of the Lenders hereunder to make Loans to the Borrowers and to issue Letters of Credit for the account of the Borrowers shall not inure to the benefit of any successor or assign of any Borrower. The term of this Agreement shall be until the final maturity of each Note and the payment of all amounts due under the Loan Documents.

         10.5 COUNTERPARTS. This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

         10.6 LIMITATION OF INTEREST. The Borrowers and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws, if any. Accordingly, the provisions of this SECTION 10.6 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this Section, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, PROVIDED that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Loans and the Commitments. In no event shall the Borrowers or any other Person be obligated to pay, or the Agent or any Lender have any right or privilege to reserve, receive or retain, (Y) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the United States or of any state, if any, which are applicable to the Agent or such Lender, respectively, or (Z) total interest in excess of the amount which the Agent or such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Loans at the Highest Lawful Rate, if any, applicable to the Agent or such Lender. On each day, if any, that the sum of the Alternate Base Rate or the Adjusted LIBOR Rate, as applicable, and the Applicable Margin, or any other applicable rate called for under any other Loan Document exceeds the Highest Lawful Rate, if any, applicable to any Lender, the rate at which interest shall accrue for the applicable type of borrowing owing to such Lender shall automatically be fixed by operation of this sentence at the Highest Lawful Rate applicable to such Lender for that day, and shall remain fixed at the Highest Lawful Rate applicable to such Lender for each day thereafter until the total amount of interest accrued and owing to such Lender equals the total amount of interest which would have accrued on such borrowing owing to such Lender if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Alternate Base

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Rate plus the Applicable Margin, the Adjusted LIBOR Rate plus the Applicable
Margin or such other applicable rate, respectively, unless and until the sum of the Alternate Base Rate and the Applicable Margin, the sum of the Adjusted LIBOR Rate and the Applicable Margin or such other applicable rate (whichever is applicable to the situation) again exceeds the Highest Lawful Rate applicable to such Lender when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate for any Lender shall be determined by dividing the applicable Highest Lawful Rate, if any, for such Lender per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this SECTION 10.6, or be construed to create a contract to pay any Lender for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate applicable to such Lender. If the term of any Loans or the Notes is shortened by reason of acceleration of maturity as a result of any Default or Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason the Agent or any Lender at any time is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate applicable to the Agent or such Lender, then and in any such event all of any such excess interest owed to or received by the Agent or such Lender shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to the Agent or such Lender, it shall be credited PRO TANTO against the then-outstanding principal balance of the Borrowers' respective obligations to the Agent or such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

         10.7 SURVIVAL. The obligations of the Borrowers under SECTIONS 2.3, 2.4(B), 2.9, 2.10(G), 10.9, 10.10 and 10.17 hereof shall survive the repayment of the Loans, the termination of the Commitments and the cancellation or expiration of the Letters of Credit.

         10.8 CAPTIONS. The headings and captions appearing in the Loan Documents have been included solely for convenience and shall not be considered in construing the Loan Documents.

         10.9 EXPENSES, ETC. Whether or not any Loan is ever made or any Letter of Credit ever issued, the Borrowers jointly and severally agree to pay or reimburse on demand each of the Lenders and the Agent for paying: (a) the reasonable fees and expenses of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel to the Agent or any other legal counsel engaged by the Agent, in connection with (i) the preparation, execution and delivery of this Agreement (including the exhibits and schedules hereto) and the Loan Documents and the making of the Loans and the issuance of Letters of Credit hereunder and (ii) any modification, supplement or waiver of any of the terms of this Agreement, the Letters of Credit or any other Loan Document; (b) all reasonable costs and expenses (including reasonable attorneys' fees) of the Lenders and the Agent

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in connection with the enforcement of this Agreement, the Letters of Credit or any other Loan Document; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any Letter of Credit or any other Loan Document or any other document referred to herein or therein; (d) all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement, any other Loan Document or any document referred to herein or therein, and the cost of title insurance; and (e) expenses of due diligence incurred prior to or as of the Closing Date.

         10.10 INDEMNIFICATION. THE BORROWERS JOINTLY AND SEVERALLY AGREE TO INDEMNIFY THE AGENT, THE LENDERS AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES (INCLUDING ENVIRONMENTAL LIABILITIES), CLAIMS (INCLUDING ENVIRONMENTAL CLAIMS) OR DAMAGES TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISE OUT OF OR RESULT FROM ANY (A) ACTUAL OR PROPOSED USE BY ANY BORROWER OF THE PROCEEDS OF ANY EXTENSION OF CREDIT (WHETHER A LOAN OR A LETTER OF CREDIT) BY ANY LENDER HEREUNDER, (B) BREACH BY ANY BORROWER OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, (C) VIOLATION BY ANY BORROWER OR ANY OF ITS SUBSIDIARIES OF ANY LAW, RULE, REGULATION OR ORDER INCLUDING ANY REQUIREMENTS OF ENVIRONMENTAL LAW, (D) LIENS OR SECURITY INTERESTS GRANTED ON ANY PROPERTY PURSUANT TO OR UNDER THE LOAN DOCUMENTS, TO THE EXTENT RESULTING FROM ANY HAZARDOUS SUBSTANCE LOCATED IN, ON OR UNDER ANY SUCH PROPERTY, (E) OWNERSHIP BY THE LENDERS OR THE AGENT OF ANY PROPERTY FOLLOWING FORECLOSURE UNDER THE LOAN DOCUMENTS, TO THE EXTENT SUCH LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISE OUT OF OR RESULT FROM ANY HAZARDOUS SUBSTANCE, LOCATED IN, ON OR UNDER SUCH PROPERTY PRIOR TO OR AT THE TIME OF SUCH FORECLOSURE, INCLUDING LOSSES, LIABILITIES, CLAIMS OR DAMAGES WHICH ARE IMPOSED UPON PERSONS UNDER LAWS RELATING TO OR REGULATING HAZARDOUS SUBSTANCES, SOLELY BY VIRTUE OF OWNERSHIP, (F) ANY LENDER OR THE AGENT BEING DEEMED AN OPERATOR OF ANY SUCH PROPERTY BY A COURT OR OTHER REGULATORY OR ADMINISTRATIVE AGENCY OR TRIBUNAL OR OTHER THIRD PARTY, TO THE EXTENT SUCH LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISE OUT OF OR RESULT FROM ANY HAZARDOUS SUBSTANCE, PETROLEUM, PETROLEUM PRODUCT OR PETROLEUM WASTE LOCATED IN ON OR UNDER SUCH PROPERTY AT OR PRIOR TO THE TIME OF ANY FORECLOSURE THEREON UNDER THE LOAN DOCUMENT, OR (G) INVESTIGATION, LITIGATION OR OTHER PROCEEDING (INCLUDING ANY THREATENED INVESTIGATION OR PROCEEDING) RELATING TO ANY OF THE FOREGOING, AND THE BORROWERS JOINTLY AND SEVERALLY AGREE TO REIMBURSE THE AGENT AND EACH LENDER, AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL AND AGENTS, UPON DEMAND FOR ANY EXPENSES (INCLUDING LEGAL
FEES) INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION OR PROCEEDING, AND WHETHER ANY SUCH LOSS, LIABILITY, CLAIM OR DAMAGE RESULTS FROM THE NEGLIGENCE OF ANY SUCH INDEMNIFIED PERSON; BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES INCURRED BY A PERSON OR ANY AFFILIATE THEREOF OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL OR AGENTS BY REASON OF (I) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON, AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE OR AGENT OR (II) OWNERSHIP OR OPERATION OF ANY PROPERTY BY THE LENDERS OR THE AGENT FOLLOWING FORECLOSURE UNDER THE LOAN DOCUMENTS IF SUCH LOSSES, LIABILITIES, ETC. ARE ATTRIBUTABLE SOLELY TO THE POST-FORECLOSURE ACTIONS OF THE LENDER OR THE AGENT. PROMPTLY AFTER RECEIPT BY AN INDEMNIFIED PERSON OF NOTICE OF ANY CLAIM OR THE COMMENCEMENT OF ANY ACTION, SUCH INDEMNIFIED PERSON SHALL, IF ANY CLAIM IN RESPECT THEREOF IS TO BE MADE AGAINST THE

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BORROWERS UNDER THIS SECTION 10.10, NOTIFY THE BORROWERS IN WRITING OF THE CLAIM
OR THE COMMENCEMENT OF THAT ACTION. THE BORROWERS SHALL NOT BE LIABLE FOR ANY SETTLEMENT OF ANY SUCH CLAIM OR ACTION INVOLVING THE PAYMENT OF MONETARY DAMAGES EFFECTED WITHOUT ITS WRITTEN CONSENT NOT TO BE UNREASONABLY WITHHELD. IF ANY
SUCH CLAIM OR ACTION SHALL BE BROUGHT AGAINST AN INDEMNIFIED PERSON AND IT SHALL NOTIFY THE BORROWERS THEREOF, THE BORROWERS SHALL BE ENTITLED TO PARTICIPATE IN THE JOINT DEFENSE THEREOF.

         10.11 AMENDMENTS, WAIVERS, ETC. No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor any consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Required Lenders and the Borrowers, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, that no amendment, waiver or consent shall, unless consented to in writing by each Lender, do any of the following: (a) increase any Commitment of any of the Lenders or subject the Agent or any of the Lenders to any additional obligations; (b) reduce the principal of, or interest on, any Loan, any Letter of Credit Exposure Amount or any fee hereunder; (c) waive or postpone any scheduled date fixed for any payment of principal of, or interest on, any Loan, any Letter of Credit Exposure Amount or any fee or other sum to be paid hereunder; (d) change the percentage of any of the Commitments or of the aggregate unpaid principal amount of any of the Loans, any Letter of Credit Exposure Amount, or the number of Lenders which shall be required for the Lenders or any of them to take any action under this Agreement; (e) increase the Borrowing Base advance rate for Net Amount of Eligible Receivables and/or the Inventory Advance Rate; (f) change any provision contained in SECTIONS 2.2(D), 2.11, 10.9 or 10.10 hereof or this SECTION 10.11 or SECTION 10.16 hereof; (g) release any Borrower from liability for any of the Obligations; (h) release any Guarantor from any Guaranty; (i) other than as expressly permitted by this Agreement, release any Collateral for any of the Obligations having a value in excess of $500,000, as reasonably determined by the Agent; or (j) change the definition of "Required Lenders" contained herein. Anything in this SECTION 10.11 to the contrary, no amendment, waiver or consent shall be made with respect to SECTION 9 without the written consent of the Agent.

         10.12     SUCCESSORS AND ASSIGNS.

                   (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Agent and the Lenders and their respective successors and permitted assigns. The Borrowers may not assign or transfer any of their respective rights or obligations hereunder without the prior written consent of all of the Lenders.

                   (b) Each Lender may sell participations to any Person in all or part of any Loan, or all or part of its Notes, the Letter of Credit Exposure Amount or Commitments, to another bank or other entity, in which event, without limiting the foregoing, the provisions of SECTIONS 10.10 and 10.16 shall inure to the benefit of each purchaser of a participation and the PRO-RATA treatment of payments, as described in SECTION 2.11, shall be determined as if such Lender had not sold such participation. In the event any Lender shall sell any participation, (i) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such selling Lender's rights and obligations under the Loan Documents (including the

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Note(s) held by such selling Lender), (ii) such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers relating to the Loans and Letter of Credit Exposure Amount, including the right to approve any amendment, modification or waiver of any provision of this Agreement other than (and then only if expressly permitted by the applicable participation agreement) amendments, modifications or waivers with respect to (A) any fees payable hereunder to the Lender and (B) the amount of principal or the rate of interest payable on, or the dates fixed for the scheduled repayment of principal of, the Loans and other sums to be paid to the Lenders hereunder, and (iii) the Borrowers agree, to the fullest extent it may effectively do so under applicable law, that any participant of a Lender may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such participant were a direct holder of Loans if such Lender has previously given notice of such participation to the Borrowers.

                   (c) Each Lender may assign to one or more Lenders or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the same portion of the related Loans at the time owing to it, the related Note or Notes held by it and its Letter of Credit Exposure Amount) (a "RATABLE ASSIGNMENT"); PROVIDED, HOWEVER, that, (i) the Agent and the Borrowers must give their respective prior written consent, which consent will not be unreasonably withheld, conditioned or delayed, (ii) the aggregate amount of the applicable Commitment, Loans and Letter of Credit Exposure Amount (without duplication) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance (as defined below) with respect to such assignment is delivered to the Agent) shall in no event be less than $5,000,000.00 (except for certain exceptions approved by the Borrowers and the Agent) and shall be in an amount that is an integral multiple of $1,000,000.00 (unless all of the assigning Lender's applicable Commitment, Loans and Letter of Credit Exposure Amount is being assigned); (iii) the aggregate amount of the applicable Commitment and/or Loans of the assigning Lender immediately after each partial assignment must be at least $5,000,000.00 (except for certain exceptions approved by the Borrowers and the Agent) and shall be in an amount which is an integral multiple of $1,000,000.00; and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in its records, an Assignment and Acceptance in a form required by the Agent (each an "ASSIGNMENT AND ACCEPTANCE") with blanks appropriately completed, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,500 (for which the Borrowers shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five
(5) Business Days after the execution thereof, unless a shorter period of time may be agreed to by the Agent in its sole and absolute discretion, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).


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                   (d) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any of its Subsidiaries or the performance or observance by the Borrowers of any of its obligations hereunder; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements of the Borrowers previously delivered in accordance herewith and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assignor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

                   (e) The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a record of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, and the Letter of Credit Exposure Amount of, each Lender from time to time. The entries in the register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each person the name of which is recorded therein as a Lender hereunder for all purposes of the Loan Documents. Such records shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                   (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder together with the Note(s) subject to such assignment, the written consent to such assignment and the fee payable in respect thereto, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers and the Lenders. Contemporaneously with the receipt by the Borrowers of such Assignment and Acceptance, the Borrowers, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note(s), a new Note or Notes payable to the order of such assignee in an amount equal to the applicable Commitment, Loans and Letter of Credit Exposure Amount (without duplication) assumed by it pursuant to such Assignment and Acceptance and, if the assigning

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Lender has retained Commitments, Loans and/or Letters of Credit hereunder, a new
Note or Notes to the order of the assigning Lender in an amount equal to the applicable Commitment, Loans and/or Letters of Credit retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note(s), shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the surrendered Note(s). Thereafter, such surrendered Note shall be marked canceled and returned to the Borrowers.

                   (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 10.12, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers.

                   (h) Each Lender agrees that, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 10.12, the Borrowers will not be responsible for the accuracy and completeness of any written materials furnished by such Lender to any actual or prospective assignee or participant, other than copies of (i) documents furnished to such Lender pursuant to SECTIONS 5.2(A) and (B) hereof, and (ii) any other documents which are prepared by the Borrowers for use in such connection and which contain a statement to such effect.

                   (i) Notwithstanding anything herein to the contrary, no Lender other than the Agent (in its capacity as a Lender hereunder) or Heller Financial, Inc. (but only upon the terms described below) shall be entitled to sell participations or assign any or all of its interests, rights and obligations under this Agreement in accordance with the provisions of this
SECTION 10.12 until the earlier to occur of (1) the initial 180 days after the Closing Date or (2) until such time that $48,750,000 of the Total Commitment has been assigned through syndication by the Agent to Lenders other than TCB and the Agent itself, acting in its capacity as a Lender hereunder. With respect to syndication efforts by the Agent after the Closing Date, until Heller Financial Inc.'s portion of the Total Commitment has been reduced to $25,000,000, any assignments by the Agent of any portion of its Commitment, Loans and Letter of Credit Exposure Amount to an Eligible Assignee shall require, if Heller Financial, Inc. so elects, a pro-rata assignment to such Eligible Assignee by Heller Financial, Inc. of its Commitment, Loans and Letter of Credit Exposure Amount (such pro-rata amount to be determined by comparing the Agent's and TBC's aggregate portion of the Total Commitment with Heller Financial, Inc.'s portion of the Total Commitment immediately prior to such assignments.

                   (j) Notwithstanding anything herein to the contrary (including the provisions of SECTION 10.12(I) hereof), each Lender may pledge and assign all or any portion of its rights and interests under the Loan Documents to any Federal Reserve Bank.

         10.13 ENTIRE AGREEMENT. This Agreement and the other Loan Documents embody the entire agreement and understanding among the Borrowers, the Agent and the Lenders relating to the subject matter hereof and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. Any conflict

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between the provisions of this Agreement and the provisions of any other Loan
Documents shall be governed by the provisions of this Agreement. Each Borrower certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in this Agreement and the other Loan Documents of even date herewith.

         10.14 SEVERABILITY. If any provision of any Loan Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

         10.15 DISCLOSURES. Every reference in the Loan Documents to disclosures of the Borrowers to the Agent and the Lenders in writing, to the extent that such references refer to disclosures at or prior to the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to the Agent and the Lenders in an orderly manner prior to or concurrently with the execution hereof.

         10.16     CAPITAL ADEQUACY.

                   (a) If after the date of this Agreement, any Lender shall have determined that the adoption or effectiveness (regardless of whether previously announced) of any applicable Legal Requirement or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of increasing the cost of, or reducing the rate of return on the capital of such Lender (or any holding company of which such Lender is a part) as a consequence of its obligations hereunder or under any Letter of Credit or its Note to a level below that which such Lender or holding company could have achieved but for such adoption, change or compliance by an amount deemed by such Lender to be material, then from time to time, upon demand by such Lender (with a copy to the Agent), the Borrowers (subject to SECTION 10.6 hereof) jointly and severally agree to pay to such Lender such additional amount or amounts as will compensate such Lender or holding company for such reduction.

                   (b) The certificate of any Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in SUBSECTION 10.16(A) above (and setting forth the calculation thereof in reasonable detail) shall be delivered as soon as practicable to the Borrowers and shall be conclusive and binding, absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within five days after such Lender delivers such certificate. In preparing such certificate, such Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

         10.17     TAXES.

                   (a) As used in this SECTION 10.17, the following terms shall have the following meanings:

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                          (i) "INDEMNIFIABLE TAX" means any Tax, but excluding,
         in any case, any Tax that (a) would not be imposed in respect of a payment to a holder of any of the Notes under this Agreement, under the Notes held by such holder or under any of the other Loan Documents except for a present or former connection between the jurisdiction of the Governmental Authority imposing such Tax and such holder (or a shareholder or other Person with an interest in such holder), including a connection arising from such holder's (or shareholder of such holder or such other Person) being or having been a citizen or resident of such jurisdiction, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such holder having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement, the Notes held by such holder or any other Loan Documents, or (b) is imposed under United States federal income tax law, any state income tax law or otherwise constitutes a tax on gross receipts.

                          (ii) "TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest thereon and penalties and additions thereto) that is imposed by any Governmental Authority in respect of a payment to a holder of any of the Notes under this Agreement, under the Notes or under any of the other Loan Documents.

                   (b) If the Borrowers are required by any applicable Legal Requirement to make any deduction or withholding for or on account of any Tax from any payment to be made by it under this Agreement, under the Notes or under any other Loan Documents, then the Borrowers shall (i) promptly notify the holder of Notes hereunder that is entitled to such payment of such requirement to so deduct or withhold such Tax, (ii) pay to the relevant authorities the full amount required to be so deducted or withheld, (iii) promptly forward to such holder an official receipt (or certified copies thereof), or other documentation reasonably acceptable to such holder, evidencing such payment to such Governmental Authorities and (iv) if such Tax is an Indemnifiable Tax, pay, to the extent permitted by law, to such holder, in addition to whatever net amount of such payment is paid to such holder, such additional amount as is necessary to ensure that the total amount actually received by such holder (free and clear of Indemnifiable Tax) will equal the full amount of the payment such holder would have received had no such deduction or withholding been required. If the Borrowers pay any additional amount to a holder pursuant to the preceding sentence and such holder shall receive a refund of an Indemnifiable Tax with respect to which, in the good faith opinion of such holder, such payment was made, such holder shall pay to the Borrowers the amount of such refund promptly upon receipt thereof.

                   (c) In the event that any Governmental Authority notifies any Borrower that it has improperly failed to withhold or deduct any Tax from a payment received by any holder of Notes under this Agreement, under the Notes held by such holder or under any other Loan Documents, the Borrowers jointly and severally agree to timely and fully pay such Tax to such Governmental Authority and such holder shall, upon receipt of written notice of such payment, immediately pay to the Borrowers, an amount necessary in order that the amount of such payment to the Borrowers after

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payment of all Taxes with respect to such payment, shall equal the amount that the Borrowers paid to such Governmental Authority pursuant to this CLAUSE (C).

                   (d) Each holder of a Note shall, upon request by the Borrowers, take requested measures to mitigate the amount of Indemnifiable Tax required to be deducted or withheld from any payment made by the Borrowers under this Agreement, under the Notes or under any other Loan Documents if such measures can, in the sole and absolute opinion of such holder, be taken without such holder suffering any economic, legal, regulatory or other disadvantage (provided, however, that no such holder shall be required to designate a funding office that is not located in the United States of America).

                   (e) Notwithstanding the foregoing, in no event shall the amount payable under this SECTION 10.17 (to the extent, if any, constituting interest under applicable laws) together with all amounts constituting interest under applicable laws and payable in connection with this Agreement or the Notes, exceed the Highest Lawful Rate or the maximum amount of interest permitted to be charged by applicable laws.

                   (f) If any Lender requests compensation from the Borrowers under SECTION 10.17(B) hereof, the Borrowers shall have the right to seek and obtain for themselves one or more substitute lenders with the approval of the Agent (which approval shall not be unreasonably withheld) to replace such Lender hereunder in compliance with all relevant provisions of SECTION 10.12 hereof, and upon the replacement of such Lender hereunder with one or more such substitute lenders, the Borrowers may prepay in full the Loans owed to such Lender, together with all accrued, unpaid interest thereon and any Consequential Loss owing by the Borrowers to such Lender as a result of such prepayment.

         10.18 WAIVER OF CLAIMS. EACH BORROWER HEREBY WAIVES AND RELEASES THE AGENT AND ALL LENDERS FROM ANY AND ALL CLAIMS OR CAUSES OF ACTION WHICH ANY BORROWER MAY OWN, HOLD OR CLAIM IN RESPECT OF ANY OF THEM AS OF THE DATE HEREOF.

         10.19 RIGHT OF SETOFF. Upon the occurrence and during the continuation of any Event of Default, the Lenders each are hereby authorized at any time and from time to time, without notice to any Borrower or any of the Guarantors (any such notice being expressly waived by the Borrowers and by the Guarantors by their execution of a Guaranty or a Joinder Agreement), to setoff and apply any and all deposits (general or special, time or demand, provisional or final, whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit) at any time held, and any other funds or property at any time held, and other Indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower or any such Guarantor against any and all of the Indebtedness arising in connection with this Agreement irrespective of whether or not such Lender will have made any demand under this Agreement, the Notes or any other Loan Document. Each of the Borrowers and the Guarantors (by their execution of a Guaranty or a Joinder Agreement) also hereby grants to each of the Lenders a security interest in and hereby transfers, assigns, sets over, and conveys to each of the Lenders, as security for payment of all Loans and Letter of Credit Exposure Amount, all such deposits, funds or property of any Borrower or any such Guarantor or Indebtedness of any Lender to

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any Borrower or any such Guarantor. Should the right of any Lender to realize funds in any manner set forth hereinabove be challenged and any application of such funds be reversed, whether by court order or otherwise, the Lenders shall make restitution or refund to such Borrower or such Guarantor, as applicable, pro rata in accordance with their respective Commitment Percentages. Each Lender agrees to promptly notify the Borrowers and the Agent after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of the Agent and the Lenders under this Section are in addition to other rights and remedies (including without limitation other rights of setoff) which the Agent or the Lenders may have. This Section is subject to the terms and provisions of SECTION 2.11 hereof.

         10.20 WAIVER OF RIGHT TO JURY TRIAL. EXCEPT AS PROHIBITED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES, ANY OF THE OTHER LOAN DOCUMENTS OR ANY TRANSACTIONS EVIDENCED THEREBY.

         10.21 ADDITIONAL PROVISIONS REGARDING COLLECTION OF RECEIVABLES; CONTROL OF INVENTORY AND OTHER COLLATERAL.

                   (a) Each of the Borrowers hereby constitutes the Agent or the Agent's designee as such Borrower's attorney-in-fact with power to endorse such Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidence of payment of any Receivables or any other Collateral that may come into its possession; to sign or endorse such Borrower's name on any invoice, bill of lading or other title or ownership documents relating to any Receivables or inventory, drafts against any customers of any Borrower, assignments and verifications of Receivables and notices to customers of any Borrower; to send verifications of Receivables; to notify the U.S. Postal Service authorities to change the address for delivery of mail addressed to such Borrower to such address as the Agent may designate at any time after the occurrence of any Event of Default which is continuing; and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved by the Borrowers, and said attorneys or designee shall not be liable for any acts of omission or commission, for any error of judgement or for any mistake of fact or law, provided that the Agent or its designee shall not be relieved of liability to the extent it is determined by a final judicial decision that its act, error or mistake constituted gross negligence or willful misconduct. The power of attorney granted under this subparagraph is coupled with an interest and is irrevocable until all of the Obligations are paid in full and this Agreement and the Total Commitment is terminated.

                   (b) The Agent, without notice to or consent of the Borrowers, at any time after the occurrence and during the continuation of an Event of Default, (i) may sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any instruments or insurance applicable thereto and/or release any account debtor thereon; (ii) is authorized and empowered to accept or direct shipments of inventory and accept the

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return of the goods represented by any of the Receivables; and (iii) shall have the right to receive, endorse, assign and/or deliver in its name or the name of any of the Borrowers any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.

                   (c) Nothing herein contained shall be construed to constitute any Borrower as agent of the Agent for any purpose whatsoever, and the Agent shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by a final judicial decision that the Agent's or a Lender's act or omission constituted gross negligence of willful conduct). The Agent and the Lenders shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that the Agent's or such Lender's error, omission or delay constituted gross negligence or willful misconduct). The Agent and the Lenders do not, by anything herein or in any assignment or otherwise, assume any of the Borrowers' obligations under any contract or agreement assigned to the Agent or the Lender, and the Agent and the Lenders shall not be responsible in any way for the performance by the Borrowers of any of the terms and conditions thereof.

                   (d) Upon the occurrence and during the continuation of any Event of Default: (i) if any of the Receivables includes a charge for any tax payable to any governmental tax authority, the Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the account of the applicable Borrower and to charge the Borrowers' account therefor; and (ii) the Borrowers shall notify the Agent if any Receivables include any tax due to any such taxing authority and, in the absence of such notice, the Agent shall have the right to retain the full proceeds of such Receivables and shall not be liable for any taxes that may be due from any Borrower by reason of the sale and delivery creating such Receivables.

                   (e) Upon the occurrence and continuation of any Event of Default, the Agent may at any time and from time to time employ and maintain in the premises of the Borrowers a custodian selected by the Agent who shall have full authority to do all acts necessary to protect the Agent's and Lenders' interests and to report to the Agent thereon. The Borrowers hereby agree to cooperate with any such custodian and to do so whatever the Agent may reasonably request to preserve the Collateral. All costs and expenses incurred by the Agent by reason of the employment of the custodian shall be charged to the Borrowers' account and added to the Obligations.

         10.22 JOINT AND SEVERAL OBLIGATIONS. Notwithstanding anything to the contrary contained herein or in any other Loan Documents, the Borrowers and the Guarantors are jointly and severally responsible for their respective agreements, covenants, representations, warranties and obligations contained and set forth in this Agreement or in any other Loan Document to which they are a party.

                                       96

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                    PLAY BY PLAY TOYS & NOVELTIES, INC.,
                                    a Texas corporation

                                    By:   MARK A. GAWLKIN
                                    Name: MARK A. GAWLKIN
                                    Title:PRESIDENT

                                    ADDRESS FOR NOTICES:
                                    4400 Tejasco
                                    San Antonio, Texas 78218
                                    Attention: Mr. Mark A. Gawlik

                                       97

                                    NEWCO NOVELTY, INC.,
                                    a Texas corporation


                                    By:   MARK A. GAWLKIN
                                    Name: MARK A. GAWLKIN
                                    Title:PRESIDENT

                                    ADDRESS FOR NOTICES:
                                    4400 Tejasco
                                    San Antonio, Texas 78218
                                    Attention: Mr. Mark A. Gawlik


                                       98

                                    ACE NOVELTY ACQUISITION CO., INC.,
                                    a Texas corporation

                                    By:   MARK A. GAWLKIN
                                    Name: MARK A. GAWLKIN
                                    Title:PRESIDENT

                                    ADDRESS FOR NOTICES:
                                    4400 Tejasco
                                    San Antonio, Texas 78218
                                    Attention: Mr. Mark A. Gawlik


                                       99


                                    CHEMICAL BANK,
                                    a New York banking corporation, as a Lender and as Agent

                                    By: WINSTON CHANG
                                        Winston Chang
                                        Vice President

                                    ADDRESSES FOR NOTICES:

                                    633 Third Avenue, 7th Floor
                                    New York, New York   10017-6764
                                    Attention:   Credit Deputy

                                    DOMESTIC LENDING OFFICE:

                                    633 Third Avenue
                                    New York, New York  10017-6764


                                       100

                                    HELLER FINANCIAL, INC.,
                                    a Delaware corporation, as a Lender


                                    By:    JOEL K. FONTENOT
                                    Name:  Joel K. Fontenot
                                    Title:  Vice President

                                    ADDRESS FOR NOTICES:

                                    500 W. Monroe, Floor 18
                                    Chicago, IL 60661
                                    Attention: Vicky Geist


                                    DOMESTIC LENDING OFFICE:

                                    500 W. Monroe, Floor 18
                                    Chicago, IL  60661


                                    TEXAS COMMERCE BANK NATIONAL
                                    ASSOCIATION, a national banking
                                    association, as a Lender



                                    By:  JEFFREY A. STERN
                                    Name:JEFFREY A. STERN
                                    Title: VICE PRESIDENT

                                    ADDRESS FOR NOTICES:

                                    1020 NE Loop 410
                                    San Antonio, Texas 78209
                                    Attention: Mr. Robert Carswell


                                    DOMESTIC LENDING OFFICE:

                                    1020 NE Loop 410
                                    San Antonio, Texas  78209


                                       101

                                CREDIT AGREEMENT


                              made and entered into
                               as of June 20, 1996
                                  by and among


                      PLAY BY PLAY TOYS & NOVELTIES, INC.,
                              a Texas corporation,

                       ACE NOVELTY ACQUISITION CO., INC.,
                              a Texas corporation,

                              NEWCO NOVELTY, INC.,
                               a Texas corporation

                   EACH OF THE FINANCIAL INSTITUTIONS WHICH IS
                              A SIGNATORY HERETO OR
                           WHICH MAY FROM TIME TO TIME
                             BECOME A PARTY HERETO,

                                       and

                                 CHEMICAL BANK,
                         a New York banking corporation
                    as agent for such Financial Institutions



                                      102

                         INDEX TO CREDIT AGREEMENT

                                                                            PAGE
1.       DEFINITIONS...........................................................1
         1.1.      CERTAIN DEFINED TERMS.......................................1
                   Acquisition.................................................1
                   Acquisition Agreement.......................................1
                   Acquisition Documents.......................................1
                   Adjusted LIBOR Rate.........................................1
                   Affiliate...................................................2
                   Agent.......................................................2
                   Alternate Base Rate.........................................2
                   Alternate Base Rate Borrowing...............................2
                   Annual Audited Financial Statements.........................2
                   Applicable Lending Office...................................3
                   Applicable Margin...........................................3
                   Applications................................................4
                   Assessment Rate.............................................4
                   Assignment and Acceptance...................................4
                   Availability................................................5
                   Base CD Rate................................................5
                   Borrower or Borrowers.......................................5
                   Borrowing Base..............................................5
                   Business Day................................................6
                   Business Entity.............................................6
                   Capital Expenditures........................................6
                   Capital Lease Obligations...................................6
                   Change of Control...........................................6
                   Closing Date................................................7
                   Code........................................................7
                   Collateral..................................................7
                   Commitment..................................................7
                   Commitment Fee..............................................7
                   Commitment Letter...........................................7
                   Consolidated................................................7
                   Contingent Obligation.......................................7
                   Contribution Agreement......................................8
                   Current Sum.................................................8
                   Debt Capacity Ratio.........................................8
                   Debt Coverage Ratio.........................................8
                   Debt Service Expense........................................8
                   Discontinued Operations.....................................8
                   Domestic Lending Office.....................................9
                   EBITDA......................................................9
                   Eligible Assignee...........................................9
                   Eligible Inventory..........................................9
                   Eligible Receivables.......................................10
                   Environmental Claim........................................11

                            INDEX TO CREDIT AGREEMENT

                   Environmental Liabilities..................................11
                   Environmental Permit.......................................12
                   ERISA......................................................12
                   ERISA Affiliate............................................12
                   Event of Default...........................................12
                   Excess Cash Flow...........................................12
                   Excess Interest Amount.....................................12
                   Federal Funds Effective Rate...............................12
                   Financial Officer..........................................13
                   Funded Indebtedness........................................13
                   Funds Flow from Operations.................................13
                   GAAP.......................................................13
                   Governmental Authority.....................................14
                   Grantor....................................................14
                   Guarantors.................................................14
                   Guaranty...................................................14
                   Hazardous Substance........................................14
                   Highest Lawful Rate........................................14
                   Indebtedness...............................................14
                   Interest Coverage Ratio....................................15
                   Interest Expense...........................................15
                   Interest Option............................................15
                   Interest Payment Dates.....................................15
                   Interest Period............................................16
                   Inventory Advance Rate.....................................16
                   Inventory Cap..............................................16
                   Investment.................................................16
                   Investment in Foreign Operations...........................17
                   Joinder Agreement..........................................17
                   Legal Requirement..........................................17
                   Lender or Lenders..........................................17
                   Letters of Credit..........................................17
                   Letter of Credit Advances..................................17
                   Letter of Credit Exposure Amount...........................17
                   LIBOR Borrowing............................................17
                   LIBOR Lending Office.......................................17
                   LIBOR Rate.................................................17
                   License Agreements.........................................18
                   Lien.......................................................18
                   Loan Documents.............................................18
                   Loans......................................................18
                   Lockbox Agreement..........................................18
                   Material Adverse Effect....................................18
                   Maturity Date..............................................19
                   Monthly Unaudited Financial Statements.....................19
                   Mortgages..................................................19
                   Net Amount of Eligible Receivables.........................19
                   Net Income.................................................19
                   Notes......................................................19

                            INDEX TO CREDIT AGREEMENT

                   Obligations................................................19
                   Officer's Certificate......................................20
                   Organizational Documents...................................20
                   Parties....................................................20
                   Past Due Rate..............................................20
                   PBGC.......................................................20
                   Permitted Investment Securities............................20
                   Person.....................................................21
                   Plan.......................................................21
                   Prime Rate.................................................21
                   Principal Office...........................................21
                   Proper Form................................................21
                   Property...................................................21
                   Rate Selection Date........................................21
                   Rate Selection Notice......................................21
                   Receivables................................................21
                   Regulation D...............................................21
                   Regulatory Change..........................................22
                   Reportable Event...........................................22
                   Request for Extension of Credit............................22
                   Required Lenders...........................................22
                   Requirements of Environmental Law..........................22
                   Responsible Officer........................................22
                   Revolving Credit Alternate Base Rate Borrowing.............22
                   Revolving Credit Commitment................................22
                   Revolving Credit Commitment Percentage.....................22
                   Revolving Credit LIBOR Borrowing...........................23
                   Revolving Credit Notes.....................................23
                   Revolving Credit Termination Date..........................23
                   Revolving Loans............................................23
                   Royalty Payment Reserve....................................23
                   Security Agreements........................................23
                   Security Documents.........................................24
                   Statutory Reserves.........................................24
                   Stock......................................................24
                   Subordinated Indebtedness..................................24
                   Subsidiary.................................................24
                   Tangible Net Worth.........................................24
                   TCB........................................................24
                   Term Alternate Base Rate Borrowing ........................24
                   Term LIBOR Borrowing.......................................24
                   Term Loan Commitment.......................................24
                   Term Loan Commitment Percentage............................24
                   Term Loans.................................................24
                   Term Notes.................................................24
                   Three-Month Secondary CD Rate..............................24
                   Total Commitment...........................................25
                   Total Revolving Credit Commitment..........................25
                   Total Term Loan Commitment.................................25

                            INDEX TO CREDIT AGREEMENT

                   Total Unsubordinated Liabilities...........................25
                   Transactions...............................................25
                   Unused Revolving Credit Commitment.........................25
         1.2.      ACCOUNTING TERMS AND DETERMINATIONS........................25

2.       LOANS; LETTERS OF CREDIT; NOTES; PAYMENTS;
                   PREPAYMENTS; INTEREST RATES................................26
         2.1.      TERM LOAN COMMITMENTS AND REVOLVING CREDIT COMMITMENTS.....26
         2.2.      LOANS......................................................28
         2.3.      COMMITMENT AND OTHER FEES..................................28
         2.4.      TERMINATION AND REDUCTIONS OF COMMITMENTS..................30
         2.5.      MANDATORY AND VOLUNTARY PREPAYMENTS........................31
         2.6.      NOTES; PAYMENTS............................................34
         2.7.      APPLICATION OF PAYMENTS AND PREPAYMENTS....................35
         2.8.      INTEREST RATES FOR LOANS...................................36
         2.9.      SPECIAL PROVISIONS APPLICABLE TO LIBOR BORROWINGS..........37
         2.10.     LETTERS OF CREDIT..........................................41
         2.11.     PRO-RATA TREATMENT.........................................45
         2.12.     SHARING OF PAYMENTS, ETC...................................46
         2.13.     RECAPTURE..................................................46
3.       COLLATERAL...........................................................48
         3.1.      SECURITY DOCUMENTS.........................................48
         3.2.      FILING AND RECORDING.......................................49
4.       CONDITIONS...........................................................49
         4.1.      ALL LOANS..................................................49
         4.2.      FIRST LOAN.................................................50
5.       REPRESENTATIONS AND WARRANTIES.......................................54
         5.1.      ORGANIZATION...............................................55
         5.2.      FINANCIAL STATEMENTS.......................................55
         5.3.      ENFORCEABLE OBLIGATIONS; AUTHORIZATION.....................56
         5.4.      OTHER DEBT.................................................56
         5.5.      LITIGATION.................................................56
         5.6.      TAXES......................................................56
         5.7.      NO MATERIAL MISSTATEMENTS..................................56
         5.8.      SUBSIDIARIES...............................................57
         5.9.      REPRESENTATIONS BY OTHERS..................................57
         5.10.     PERMITS, LICENSES, ETC.....................................57
         5.11.     ERISA......................................................57
         5.12.     TITLE TO PROPERTIES; POSSESSION UNDER LEASES...............57
         5.13.     ASSUMED NAMES..............................................58
         5.14.     INVESTMENT COMPANY ACT.....................................58
         5.15.     PUBLIC UTILITY HOLDING COMPANY ACT.........................58
         5.16.     AGREEMENTS.................................................58
         5.17.     ENVIRONMENTAL MATTERS......................................59
         5.18.     NO CHANGE IN CREDIT CRITERIA OR COLLECTION POLICIES........59
         5.19.     SOLVENCY...................................................59
         5.20.     ACQUISITION DOCUMENTS......................................60

                            INDEX TO CREDIT AGREEMENT

         5.21.     STATUS OF RECEIVABLES AND OTHER COLLATERAL.................60
6.       AFFIRMATIVE COVENANTS................................................61
         6.1.      BUSINESSES AND PROPERTIES..................................61
         6.2.      TAXES......................................................62
         6.3.      FINANCIAL STATEMENTS AND INFORMATION.......................62
         6.4.      INSPECTION.................................................63
         6.5.      FURTHER ASSURANCES.........................................64
         6.6.      BOOKS AND RECORDS..........................................64
         6.7.      INSURANCE..................................................64
         6.8.      ERISA......................................................64
         6.9.      USE OF PROCEEDS............................................65
         6.10.     ADDITIONAL GUARANTIES OR SECURITY
                   DOCUMENTS; JOINDER AGREEMENT...............................65
         6.11.     NOTICE OF EVENTS...........................................66
         6.12.     ENVIRONMENTAL MATTERS......................................67
         6.13.     END OF FISCAL YEAR.........................................67
         6.14.     PAY OBLIGATIONS AND PERFORM OTHER COVENANTS................67
         6.15.     COLLECTION OF RECEIVABLES; APPLICATION OF
                   LOCKBOX AGREEMENT PROCEEDS.................................67
         6.16.     ADDITIONAL RECEIVABLES DOCUMENTATION.......................68
7.       NEGATIVE COVENANTS...................................................68
         7.1.      INDEBTEDNESS...............................................68
         7.2.      LIENS......................................................69
         7.3.      CONTINGENT LIABILITIES.....................................71
         7.4.      MERGERS, CONSOLIDATIONS AND DISPOSITIONS AND
                   ACQUISITIONS OF ASSETS.....................................71
         7.5.      NATURE OF BUSINESS.........................................73
         7.6.      TRANSACTIONS WITH RELATED PARTIES..........................73
         7.7.      INVESTMENTS; LOANS.........................................73
         7.8.      ERISA COMPLIANCE...........................................74
         7.9.      CREDIT EXTENSIONS..........................................75
         7.10.     CHANGE IN ACCOUNTING METHOD................................75
         7.11.     REDEMPTION, DIVIDENDS, DISTRIBUTIONS.......................75
         7.12.     CAPITAL EXPENDITURES.......................................75
         7.13.     INTEREST COVERAGE RATIO....................................75
         7.14.     TANGIBLE NET WORTH.........................................75
         7.15.     DEBT COVERAGE RATIO........................................76
         7.16.     EBITDA.....................................................76
         7.17.     SALES OF RECEIVABLES.......................................76
         7.18.     NET INCOME.................................................76
         7.19.     SALE AND LEASE-BACK TRANSACTIONS...........................76
         7.20.     FOREIGN ENTITY STOCK.......................................76
8.       EVENTS OF DEFAULT AND REMEDIES.......................................77
         8.1.      EVENTS OF DEFAULT..........................................77
         8.2.      REMEDIES CUMULATIVE........................................80

9.       THE AGENT............................................................80
         9.1.      APPOINTMENT, POWERS AND IMMUNITIES.........................80
         9.2.      RELIANCE...................................................81

                            INDEX TO CREDIT AGREEMENT

         9.3.      DEFAULTS...................................................82
         9.4.      RIGHTS AS A LENDER.........................................82
         9.5.      INDEMNIFICATION............................................82
         9.6.      NON-RELIANCE ON AGENT AND OTHER LENDERS....................83
         9.7.      FAILURE TO ACT.............................................83
         9.8.      RESIGNATION OR REMOVAL OF AGENT............................83
10.      MISCELLANEOUS........................................................84
         10.1.     NO WAIVER..................................................84
         10.2.     NOTICES....................................................84
         10.3.     GOVERNING LAW..............................................84
         10.4.     SURVIVAL; PARTIES BOUND....................................85
         10.5.     COUNTERPARTS...............................................85
         10.6.     LIMITATION OF INTEREST.....................................85
         10.7.     SURVIVAL...................................................86
         10.8.     CAPTIONS...................................................86
         10.9.     EXPENSES, ETC..............................................86
         10.10.    INDEMNIFICATION............................................87
         10.11.    AMENDMENTS, WAIVERS, ETC...................................88
         10.12.    SUCCESSORS AND ASSIGNS.....................................88
         10.13.    ENTIRE AGREEMENT...........................................91
         10.14.    SEVERABILITY...............................................92
         10.15.    DISCLOSURES................................................92
         10.16.    CAPITAL ADEQUACY...........................................92
         10.17.    TAXES......................................................92
         10.18.    WAIVER OF CLAIMS...........................................94
         10.19.    RIGHT OF SETOFF............................................94
         10.20.    WAIVER OF RIGHT TO JURY TRIAL..............................95
         10.21.    ADDITIONAL PROVISIONS REGARDING COLLECTION OF RECEIVABLES..95
         10.22.    JOINT AND SEVERAL OBLIGATIONS..............................96
EXHIBITS

A      -     Revolving Note Form (ss.1.1)
B      -     Term Note Form (ss.1.1)
C      -     Officer's Certificate (ss.1.1)
D      -     Request for Extension of Credit (ss.1.1)
E      -     Rate Selection Notice (ss.2.8[b][1])
F      -     Secretary's Certificate (ss.4.2[c])
G      -     Borrowing Base Compliance Certificate Form (ss.6.3[h])
H      -     Licensor Consent Letter Form (ss.1.1)

                            INDEX TO CREDIT AGREEMENT

SCHEDULES

1.1     -    Revolving & Term Loan Commitments
3.1     -    List of Real Property
5.5     -    List of Litigation
5.8     -    List of Subsidiaries
5.10    -    License Agreements
5.12    -    Leases of Real Property
5.13    -    List of Assumed Names
5.16    -    List of Existing Liens & Capital Leases
5.17    -    Environmental Matters
7.2     -    Permitted Liens
7.3     -    List of Existing Contingent Obligations
7.6     -    List of Existing Transactions with Related Parties


                            INDEX TO CREDIT AGREEMENT

                               New York, New York

$                                                                        , 1996
 --------------------                                       -------------

         FOR VALUE RECEIVED, PLAY BY PLAY TOYS & NOVELTIES, INC., a Texas corporation, ACE NOVELTY ACQUISITION CO., INC., a Texas corporation, and NEWCO NOVELTY, INC., a Texas corporation (herein collectively called "BORROWERS"), jointly and severally promise to pay to the order of
          (herein called "PAYEE"), a , at the banking house of CHEMICAL BANK, a New York banking corporation acting in its capacity as Agent under the Credit Agreement (together with its successors in such capacity being herein called "AGENT"), located at 633 Third Avenue, New York, New York, or at such other place as Agent may hereafter designate in writing, in immediately available funds and in lawful money of the United States of America, the principal sum of ______________Dollars ($_______________________), (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding until maturity at the rate or rates provided for in the Credit Agreement and interest on all past due amounts, both principal and accrued interest, at the Past Due Rate; PROVIDED, that for the full term of this note, the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Highest Lawful Rate, if any, applicable to Payee.

         If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Highest Lawful Rate, if any, applicable to Payee, the holder of this note shall refund to the payor or, at the holder's option, credit against the principal of this note such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Highest Lawful Rate, if any, applicable to Payee. All sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note.

         This note has been issued pursuant to the terms of a Credit Agreement (which, as it may have been or may be amended, restated, modified or supplemented from time to time, is herein called the "CREDIT AGREEMENT") of even date herewith, by and among Borrowers, Agent, Payee and certain other signatory financial institutions named therein or which may be a party thereto from time to time, to which reference is made for all purposes. This note is a Revolving Credit Note under the terms of the Credit Agreement, and advances against this note by Payee or other holder hereof, payments and prepayments hereunder and acceleration hereof shall be governed by the Credit Agreement. Capitalized words and phrases used herein and not defined herein and which are defined in the Credit Agreement shall have the same meanings herein as are ascribed to them in the Credit Agreement.

         The unpaid principal balance of this note at any time shall be the total of all principal lent or advanced against this note less the sum of all principal payments and permitted prepayments made on this note by or for the account of Borrowers. All loans

                                    EXHIBIT A
                                Page 8 of 2 Pages
and advances and all payments and permitted prepayments made hereon may be endorsed by the holder of this note on the schedule which is attached hereto (and hereby made a part hereof for all purposes) or otherwise recorded in the holder's records; PROVIDED, that any failure to make notation of (a) any advance shall not cancel, limit or otherwise affect Borrowers' obligations or any holder's rights with respect to that advance, or (b) any payment or permitted prepayment of principal shall not cancel, limit or otherwise affect Borrowers' entitlement to credit for that payment as of the date received by the holder.

         Borrowers and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re- extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF) AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

                                     PLAY BY PLAY TOYS & NOVELTIES, INC.,
                                     a Texas corporation

                                     By:
                                     Name:
                                     Title:


                                     ACE NOVELTY ACQUISITION CO., INC.,
                                     a Texas corporation

                                     By:
                                     Name:
                                     Title:


                                     NEWCO NOVELTY, INC.,
                                     a Texas corporation

                                     By:
                                     Name:
                                     Title:

                                    EXHIBIT A
                                Page 9 of 2 Pages

                               New York, New York

$                                                                        , 1996
 --------------------------                           -------------------

         FOR VALUE RECEIVED, PLAY BY PLAY TOYS & NOVELTIES, INC., a Texas corporation, ACE NOVELTY ACQUISITION CO., INC., a Texas corporation, and NEWCO NOVELTY, INC., a Texas corporation (herein collectively called "BORROWERS"), jointly and severally promise to pay to the order of___________________________ (herein called "PAYEE"), a , at the banking house of CHEMICAL BANK, a New York banking corporation acting in its capacity as Agent under the Credit Agreement (together with its successors in such capacity being herein called "AGENT"), located at 633 Third Avenue, New York, New York, or at such other place as Agent may hereafter designate in writing, in immediately available funds and in lawful money of the United States of America, the principal sum of_______________ Dollars ($_______________ ), together with interest on the unpaid principal balance of this note from time to time outstanding until maturity at the rate or rates provided for in the Credit Agreement and interest on all past due amounts, both principal and accrued interest, at the Past Due Rate; PROVIDED, that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Highest Lawful Rate, if any, applicable to Payee.

         If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Highest Lawful Rate, if any, applicable to Payee, the holder of this note shall refund to the payor or, at the holder's option, credit against the principal of this note such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Highest Lawful Rate, if any, applicable to Payee. All sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note.

         This note has been issued pursuant to the terms of a Credit Agreement (which, as it may have been or may be amended, restated, modified or supplemented from time to time, is herein called the "CREDIT AGREEMENT") of even date herewith, by and among Borrowers, Agent, Payee and certain other signatory financial institutions named therein or which may be a party thereto from time to time, to which reference is made for all purposes. This note is a Term Note under the terms of the Credit Agreement, and the single advance of funds against this note by Payee or other holder hereof, payments and prepayments hereunder and acceleration hereof shall be governed by the Credit Agreement. Capitalized words and phrases used herein and not defined herein and which are defined in the Credit Agreement shall have the same meanings herein as are ascribed to them in the Credit Agreement.

         The unpaid principal balance of this note at any time shall be the total of all principal lent or advanced against this note less the sum of all principal payments and permitted prepayments made on this note by or for the account of Borrowers. All payments and permitted prepayments made hereon may be endorsed by the holder of this note on the schedule which is attached hereto (and hereby made a part hereof for

                                    EXHIBIT B
                                Page 1 of 2 Pages
all purposes) or otherwise recorded in the holder's records; PROVIDED, that any failure to make notation of any payment or permitted prepayment of principal shall not cancel, limit or otherwise affect Borrowers' entitlement to credit for that payment as of the date received by the holder.

         Borrowers and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re- extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF) AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

                                   PLAY BY PLAY TOYS & NOVELTIES, INC.,
                                   a Texas corporation

                                   By:
                                   Name:
                                   Title:


                                   ACE NOVELTY ACQUISITION CO., INC.,
                                   a Texas corporation

                                   By:
                                   Name:
                                   Title:


                                   NEWCO NOVELTY, INC.,
                                   a Texas corporation

                                   By:
                                   Name:
                                   Title:

                                    EXHIBIT B
                                Page 2 of 2 Pages

                              OFFICER'S CERTIFICATE


                                 Date:__________


[Name and address of Lender
  or Agent, as the case may be]


Attention:


         Re: Financial Statements Required under Credit Agreement (as the same may have been amended, modified and restated from time to time, the "CREDIT AGREEMENT") dated as of June ____, 1996, by and among Play by Play Toys & Novelties, Inc., Ace Novelty Acquisition Co., Inc., Newco Novelty, Inc., the financial institutions or party thereto from time to time and Chemical Bank, as Agent

Gentlemen:

         Capitalized words and phrases used herein and not defined herein and defined in the Credit Agreement are used herein with the same meanings as are assigned to them in the Credit Agreement.

         The undersigned hereby certifies, warrants and represents to the addressee named above that to the best knowledge of the undersigned:

         (11) He or she is the duly appointed and acting Financial Officer of Borrowers;

         (12) The attached financial statements dated as of were prepared in conformity with GAAP consistently applied, subject only to normal and customary adjustments, and present fairly the financial position of Borrowers and their Subsidiaries on a Consolidated [and consolidating basis] as of the date thereof and the results of its operations for the period covered thereby.

         (13) As of the end of the period covered by the attached financial statements:


                                    EXHIBIT C

                  (a)      DEBT CAPACITY RATIO:

                           (i)      Funded Indebtedness:        $_____________

                           (ii)     Funds Flow from Operations
                                    less Capital Expenditures:  $_____________

                           (iii)    Debt Capacity Ratio         _____to 1.00
                                    [ratio of (i) TO (ii)]


                  (b)      TANGIBLE NET WORTH:

                           (i)      Actual Tangible Net Worth
                                    of Borrowers and their
                                    Subsidiaries on a
                                    Consolidated basis:        $_____________

                           (ii)     Required Tangible Net Worth
                                    of Borrowers and their
                                    Subsidiaries on a
                                    Consolidated basis:        $_____________

                  (c)      DEBT COVERAGE RATIO:

                           (i)      Funds Flow from Operations
                                    less Capital Expenditures
                                    for applicable period:     $_____________

                           (ii)     Debt Service Expense for
                                    applicable period:         $_____________

                           (iii)    Debt Coverage              _______to 1.00
                                    Ratio [ratio of (i) TO (ii)]


                           (iv)     Required Debt              _______to 1.00
                                    Coverage Ratio


                                    EXHIBIT C

                  (d)      CAPITAL EXPENDITURES:

                           (i)      Aggregate Capital Expendi-
                                    tures of Borrowers and
                                    their Subsidiaries for
                                    current fiscal year:      $______________

                           (ii)     Maximum allowable Capital
                                    Expenditures of the
                                    Borrowers and their Subsi-
                                    diaries for current fiscal year: $_________

                  (e)      INTEREST COVERAGE RATIO:

                           (i)      EBITDA less Capital
                                    Expenditures:           $_____________

                           (ii)     Cash Interest Expense:  $_____________

                           (iii) Interest Coverage Ratio __________to 1.00 [ratio of (i) TO (ii)]


                           (iv)     Required Interest Coverage
                                    Ratio                      ________to 1.00

                  (f)      EBITDA:

                           (i)      Net Income:                  $_________

                           (ii)     Interest Expense:            $_________

                           (iii)    Depreciation and amortization
                                    of intangibles:              $_________

                           (iv)     Federal, state and local
                                    income taxes:                $__________

                           (v)      Actual EBITDA [sum of
                                    (i), (ii), (iii) and (iv)]

                           (vi)     Required EBITDA

                                    EXHIBIT C

                  (g)      ROYALTY PAYMENT RESERVE:

                           (i)      Domestic and Canadian Sales of
                                    Licensed Goods for preceding
                                    month                       $____________

                           (ii)     Actual Royalty Payment Reserve
                                    [Line (i) TIMES 15%]        $_____________

                  (h)      EXCESS CASH FLOW:

                           (i)      EBITDA:                     $___________

                           (ii)     Debt Service Expense:       $___________

                           (iii)    Interest Expense:           $___________

                           (iv)     Capital Expenditures:       $___________

                           (v)      Federal, state and local
                                    income taxes paid:          $___________

                           (vi)     Actual Excess Cash Flow
                                    [Line (i) less sum of
                                    Lines (ii), (iii), (iv) and (v)]  $________

         (14) The undersigned hereby certifies to his or her best knowledge as follows:

                  (i) each representation or warranty of Borrowers and the Guarantors contained in the Credit Agreement is true in all material respects on and as of the date hereof with the same effect as though such representations and warranties had been made on and of this date;

                  (ii) no Event of Default or Default under the Credit Agreement has occurred and is still continuing (except for any Event of Default or Default which may have been expressly waived in writing by the Banks); and

                  (iii) no Borrower or Subsidiary thereof is in default in the due performance of any covenant on its part in the Credit Agreement.




                                      Name:

                                    EXHIBIT C

                             [Borrowers Letterhead]


                         REQUEST FOR EXTENSION OF CREDIT

                                 Date:__________

Chemical Bank
633 Third Avenue
New York, New York  10017-6764
Attention:

         Re: Loan under Credit Agreement dated as of June , 1996, by and among the undersigned entities, the financial institutions a party thereto from time to time, and Chemical Bank, as Agent (as the same may have been amended, modified and/or restated from time to time, the "CREDIT AGREEMENT")

Gentlemen:

     Capitalized words and phrases used herein, but not defined herein, shall have the same meanings as are ascribed to them in the Credit Agreement.

     Borrowers request that a Loan be made under the Credit Agreement in the amount of $ and that such Loan be made on , 19 , which is a Business Day (unless this request for a Loan is received by Agent after 1:00 p.m., New York City time, in which case, then on the next to occur Business Day hereafter).

               The Loan is to be an (CHECK ONE) [] Alternate Base Rate Borrowing
[] LIBOR Borrowing. If the Loan is to be a LIBOR Borrowing, the Interest Period is to be (CHECK ONE) [] one [] two [] three [] six months.

               [The Company further requests that simultaneously with the making of the Loan described above, the current [Alternate Base Rate Borrowing] [LIBOR Borrowing] which matures on the same day that said Loan is to be made (i) be converted to a LIBOR Borrowing with the same Interest Period selected for such Loan and (ii) have its unpaid principal balance be combined with the new Loan so that the aggregate thereof is treated as a single LIBOR Borrowing for the Interest Period designated for the new Loan above and for all other purposes in the Credit Agreement.]

               Each of Borrowers hereby represent and warrant as follows:

                  (i) each representation or warranty of Borrowers and the Guarantors contained in the Credit Agreement is true in all material respects on and as of the date hereof with the same effect as though such representations and warranties had been made on and of this date;

                  (ii) no Event of Default or Default under the Credit Agreement has occurred and is still continuing (except for any Event of Default or

                                    EXHIBIT D

                           Default which may have been expressly waived in writing by the Lenders;

                  (iii) no Borrower or Subsidiary thereof is in default in the due performance of any covenant on its part in the Credit Agreement;

                  (iv) so far as is known to or is ascertainable by the officers of Borrowers and their Subsidiaries, the business and operations of Borrowers and all of their Subsidiaries as conducted at all times relevant to the transactions contemplated by the Credit Agreement to and including the close of business on the date hereof have been and are in compliance with all applicable Legal Requirements materially affecting the business and operations of Borrowers and their Subsidiaries on a Consolidated basis.

               The undersigned Responsible Officer executing this Request for Extension of Credit on behalf of Borrowers is the duly elected, qualified and acting
                              .


                                    PLAY BY PLAY TOYS & NOVELTIES, INC.,
                                    a Texas corporation

                                    By:
                                    Name:
                                    Title:


                                    ACE NOVELTY ACQUISITION CO., INC.,
                                    a Texas corporation

                                    By:
                                    Name:
                                    title:


                                    NEWCO NOVELTY, INC.,
                                    a Texas corporation

                                    By:
                                    Name:
                                    Title:

                                    EXHIBIT D

                              RATE SELECTION NOTICE


         The undersigned entities, the financial institutions which are signatories thereto from time to time (collectively, the "LENDERS") and Chemical Bank, a New York banking corporation, as Agent for and on behalf of Lenders, executed and delivered that certain Credit Agreement (as amended, supplemented and restated, the "CREDIT AGREEMENT") dated as of June _____, 1996. Any term used herein and not otherwise defined herein shall have the meaning herein ascribed to it in the Credit Agreement.

         In accordance with the Credit Agreement, Borrowers hereby notify Agent of the exercise of an Interest Option.

E.       CURRENT BORROWING

         1.       Interest Option now in effect:

         2.       Amount:                               $______________

         3.       Expiration of current Interest
                    Period, if applicable:                ______, 199_

F.       PROPOSED BORROWING

         1.       Amount:                               $_______________

         2.       Date Interest Option is to
                    be effective:                           ______, 199_

         3.       Interest Option to be applicable
                  (check one):

                  [  ]     Alternate Base Rate
                  [  ]     LIBOR Rate

         4.       Interest Period (check one if applicable):

                  [  ]     1 month                   [  ]     3 months
                  [  ]     2 months                  [  ]     6 months


                                    EXHIBIT E

         Borrowers represent and warrant that the Interest Option and the Interest Period (if applicable) selected above comply with all provisions of the Credit Agreement and that there exists no Event of Default or Default under the Credit Agreement.


                                     PLAY BY PLAY TOYS & NOVELTIES, INC.,
                                     a Texas corporation

                                     By:
                                     Name:
                                     Title:


                                     ACE NOVELTY ACQUISITION CO., INC.,
                                     a Texas corporation

                                     By:
                                     Name:
                                     Title:


                                     NEWCO NOVELTY, INC.,
                                     a Texas corporation

                                     By:
                                     Name:
                                     Title:

                                    EXHIBIT E

                             SECRETARY'S CERTIFICATE

         I, the undersigned, do hereby certify that I am the duly elected and acting Chief Financial Officer, Secretary and Treasurer of , INC. (the "CORPORATION"), a Texas corporation; that, by unanimous written consent by all members of the Board of Directors of the Corporation, the following resolutions have been duly adopted; that said resolutions have been recorded in the minute books of the Corporation kept by me, are in accord with and pursuant to the Certificate of Incorporation and Bylaws of the Corporation, have not been amended, modified, superseded or revoked, and are now in full force and effect, to-wit:

         RESOLVED: That this Corporation (together with the other affiliates of this Corporation listed as Borrowers in the Credit Agreement, the "BORROWERS") enter into a Credit Agreement with such financial institutions (together with all other financial institutions which may become a party thereto pursuant to the terms of the Credit Agreement, the "LENDERS" and each of Lenders being a "LENDER herein) as the officer of this Corporation executing the same may in his discretion approve, and with CHEMICAL BANK, in its capacity as Agent for and on behalf of Lenders (in such capacity, the "AGENT"), substantially in the form of the draft presented to this meeting, together with such changes as the officer of this Corporation executing the same may in his discretion approve, such Credit Agreement, together with such changes, being herein called the "CREDIT AGREEMENT";

         RESOLVED, FURTHER: That pursuant to the Credit Agreement, this Corporation (together with the other Borrowers) execute and deliver to each Lender a promissory note (each a "REVOLVING NOTE") in an original principal amount equal to such Lender's Revolving Credit Commitment (as that term is defined in the Credit Agreement), payable to the order of such Lender, such Revolving Notes to bear interest on the unpaid principal balances thereof at the rates provided in the Credit Agreement, this Corporation to have the right pursuant to the terms of the Credit Agreement to borrow, repay and reborrow prior to the Revolving Credit Termination Date (as that term is defined in the Credit Agreement), with accrued interest on each Revolving Note being due and payable on the dates set forth in the Credit Agreement, and with the outstanding principal balance of each Revolving Note being finally due and payable on the Revolving Credit Termination Date;

         RESOLVED, FURTHER: That pursuant to the Credit Agreement, this Corporation (together with the other Borrowers) execute and deliver to

                                    EXHIBIT F
         each Lender a promissory note (each a "TERM NOTE") in an original principal amount equal to such Lender's Term Loan Commitment (as that term is defined in the Credit Agreement), payable to the order of such Lender, such Term Notes to bear interest on the unpaid principal balances thereof at the rates provided in the Credit Agreement, with principal installments and accrued interest on each Term Note being due and payable on the date set forth in the Credit Agreement, and with the remaining principal balance of each Term Note being finally due and payable on the Maturity Date (as that term is defined in the Credit Agreement);

         RESOLVED, FURTHER: That pursuant to the Credit Agreement, this Corporation (together with the other Borrowers) enter into a Contribution Agreement (the "CONTRIBUTION AGREEMENT") of even date with the Credit Agreement, pursuant to which this Corporation agrees, among other things, to indemnify each other Borrower and each other Guarantor (as that term is defined in the Credit Agreement) from time to time a party thereto against any losses incurred thereby under the Credit Agreement or any Guaranty (as that term is defined in the Credit Agreement) now or hereafter executed by any Guarantor in connection therewith;

         RESOLVED, FURTHER: That pursuant to the Credit Agreement, this Corporation execute and deliver to Agent, for the ratable benefit of Lenders, all of the Security Documents (as that term is defined in the Credit Agreement) required by Agent to evidence and perfect the liens against, security interests in, and assignments and pledges of all Collateral (as that term is defined in the Credit Agreement);

         RESOLVED, FURTHER: That the Credit Agreement, each Revolving Note, each Term Note, the Contribution Agreement, the Security Documents and other instruments as Agent and Lenders may reasonably require in connection with the same shall be in form and substance satisfactory to Agent and Lenders and in form and substance approved by the officer of this Corporation executing the same, his approval of each such instrument to be conclusively evidenced by the execution thereof;

         RESOLVED, FURTHER: That the obligations incurred upon the execution and delivery by this Corporation of the Credit Agreement, each Revolving Note, each Term Note, the Contribution Agreement, the Security Documents and any other document executed in connection with the transactions contemplated in any of the foregoing shall become binding and enforceable obligations of this Corporation;

         RESOLVED, FURTHER: That the Chairman of the Board-Chief Executive Officer, the President-Chief Operating Officer, the Treasurer- Chief Financial Officer, or the Secretary of this Corporation be, and each acting alone hereby is, severally authorized and directed for and on behalf, and as the act and deed, of this Corporation, to execute and deliver to Agent and Lenders, the Credit Agreement, each Revolving Note (including without limitation, each new Revolving Note executed from time to time hereafter, as contemplated in the Credit Agreement), each Term Note

                                    EXHIBIT F

         (including without limitation, each new Term Note executed from time to time hereafter, as contemplated in the Credit Agreements), the Contribution Agreement, the Security Documents and such other instruments as Agent or any Lender may require in its sole and absolute discretion and to take such other action in the consummation of the transaction herein contemplated as the officer acting shall deem to be necessary or desirable, and any and all acts heretofore taken by each of the officers above delineated of this Corporation to such end are hereby expressly ratified and confirmed as the acts and deeds of this Corporation;

         RESOLVED, FURTHER: That any and all documents, agreements, certificates, opinions, letters, financing statements, consents, schedules and other instruments and writings executed and delivered on behalf of this Corporation in connection with the foregoing resolutions by any one of the above-named officers of this Corporation shall be deemed to be the act of this Corporation and shall be in all respects binding against this Corporation;

         RESOLVED, FURTHER: That the directors have found that good, fair and valuable consideration and reasonably equivalent value have been and will be received by this Corporation for entry into and performance of all the foregoing agreements referred to in the preceding paragraphs, and that the incurrence of the obligations evidenced by such agreements is in the best interest of this Corporation and may be expected to benefit this Corporation, directly or indirectly;

         RESOLVED, FURTHER: That the Chairman of the Board-Chief Executive Officer, the President-Chief Operating Officer, the Treasurer- Chief Financial Officer, or the Secretary of this Corporation be, and each acting alone hereby is, severally authorized and directed for and on behalf, and as the act and deed, of this Corporation to negotiate and agree to on terms acceptable to such officer any and all renewals, extensions, modifications and amendments to the Credit Agreement, any Revolving Note, any Term Note, the Contribution Agreement, any of the Security Documents or any other document executed in connection with the transactions contemplated in any of the foregoing, and to execute and deliver to Agent and Lenders such documents as Agent or any Lender shall require to evidence any such renewal, extension, modification or amendment and to take such other action in the consummation of the transactions contemplated as the officer acting shall deem to be necessary or desirable; and

         FURTHER RESOLVED: That Joe M. Guerra as the Secretary of the Corporation be, and is hereby authorized, empowered and directed to certify and attest, any documents which he may deem necessary or appropriate to consummate the transactions contemplated by the Credit Agreement, any Revolving Note, any Term Note, the Contribution Agreement, any of the Security Documents or any other document executed in connection with the transactions contemplated in any of the foregoing; but such certification or attestation shall not be required for the validity of the particular document.

                                    EXHIBIT F

         I further certify that ______________________and___________________are the duly elected and incumbent _______________________and______________________
respectively, of the Corporation, that their true and correct signatures are set forth below:

                                      ______________________________________
                                      (Signature of ________________________)

                                       _____________________________________
                                      (Signature of ________________________)

         I further certify that attached hereto as ANNEX I is a true, correct and complete copy of the Articles of Incorporation of the Corporation, together with all amendments thereto; and that attached hereto as ANNEX II is a true, correct and complete copy of the Bylaws of the Corporation, together with all amendments thereto.
         IN TESTIMONY WHEREOF, I have hereunto subscribed my name by order of the Board of Directors thereof on this day of , 1996.



                                      Name:

         I do hereby certify that I am the duly elected and acting _____________ [Vice President] of _______________ , Inc. and that _____________________is the duly elected and acting Chief Financial Officer, Secretary and Treasurer of ______________, Inc.



                                      Name:


                                    EXHIBIT F

                           BORROWING BASE CERTIFICATE


        The undersigned hereby certifies that (s)he is a Responsible Officer of Play by Play Toys & Novelties, Inc., Ace Novelty Acquisition Co., Inc. ("ACE ACQUISITION"), Newco Novelty, Inc., all Texas corporations (collectively the "BORROWERS"), and that as such (s)he is authorized to execute this Borrowing Base Certificate on behalf of Borrowers pursuant to the Credit Agreement (as it may be amended, supplemented or restated from time to time, the "AGREEMENT") dated as of June ________, 1996, by and among Borrowers, Chemical Bank, as Agent, and Lenders therein named. The undersigned further certifies, represents and warrants that to his or her best knowledge (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified herein):

        (a)      The Borrowing Base as the date hereof is calculated as follows:

                  (i)     Net Amount of Eligible Receivables
                          as of the date hereof              $___________

                  (ii)    80% TIMES Line (a)(i)              $___________
                              -----

                  (iii)   Eligible Inventory
                          as of the date hereof              $___________

                  (iv)    Aggregate undrawn amount of
                          outstanding documentary Letters
                          of Credit issued by Agent to
                          inventory suppliers                $___________

                  (v)     Aggregate undrawn amount of
                          outstanding Indemnified
                          Letters of Credit                  $___________

                  (vi)    Inventory Advance Rate TIMES
                          Line (a)(iii), (a)(iv)
                          and (a)(v)                         $___________

                  (vii)   Value of Close-Out Inventory of
                          Ace Novelty Co., Inc. and its
                          Subsidiaries acquired by Ace
                          Acquisition                        $___________

                  (viii)  40% TIMES Line (a)(vii)
                          [not to exceed $1,521,000]         $___________

                  (ix)    Sum of Line (a)(vi)
                          PLUS Line (a)(viii)                $___________

                  (x)     Inventory Cap                      $___________


                                    EXHIBIT G

                  (xi)    Lesser of Line (a)(ix)
                          or Line (a)(x)                    $___________

                  (xii)   Borrowing Base as the date
                          hereof [sum of Line (a)(ii)
                          PLUS Line (a)(xi)]                $___________

        (b) Calculations of Eligible Receivables, Net Amount of Eligible Receivables and Eligible Inventory are set forth on SCHEDULE 1 attached hereto and such calculations are true and correct in all respects and conform to the definitions of "Eligible Receivables," "Net Amount of Eligible Receivables" and "Eligible Inventory" set forth in the Agreement.

        (c) The representations and warranties made in each Loan Document are true and correct in all material respects on and as of the time of delivery hereof, with the same force and effect as if made on and as of the time of delivery hereof.

        (d)       No Default or Event of Default has occurred and is continuing.

        Dated _____________________, 199____.



                       [SIGNATURE OF RESPONSIBLE OFFICER]

                                    EXHIBIT G

                                    EXHIBIT H

                                               _________  ___, 199__




[  NAME AND ADDRESS OF
    APPLICABLE LICENSOR            ]




RE:     License Agreement (the "License Agreement") dated_____,
        199___, by and between
        (the "Licensor") and
        (the "Licensee")

Ladies and Gentlemen:

                                    RECITALS:

         Reference is hereby made to that certain Credit Agreement dated as of , 1996, by and among Play By Play Toys & Novelties, Inc. ("Play By Play"), a Texas corporation (Play By Play and such other entities now or hereafter becoming "Borrowers" under the Credit Agreement described below collectively referred to as the "Debtors"), Chemical Bank, a New York banking corporation, as Agent (said Agent, together with any other entity which may hereafter be appointed as Agent under the Credit Agreement described below, is hereinafter referred to as the "Agent"), and the financial institutions (collectively the "Lenders") which are now or may hereafter become parties to such Credit Agreement (said Credit Agreement, as amended, extended, supplemented and restated from time to time, being hereinafter referred to as the "Credit Agreement").

        Subject to the terms and conditions of the Credit Agreement, the Lenders have agreed to make certain loans to the Debtors. Said loans are secured, among other collateral, by a security interest held by the Agent for the ratable benefit of the Lenders in and to all of the Licensee's inventory now or hereafter owned, including without limitation, inventory manufactured and sold by the Licensee in accordance with the terms and provisions of the License Agreement (the "Licensed Inventory").

                                   AGREEMENTS:

        By its execution and delivery of this confirmation letter, the Licensor acknowledges and confirms that in connection with any foreclosure sale by the Agent with respect to the above-described security interest in all or any portion of the Licensed Inventory, the Agent shall have the right under the terms of the License Agreement to sell or resell all or any portion of the Licensed Inventory during or for a period of not more than 180 days after foreclosure, including without limitation, the ability to distribute, market and advertise for sale such Licensed Inventory, so long as

Page 4

the following requirements are satisfied: (a) such Licensed Inventory shall have been manufactured or produced by the Licensee prior to such foreclosure in compliance with all of the applicable terms and provisions of the License Agreement; (b) such sales and resales shall otherwise be in compliance with all provisions of the License Agreement relating to the distribution and sale of Licensed Inventory; and (c) the Agent shall timely remit all royalty payments and other amounts due and owing to the Licensor under the terms of the License Agreement with respect to any and all such Licensed Inventory sold in connection with or after such foreclosure sale.

        The Licensor acknowledges and agrees that the Agent and the Lenders do not and shall not have any personal liability or obligation whatsoever for the performance of the duties or obligations of the Licensee under the License Agreement (except with respect to the liabilities and obligations owing to the Licensor by the Agent as described in the immediately preceding paragraph), and the Licensor shall look solely to the Licensee in the event of any failure to perform any of such duties or obligations (other than as expressly noted above).

        The Agent agrees to provide the Licensor with at least ten (10) days prior written notice of any foreclosure of the above-described security interest in the Licensed Inventory. For purposes hereof, such written notice shall be given by the Agent by addressing the same to the Licensor at the address for the Licensor set forth below (or any subsequent address for the Licensor which the Licensor has designated to the Agent in writing and for which the Agent has been receipt of such written designation for at least ten business days) and depositing the same for delivery in the U.S. mail, postage prepaid, via certified mail, return receipt requested. Such notice shall be deemed given to the Licensor two (2) business days after deposit of the same in the U.S.
mail.

        The terms and provisions of this confirmation letter may not be revoked, amended, changed or modified without the prior written consent of the Agent and the Licensor, and this confirmation letter represents the entire agreement between the parties hereto with respect to the Agent's right to sell or resell any Licensed Inventory in connection with or after any foreclosure of the above-described security interest in such Licensed Inventory.

        This confirmation letter shall be construed in accordance with and governed by the laws of the State of New York (other than the conflicts of laws principles thereof).

        If this confirmation letter correctly reflects your understanding of the parties' agreements regarding the subject matter hereof, please execute and return a fully executed original of the same to the undersigned officer of the Agent.

                                   Sincerely,

                                   CHEMICAL BANK, AGENT



Page 5

                                     By:
                                     Name:
                                     Title:

ACKNOWLEDGED AND AGREED TO:

By:
Name:
Title:
Date:

LICENSOR'S ADDRESS:



                                  SCHEDULE 1.1

REVOLVING CREDIT COMMITMENTS

Chemical Bank                                        $19,025,641

Texas Commerce Bank                                  7,474,359

Heller Financial                                     26,500,000





TERM LOAN COMMITMENTS

Chemical Bank                                        $ 4,308,000

Texas Commerce Bank                                  1,692,000

Heller Financial                                     6,000,000



                                  SCHEDULE 3.1

                                  REAL PROPERTY


1.      LOS ANGELES FACILITY:

        Situated in the City of Los Angeles, County of Los Angeles, State of California and more particularly described as follows:

                  LOT 9 OF TRACT NO. 10542 PER MAP RECORDED IN BOOK 159 PAGES 32 AND 33 IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

                  LOTS 163, 164, 186, 187 AND 188 OF THE WINGERTER TRACT PER MAP RECORD IN BOOK 15, PAGE 52 OF
                  MISC. RECORDS IN THE OFFICE OF THE COUNTY
                  RECORDED OF SAID COUNTY.


2.      CHICAGO FACILITY:

        PARCEL 1: THAT PART OF THE SOUTH 1/2 OF SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 32, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, BOUNDED AND DESCRIBED AS FOLLOWS: COMMENCING AT A POINT OF INTERSECTION OF A LINE PARALLEL TO AND 33 FEET EAST OF THE WEST LINE OF SAID SECTION 32 WITH A LINE PARALLEL TO AND 263 FEET NORTH OF THE SOUTH LINE OF SAID SECTION 32; THENCE EAST ON LAST DESCRIBED LINE
        303.54 FEET TO A POINT OF CURVE AND POINT OF BEGINNING; THENCE NORTHEASTERLY ON A CURVE CONVEX TO THE SOUTHEAST, WITH A RADIUS OF 192 FEET, A DISTANCE OF 273.82 FEET, MORE OR LESS, TO A POINT 526.56 FEET EAST OF THE WEST LINE AND 427.5 FEET NORTH OF THE SOUTH LINE OF SAID
        SECTION 32; THENCE NORTHERLY ON A STRAIGHT LINE A DISTANCE OF 44.89 FEET, MORE OR LESS, TO A POINT IN A LINE WHICH IS PARALLEL TO AND 533 FEET EAST OF THE WEST LINE OF SAID SECTION 32, SAID POINT BEING 471.93 FEET NORTH OF THE SOUTH LINE OF SAID SECTION 32; THENCE SOUTH ON LAST DESCRIBED PARALLEL LINE A DISTANCE OF 85.25 FEET MORE OR LESS TO A POINT WHICH IS 386.68 FEET NORTH OF THE SOUTH LINE OF THE SOUTHWEST 1/4 OF SAID SECTION 32; THENCE SOUTHWESTERLY ON A CURVE CONVEX TO THE SOUTHEAST, WITH A RADIUS OF 208 FEET, A DISTANCE OF 123 FEET, MORE OR LESS, TO A POINT 461.55 FEET EAST OF THE WEST LINE OF SAID SECTION 32 AND 289.60 FEET NORTH OF THE SOUTH LINE OF SAID SOUTHWEST 1/4 OF SECTION 32; THENCE SOUTHWESTERLY ALONG A STRAIGHT LINE 43.70 FEET TO A POINT
        426.23 FEET EAST OF THE WEST LINE OF SAID SECTION 32 AND 263 FEET NORTH OF THE SOUTH LINE OF SAID

        SECTION 32; THENCE WEST ALONG A LINE 263 FEET NORTH OF AND PARALLEL WITH THE SOUTH LINE OF SAID SECTION 32, 89.69 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS;

        PARCEL 2: THAT PART OF THE SOUTH 1/2 OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 32, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, BOUNDED AND DESCRIBED AS FOLLOWS: BEGINNING AT A POINT OF INTERSECTION OF A LINE PARALLEL TO AND 576 FEET EAST OF THE WEST LINE OF SAID SECTION 32 WITH A LINE PARALLEL TO AND 33 FEET NORTH OF THE SOUTH LINE OF SAID SECTION 32; THENCE EAST ON THE LAST DESCRIBED LINE 20 FEET TO A LINE PARALLEL TO AND 596 FEET EAST OF THE WEST LINE OF SAID SECTION 32; THENCE NORTH ON SAID PARALLEL LINE A DISTANCE OF 484.07 FEET TO A POINT OF CURVE; THENCE NORTHEASTERLY ALONG A CURVED LINE CONVEX TO THE NORTHWEST WITH A RADIUS OF 262.70 FEET AN ARC DISTANCE OF
        128.24 FEET TO A POINT 25 FEET SOUTH OF THE NORTH LINE OF THE SOUTH 1/2 OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SAID SECTION 32 AND 626.57 FEET EAST OF THE WEST LINE OF SAID SECTION 32; THENCE WEST ALONG A LINE 25 FEET SOUTH OF THE NORTH LINE OF THE SOUTH 1/2 OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SAID SECTION 32, 50.57 FEET TO A LINE PARALLEL TO AND 576 FEET EAST OF THE WEST LINE OF SAID SECTION 32; THENCE SOUTH ON SAID PARALLEL LINE TO THE POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS.

        PARCEL 3: THAT PART OF THE SOUTH 1/2 OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 32, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: BEGINNING AT THE POINT OF INTERSECTION OF A LINE PARALLEL TO AND 33 FEET EAST OF THE WEST LINE OF SAID SECTION 32 WITH A LINE PARALLEL TO AND 275 FEET SOUTH OF THE NORTH LINE OF THE SOUTH 1/2 OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SAID SECTION 32; THENCE EAST ON LAST DESCRIBED LINE 462.93 FEET; THENCE NORTHEASTERLY ON CURVE CONVEX TO SOUTH EAST, WITH A RADIUS OF 350 FEET, A DISTANCE OF 162.48 FEET TO A POINT OF TANGENT IN A LINE PARALLEL TO AND 533 FEET EAST OF THE WEST LINE OF SECTION 32, AFORESAID; THENCE NORTH ON LAST DESCRIBED LINE 41.03 FEET TO A POINT 77.2 FEET SOUTH OF THE NORTH LINE OF THE SOUTH 1/2 OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SAID SECTION 32; THENCE SOUTHWESTERLY ON CURVE CONVEX TO SOUTH EAST, WITH A RADIUS OF 227.2 FEET, A DISTANCE OF 180.25 FEET TO POINT OF TANGENT IN A LINE PARALLEL TO AND 145 FEET SOUTH OF THE NORTH LINE OF SAID SOUTH 1/2 OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 32; THENCE WEST ON LAST DESCRIBED LINE 338 FEET TO A POINT IN A LINE PARALLEL TO AND 33 FEET EAST OF THE WEST LINE

        OF SECTION 32, AFORESAID; THENCE SOUTH ON LAST DESCRIBED
        LINE 130 FEET TO PLACE OF BEGINNING IN COOK COUNTY, ILLINOIS

        PARCEL 4: THAT PART OF THE SOUTH 1/2 OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 32, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, BOUNDED AND DESCRIBED AS FOLLOWS: BEGINNING AT A POINT OF INTERSECTION OF A LINE PARALLEL TO AND 33 FEET EAST OF THE WEST LINE OF SAID SECTION 32 WITH A LINE PARALLEL TO AND 263 FEET NORTH OF THE SOUTH LINE OF SAID SECTION 32; THENCE EAST ON LAST DESCRIBED LINE
        303.54 FEET TO A POINT OF CURVE; THENCE NORTHEASTERLY ON A CURVE CONVEXED TO SOUTH EAST, WITH A RADIUS OF 192 FEET, A DISTANCE OF 273.82 FEET, MORE OR LESS, TO A POINT 526.56 FEET EAST OF THE WEST LINE AND
        427.5 FEET NORTH OF THE SOUTH LINE OF SAID SECTION 32; THENCE NORTHERLY ON A STRAIGHT LINE A DISTANCE OF 44.89 FEET, MORE OR LESS, TO A POINT IN A LINE WHICH IS PARALLEL TO AND 533 FEET EAST OF THE WEST LINE OF SAID
        SECTION 32, SAID POINT BEING 471.93 FEET NORTH OF THE SOUTH LINE OF SAID
        SECTION 32; THENCE NORTH ON LAST DESCRIBED PARALLEL LINE A DISTANCE OF
        75.07 FEET, MORE OR LESS, TO A POINT WHICH IS 118.23 FEET SOUTH OF THE NORTH LINE OF SAID SOUTH 1/2 OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SAID SECTION 32; THENCE SOUTHWESTERLY ON A CURVE CONVEXED TO SOUTH EAST, WITH A RADIUS OF 350 FEET, A DISTANCE OF 162.48 FEET, MORE OR LESS, TO A POINT IN A LINE PARALLEL TO AND 275 FEET SOUTH OF THE NORTH LINE OF THE SOUTH 1/2 OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SAID
        SECTION 32, SAID POINT BEING 495.93 FEET EAST OF THE WEST LINE OF SAID
        SECTION 32; THENCE WEST ON LAST DESCRIBED PARALLEL LINE 462.93 FEET TO ITS INTERSECTION WITH A LINE DRAWN PARALLEL WITH AND 33 FEET EAST OF THE WEST LINE OF SAID SECTION 32; THENCE SOUTH ON LAST DESCRIBED PARALLEL LINE 127.35 FEET, MORE OR LESS, TO THE POINT OF BEGINNING IN COOK COUNTY, ILLINOIS;

        PARCEL 5: THAT PART OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 32, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: BEGINNING AT THE INTERSECTION OF A LINE PARALLEL TO AND 33 FEET EAST OF THE WEST LINE WITH A LINE PARALLEL TO AND 33 FEET NORTH OF THE SOUTH LINE OF SAID SECTION 32; THENCE EAST ON LAST DESCRIBED LINE A DISTANCE OF 280 FEET; THENCE NORTH ON A LINE PARALLEL TO AND 313 FEET EAST OF THE WEST LINE OF SAID SECTION 32, A DISTANCE OF 63 FEET TO A POINT OF CURVE; THENCE ON A CURVE TANGENT TO LAST DESCRIBED LINE AND CONVEX TO NORTH WEST, WITH A RADIUS OF 208 FEET, A DISTANCE OF
        193.92 FEET, MORE OR LESS, TO ITS INTERSECTION WITH A LINE

        PARALLEL TO AND 263 FEET NORTH OF THE SOUTH LINE OF SECTION 32, AFORESAID; THENCE WEST ON LAST DESCRIBED LINE A DISTANCE OF 364.05 FEET, MORE OR LESS, TO ITS INTERSECTION WITH A LINE PARALLEL TO AND 33 FEET EAST OF THE WEST LINE OF SAID SECTION 32 (BEING THE EAST LINE OF SOUTH ASHLAND AVENUE); THENCE SOUTH ON LAST DESCRIBED LINE A DISTANCE OF 230 FEET TO A POINT OF BEGINNING IN COOK COUNTY, ILLINOIS.

        PARCEL 6: THE EAST 43 FEET OF THE WEST 576 FEET OF THAT PART OF THE SOUTH 1/2 OF THE SOUTHWEST 1/4 OF SECTION 32, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING SOUTH OF THE NORTH LINE OF WEST 38TH STREET AND NORTH OF THE NORTH LINE OF WEST 39TH STREET (PERSHING ROAD) ALL IN COOK COUNTY, ILLINOIS.

                                  SCHEDULE 5.5

                                   LITIGATION


1. RAY RODRIGUEZ V. PLAYO BYO PLAY TOYS & NOVELTIES, INC., F/K/A TMI TOYS & NOVELTIES, INC. F/K/A/ PMI TOYS & NOVELTIES, INC. & KIM'S TOY COMPANY, INC., Civil Action No. 94-CI-13731 in the District Court, 131st Judicial District, Bexar County, Texas. Suit to recover for breach of contract, misrepresentation, fraud, and various alternative legal theories, all stemming from Plaintiff's employment with the company as a salesperson and, subsequently, as a commission-only salesperson. Plaintiff claims that the company failed to pay certain commissions and wages due and owing to Plaintiff and terminated Plaintiff in order to avoid paying commissions to Plaintiff fully and completely.

2. ISMAEL VELOZ. Unemployment claim from former employee filed with Texas Employment Commission.

3. BRUCE M. ROLLINSON VS. VAL VERDE VENDING., INC., EEOC Charge Number 360960435. Charging Party alleges he has been discriminated against because of his national origin, Anglo, and because of his participation in a sexual harassment investigation in violation of Title VII of the Civil Rights Act of 1964, as amended.

4. LYDIA S. MORENO V. PLAYO BYO PLAY TOYS & NOVELTIES, INC., Texas Commission on Human Rights and EEOC Charge No. 360951440. Charging Party alleges that she has been discriminated against because of her sex, female, in violation of Title VII of the Civil Rights Act of 1964, as amended.

5. In re: OLYMPIA HOLDING CORPORATION, F/K/A P.I.E. NATIONWIDE, INC., DEBTORS, Case No. 90-4223-BKC-3P7, in the United States Bankruptcy Court, Middle District of Florida; LLOYD T. WHITAKER, AS TRUSTEE OF THE ESTATE OF OLYMPIA HOLDING CORPORATION, DEBTOR V. PIZZA MANAGEMENT, INC., Adversary No. 92-19280, withdrawn to the United States District Court for the Middle District of Florida, Jacksonville Division, and assigned Civil Case No. 93-914-Civ-J-16. The Trustee has asserted a claim against Pizza Management, Inc. ("Pizza") for allegedly failing to pay P.I.E. Nationwide, Inc. ("P.I.E.") for the lawful tariff rate for certain shipping allegedly provided to Pizza by P.I.E.

6. In re: OLYMPIA HOLDING CORPORATION, F/K/A P.I.E. NATIONWIDE, INC., DEBTORS, Case No. 90-4223-BKC-3P7, in the United States Bankruptcy Court, Middle District of Florida; LLOYD T. WHITAKER, AS TRUSTEE OF THE ESTATE OF OLYMPIA HOLDING CORPORATION, F/K/A P.I.E. NATIONWIDE, INC., DEBTOR V. LARAMIE INTEREST, Adversary No. 92-1766, withdrawn to the United States District Court for the Middle District of Florida, Jacksonville Division, and assigned Civil Case No. 93-802-Civ-J-16. The Trustee has asserted a claim against Laramie Interest for allegedly failing to pay P.I.E. for the lawful tariff rate for certain shipping allegedly provided to Laramie Interest by P.I.E. On June 6, 1996, the Trustee offered to accept $2,400.51 in full settlement of such claim.

7. NORTH FLORIDA EXPRESS, INC. Claimant has asserted a claim against Play By Play Toys & Novelties, Inc. ("Play By Play") for freight charges due under a Bill of Lading Contract. Claimant presented a bill for such unpaid freight charges to the broker that Play By Play enlisted to provide transportation for a shipment from Brooklyn, New York to Busch Gardens in Tampa, Florida. The broker has failed to pay Claimant, although Play By Play has remitted payment to the broker.

8. LYNN R. WEINBERG V. PLAY BY PLAY TOYS & NOVELTIES, INC. AND PLAY BY PLAY NOVELTIES, INC. Civil Action in the Civil Court of the City of New York, County of New York. Suit to recover for breach of contract, breach of copyright and licensing, wrongful conversion and fraud in regards to certain original creations and works of art allegedly not returned to Plaintiff and allegedly without compensation to Plaintiff.

9. RICHARD POSTMAN. Former employee has threatened to sue under theories of breach of contract and truth-in-hiring, the latter of which focuses on promises allegedly made to the former employee during the hiring process.

                                      -12-

                                  SCHEDULE 5.8

                                  SUBSIDIARIES


PLAY BY PLAY TOYS & NOVELTIES, INC.

Ace Novelty Acquisition Co., Inc., a Texas corporation
Play By Play (Hong Kong) Limited, a Hong Kong corporation (99.9% legal ownership) Play By Play Toys and Novelties Europe, S.A., a Spanish corporation Restaurants International, Inc., a Texas corporation Play By Play Far East Limited, a Hong Kong corporation (99.9% legal ownership) Alegria Toys, Inc., a Texas corporation (49% ownership)


ACE NOVELTY ACQUISITION CO., INC.

Newco Novelty, Inc., a Texas corporation


NEWCO NOVELTY, INC.

None


DORMANT SUBSIDIARIES

Play By Play (Hong Kong) Limited
Restaurants International, Inc.
Alegria Toys, Inc.

The assets owned by the above-listed Dormant Subsidiaries do not have an aggregate value in excess of $1.2 million.

                                  SCHEDULE 5.10

                               LICENSE AGREEMENTS


1. Warner Bros. License Agreement #3775-WBLT (Looney Tunes), dated March 22, 1994, between Ace Novelty Co., Inc. and Warner Bros. Consumer Products.

        a. Amendment #1, effective as of October 6, 1994, to Warner Bros. License Agreement #3775-WBLT (Looney Tunes), between Ace Novelty Co., Inc. and Warner Bros. Consumer Products.

        b. Amendment #2, effective as of June 23, 1995, to Warner Bros. License Agreement #3775-WBLT (Looney Tunes), between Ace Novelty Co., Inc. and Warner Bros. Consumer Products.

        c. Amendment #3, effective as of March 15, 1995, to Warner Bros. License Agreement #3775-WBLT (Looney Tunes), between Ace Novelty Co., Inc. and Warner Bros. Consumer Products.

        d. Amendment #4, effective as of February, 29, 1996, to Warner Bros. License Agreement #3775-WBLT (Looney Tunes), between Ace Novelty Co., Inc. and Warner Bros. Consumer Products.

2. Major League Baseball Properties, Inc. License Agreement No. ML-2487B, effective December 28, 1994, between Ace Novelty Co., Inc. and Major League Baseball Properties, Inc.

        a. Amendment #1 (assorted novelties), effective as of October 17, 1995, to Major League Baseball Properties, Inc. License Agreement No. ML-2487B, between Ace Novelty Co., Inc. and Major League Baseball Properties, Inc.

3. Major League Baseball Properties, Inc. License Agreement No. ML-3125 (Looney Tunes), effective September 23, 1994, between Ace Novelty Co., Inc. and Major League Baseball Properties, Inc.

        a. Amendment #1, effective as of October 17, 1995, to Major League Baseball Properties, Inc. License Agreement No. ML-3125, between Ace Novelty Co., Inc. and Major League Baseball Properties, Inc.

4. 1993-1996 U.S. Olympic Merchandise Agreement, dated January 31, 1994, between Ace Novelty Co., Inc. and United States Olympic Committee.


        a. Amendment #1, effective January 17, 1995, to 1993-1996 U.S. Olympic Merchandise Agreement, between Ace Novelty Co., Inc. and United States Olympic Committee.

5. Retail Product License Agreement, effective July 13, 1995, between Ace Novelty Co., Inc. and NBA Properties, Inc.

6. Warner Bros. License Agreement #4726-ANM (Animaniacs), dated November 3, 1994, between Ace Novelty Co., Inc. and Warner Bros.

        a. Amendment #1, effective May 30, 1995, between Ace Novelty Co., Inc. and Warner Bros. Consumer Products.

7. Warner Bros. License Agreement #4416-TT (Tiny Toons), dated March 13, 1995, between Ace Novelty Co., Inc. and Warner Bros.

8. Pink Panther License Agreement #6166, dated January 10, 1996, between MGM/UA Licensing and Merchandising and Ace Novelty Co., Inc.

9. License Agreement, dated September 30, 1994, between Harley-Davidson, Inc. and Ace Novelty Co., Inc.

10. License Agreement (Bananas in Pajamas), dated October 2, 1995, between Australian Broadcasting Corporation and Ace Novelty Co., Inc.

11. Retail Licensing Agreement, dated August 15, 1995, between National Football League Properties, Inc. and Ace Novelty Co., Inc.

12. The Ohio State University Standard License Agreement, dated February 28, 1996, between The Ohio State University and Ace Novelty Co., Inc.

13.     Retail License, Warner Bros. Consumer Products #6832-SPJ/WBLT (Space
        Jam), dated March 22, 1996, between Ace Novelty Co., Inc. and Warner
        Bros.

14. The Collegiate Licensing Company License Agreement to use Licensed Indicia of Member Universities, effective August 24, 1995, between Ace Novelty Co., and The Collegiate Licensing Company.

        a. As amended to add Villanova University, by that addendum to the Collegiate Licensing Company License Agreement, between the Collegiate Licensing Company and Ace Novelty Company, dated April 18, 1996, and executed by Ace Novelty.

15. License Agreement, dated January 1, 1994, between Ace Novelty Company, Inc. and The Board of Regents of the University of Texas System.

16. Standard "UCLA" License Agreement No. 920150, effective April 1, 1992, between The Regents of the University of California and Ace Novelty Co., Inc.

        a. Schedule A to License Agreement No. 920150, amending term of License from July 1, 1995, for a term of one year.

        b.        UCLA Trademarks and Licensing Renewal Request, dated May 31,
                  1996.

17. Indiana University Nonexclusive Trademark License #11910705, effective November 18, 1995, between The Trustees of Indiana University and Ace Novelty Co., Inc.

18. Interim License Agreement (inflatable lollipop), dated May 14, 1993, between Northeast Import and Ace Novelty Co. Inc.

a. Letter Agreement, dated May 26, 1993, amending May 14, 1993 Interim License Agreement.

19.     License #939, between Texas Tech University and Ace Novelty Co., Inc.

        a. Letter of Agreement dated February 1, 1996, between Texas Tech University and Ace Novelty Co., Inc., amending License #939 term until February 15, 1999.

20. Syracuse University License Agreement, dated July 1, 1994, between Syracuse University and Ace Novelty Company, Inc.

21. Nonexclusive License, dated April 1, 1996, between The Regents of the University of Minnesota and Ace Novelty Co., Inc.

22. License Agreement, effective July 1, 1992, between the University of Southern California and Ace Novelty Co., Inc.

        a. Amendment to License Agreement, amending term of License to July 1, 1995 through June 30, 1996.

23. University of Miami License Agreement, dated January 1, 1996, between Ace Novelty Co., Inc. and University of Miami.

24. Merchandise Licensing Agreement (Street Fighters), dated November 19, 1992, between Capcom U.S.A., Inc. and Ace Novelty Co., Inc.

25. Licensing Agreement, dated December 17, 1993, between The Hearst Corporation and Ace Novelty Co., Inc.

26. Memorandum of Understanding between Ace Novelty Company, Inc. and Planet Hollywood International, Inc., dated April 16, 1996.

27. Amendment #1 to License Agreement #6832-SPJ/WBLT (Space Jam), dated April 24, 1996, between Ace Novelty Co., Inc. and Warner Bros.

28. Retail License Agreement, Warner Bros. Consumer Products #3668-LB (Looney Tunes Baseball), dated March 22, 1994, between Ace Novelty Co., Inc. and Warner Bros.

29. Amendment #1 to License Agreement #3668-LB (Looney Tunes Baseball), dated April 10, 1994, between Ace Novelty Co., Inc. and Warner Bros.

30. License Agreement to use Licensed Indicia of the University of Louisville, dated June 7, 1996, between Creative Alliance Licensing and Ace.

31. Turner Home Entertainment, Inc. License Agreement #93272HBD (Flintstones) effective August 17, 1993, between Play By Play Toys & Novelties, Inc. and Turner Home Entertainment, Inc.

32. NBA Properties, Inc. License Agreement #818, effective April 1, 1994, between Play By Play Toys & Novelties, Inc. and NBA Properties, Inc.

        a. Amendment #1, effective as of June 7, 1994, to NBA Properties Inc. License Agreement #818, between Play By Play Toys & Novelties, Inc. and NBA Properties.

33. Turner Home Entertainment, Inc. License Agreement #93548HBD (Flintstones Series), effective as of October 13, 1993, between Play by Play Toy & Novelties and Turner Home Entertainment, Inc.

        a. Amendment #1, effective as of September 26, 1995 to Turner Home Entertainment, Inc. License Agreement #93548HBD (Flintstones Series), between Turner Home Entertainment, Inc. and Play By Play Toy & Novelty, Inc.

34. MGM/UA Licensing and Merchandising, a division of Metro-Goldwyn-Mayer Inc., License Agreement #6167 (Pink Panther), effective as of February 29, 1996, between Play By Play Toys and Novelties and MGM/UA Licensing and Merchandising, a division of Metro-Goldwyn-Mayer Inc.

35. Turner Home Entertainment, Inc. License Agreement #94246HBF (the Flintstones), effective as of April 19, 1994, between Play By Play and Turner Home Entertainment, Inc.

36.     Turner Home Entertainment, Inc. License Agreement #93670HBPD (SWAT KATS
        - Radical Squadron), effective as of November 12, 1993, between Play By Play Toy & Novelty, Inc. and Turner Home Entertainment, Inc.

37. Turner Home Entertainment, Inc. License Agreement #93669HBD (Hanna-Barbera Productions, Inc.), effective as of November 23, 1993, between Play By Play Toy & Novelty, Inc. and Turner Home Entertainment, Inc.

        a. Amendment #1, effective as of December 20, 1994, to Turner Home Entertainment, Inc. License Agreement #93669HBD (Hanna-Barbera Productions, Inc.), between Play By Play Toy & Novelty, Inc. and Turner Home Entertainment, Inc.

        b. Second Renewal, effective as of June 2, 1995, to Turner Home Entertainment, Inc. License Agreement #93669HBD (Hanna-Barbera Productions, Inc.), between Play By Play Toy & Novelty, Inc. and Turner Home Entertainment, Inc.

38. National Football League Properties, Inc. License Agreement #R02666 ("League Marks", "Club Marks", "Huddles"), effective as of August 19, 1993, between Play By Play Toy & Novelties, Inc. and National Football League Properties, Inc.

39. UPA Productions of America License Agreement, effective as of October 1, 1995, between Play by Play Toys & Novelties, Inc. and UPA Productions of America (Godzilla).

40. Nintendo of America Inc. License Agreement (Licensed Products), effective as of November 10, 1994, between Play By Play Toys & Novelties and Nintendo of America Inc.

41. Saban Entertainment, Inc. License Agreement (Mighty Morphin Power Rangers), effective as of February 24, 1994, between Play By Play Toys and Novelties and Saban Entertainment, Inc.

42. Sega of America, Inc. License Agreement effective as of October 1, 1993 (Sonic the Hedgehog), between Play By Play Toys and Novelties and Sega of America, Inc.

43. Felix the Cat Productions, Inc. License Agreement (Felix the Cat), effective as of October 1, 1993, between Play by Play Toys and Novelties and Felix the Cat Productions, Inc.

44. Miller Brewing Company License Agreement #112094 (Licensed Trademarks and Products), effective as of July 1, 1993, between Play by Play and Miller Brewing Company.

45. MGM/UA Licensing and Merchandising, a division of Metro-Goldwyn-Mayer, Inc., License Agreement #6140 (Pink Panther), effective as of March 9, 1995, between Play By Play Toys and Novelties and MGM/UA Licensing and Merchandising, a division of Metro-Goldwyn-Mayer Inc.

46. New World Licensing Brentwood Television Funnies, Inc. License Agreement (Biker Mice from Mars), effective as of April 1, 1994, between Play*By*Play and New World Licensing Brentwood Television Funnies, Inc.

47. MacMillan Character Licensing, Division of MacMillan, Inc. License Agreement (Raggedy Ann, Raggedy Andy, and associated characters), effective as of June 20, 1994, between Play By Play Toys + Novelties and MacMillan Character Licensing, Division of MacMillan, Inc.

48. MGM/UA Licensing and Merchandising, a division of Metro-Goldwyn-Mayer Inc., License Agreement #6154 (Pink Panther), effective as of November 28, 1995, between Play By Play Toys & Novelties and MGM/UA Licensing and Merchandising, a division of Metro-Goldwyn-Mayer Inc.

49. Larry Harmon Pictures Corporation License Agreement (Bozo the Clown), effective as of September 23, 1993, between Play By Play and Larry Harmon Pictures Corporation.

50. Giordano Art Ltd. License Agreement #G/G 178 (Artwork), effective as of April 15, 1994, between Play by Play and Giordano Art Ltd.

        a. Renewal of Agreement, effective January 1, 1996 to Giordano Art Ltd. License Agreement #G/G 178, between Play By Play and Giordano Art Ltd.

51. Larry Harmon Pictures Corporation License Agreement (Bozo the Clown), effective as of February 11, 1994, between Play-By-Play and Larry Harmon Pictures Corporation.

52. The Foreign Candy Company, Inc. License Agreement (Wally Warhead and Mega Warhead Trademarks), effective as of October 5, 1993, between Laramie Interests, Inc. and The Foreign Candy Company, Inc.

53. Dic Entertainment, L.P. License Agreement (Superhuman Samurai Syber-Squad Characters), effective as of November 27, 1994, between Play-By-Play and Dic Entertainment, L.P.

54. Chevrolet Motor Division, General Motors Corporation License Agreement (Trademarks), effective October 13, 1992, between T.M.I. International a/k/a Play

        By Play Toys and Novelties and Chevrolet Motor Division, General Motors Corporation.

        a. Amendment #1, effective as of October 23, 1992, to Chevrolet Motor Division License Agreement effective as of October 13, 1992, between T.M.I. International a/k/a Play By Play Toys and Novelties and Chevrolet Motor Division, General Motors Corporation.

        b. Amendment #2, effective as of June 6, 1994, to Chevrolet Motor Division License Agreement effective October 13, 1992, between T.M.I. International a/k/a Play By Play Toys and Novelties and Chevrolet Motor Division, General Motors Corporation.

55. Disney Enterprises, Inc. License Agreement (Disney's The Hunchback of Notre Dame), effective as of February 1, 1996, between Play By Play Toys & Novelties, Inc. and Disney Enterprises, Inc.

56. The Walt Disney Company License Agreement (Winnie The Pooh), effective as of March 15, 1995, between Play By Play Toys and Novelties and The Walt Disney Company.

57. The Walt Disney Company License Agreement (Disney's 101 Dalmatians - Live Action), effective as of January 12, 1996, between Play By Play Toys and Novelties and The Walt Disney Company.

58. The Walt Disney Company License Agreement (Toy Story), effective as of January 10, 1996, between Play By Play Toys & Novelties, Inc. and The Walt Disney Company.

59. Disney Enterprises, Inc. License Agreement (Disney's 101 Dalmatians - Live Action), effective as of February 5, 1996, between Play By Play Toys & Novelties, Inc. and Disney Enterprises, Inc.

60. Disney Enterprises, Inc. License Agreement (Toy Story), effective as of May 6, 1996, between Play by Play Toys & Novelties and Disney Enterprises, Inc.

61. The Walt Disney Company License Agreement (Disney's Pocahontas), effective as of May 10, 1995, between Play By Play Toys & Novelties, Inc. and The Walt Disney Company.

62. The Walt Disney Company License Agreement (Disney's The Hunchback of Notre Dame), effective as of January 10, 1996, between Play By Play Toys & Novelties, Inc. and The Walt Disney Company.

63. The Walt Disney Company License Agreement (The Lion King), effective as of July 27, 1995, between Play By Play Toys & Novelties, Inc. and The Walt Disney Company.

64. The Walt Disney Company License Agreement (Disney's Pocahontas), effective as of March 3, 1995, between Play By Play Toys & Novelties and The Walt Disney Company.

65. The Walt Disney Company License Agreement (Mickey's Stuff for Kids and Mickey & Co.), effective as of February 23, 1995, between Play By Play Toys & Novelties and The Walt Disney Company.

66. Warner Bros., a division of The Time Warner Entertainment Company L.P., License Agreement #95692-WBLT (Looney Tunes), effective as of March 11, 1996, between Play By Play Toys and Warner Bros., a division of Time Warner Entertainment Company LP.

67. DC Comics, c/o Warner Bros. Consumer Products, a Time Warner Entertainment Company, License Agreement #5324-BATTV (Batman), effective as of May 12, 1995, between Play By Play Toys & Novelties and DC Comics, c/o Warner Bros. Consumer Products, a Time Warner Entertainment Company.

68. Warner Bros. Division of Time Warner Entertainment Company L.P. License Agreement #95445-WBLT (Looney Tunes), effective as of April 26, 1995, between Play By Play Toys and Novelties and Warner Bros. Division of Time Warner Entertainment Company L.P.

        a. Amendment #1, effective as of May 13, 1996, to Warner Bros. License agreement #95445-WBLT (Looney Tunes), between Play By Play Toys and Novelties and Warner Bros. Consumer Products.

69. Warner Bros. License Agreement #95595-ANM (Animaniacs), effective as of December 7, 1995, between Play By Play Toys and Novelties and Warner Bros. Division of Time Warner Entertainment Company L.P.

        a. Amendment #1, effective as of May 10, 1996, to Warner Bros. License Agreement #95595-ANM (Animaniacs), between Play By Play Toys and Novelties and Warner Bros. Consumer Products.

70. Shari Lewis Enterprises, Inc. License Agreement #3966-SLLC (Lamb Chop & Friends), effective as of May 19, 1994, between Play By Play Toys & Novelties and Shari Lewis Enterprises, Inc.

71. Warner Bros., a division of Time Warner Entertainment Company L.P., License Agreement #95654-ANM (Animaniacs), effective as of February 9, 1996, between Play By Play Toys and Novelties and Warner Bros., a division of Time Warner Entertainment Company, L.P.

72. Warner Bros., a division of Time Warner Entertainment Company L.P., License Agreement #6389-WBLT (Looney Tunes Characters), effective as of January 25, 1996, between Play By Play Toys & Novelties, Inc. and Warner Bros., a division of Time Warner Entertainment Company, L.P.

        a. Amendment #1, effective as of April 8, 1996 to Warner Bros., a division of Time Warner Entertainment Company, L.P., License Agreement #6389-WBLT (Looney Tunes Characters), between Play by Play Toys & Novelties, Inc. and Warner Bros., a division of Time Warner Entertainment Company, L.P.

73. The Walt Disney Company License Agreement (Winnie The Pooh), effective as of May 12, 1995, between Play By Play Toys & Novelties, Inc. and The Walt Disney Company.

74. The Walt Disney Company License Agreement (Mickey's Stuff for Kids), effective as of May 11, 1995, between Play by Play Toys & Novelties and The Walt Disney Company.

75. Warner Bros. Consumer Products, a division of Time Warner Entertainment Company, License Agreement #90068-WBLT (Looney Tunes characters), effective as of March 6, 1996, between Play By Play Toys & Novelties, Inc. and Warner Bros. Consumer Products, a division of Time Warner Entertainment Company.

76. Warner Bros. Consumer Products, a division of Time Warner Entertainment Company, License Agreement #90067-ANM (Animaniacs), effective as of March 6, 1996, between Play By Play Toys & Novelties, Inc. and Warner Bros. Consumer Products, a division of Time Warner Entertainment Company.

77. Warner/Chappell Music, Inc., c/o Warner Bros. Consumer Products, a Time Warner Entertainment Company, License Agreement #4521-FR (Frosty The Snowman), effective as of September 13, 1994, between Play By Play Toys & Novelties, Inc. and Warner/Chappell Music, Inc., c/o Warner Bros. Consumer Products, a Time Warner Entertainment Company.

78. Warner Bros., a division of Time Warner Entertainment Company L.P., License Agreement #4983-ANM (Animaniacs), between Play By Play Toys & Novelties and Warner Bros., a division of Time Warner Entertainment Company, L.P.

        a. Amendment #1, effective April 9, 1996, to Warner Bros., a division of Time Warner Entertainment Company, L.P., License Agreement #4983- ANM (Animaniacs), between Play By Play Toys & Novelties and Warner Bros., a division of Time Warner Entertainment Company, L.P.

79. Warner Bros., a division of Time Warner Entertainment Company, L.P., License Agreement #5884-ANM (Animaniacs), effective as of October 10, 1995, between Play By Play Toys & Novelties and Warner Bros., a division of Time Warner Entertainment Company, L.P.

80. Warner/Chappell Music Inc. Agreement (Frosty The Snowman Composition), dated October 1, 1994, between Play By Play Toys & Novelties and Warner/Chappell Music Inc.

81. The Hearst Corporation, King Features Syndicate ("King") License Agreement (Betty Boop), effective as of May 31, 1995, between Play By Play Toys & Novelties and the Hearst Corporation, King Features Syndicate Division ("King").

82. The Hearst Corporation, King Features Syndicate Division ("King") License Agreement #008272 (Popeye), effective as of May 25, 1994, between Play By Play Toys & Novelties, Inc. and The Hearst Corporation, King Features Syndicate Division ("King").

83. Harley-Davidson, Inc. License Agreement (Licensed Articles), effective as of June 28, 1994, between Play By Play Toys & Novelties and Harley-Davidson, Inc.

84. Twentieth Century Fox Licensing and Merchandising, a Unit of Fox, Inc. ("Fox") License Agreement #4283 (The Simpsons), effective as of July 7, 1992, between Play By Play Toys & Novelties and Twentieth Century Fox Licensing and Merchandising, a Unit of Fox, Inc. ("Fox").

85. CSC Advertising, Inc., acting on behalf of its parent company and principal, Campbell Soup Company, License Agreement ("Property" & "Licensed Articles"), effective as of June 9, 1993, between Play By Play and CSC Advertising, Inc., acting on behalf of its parent company and principal, Campbell Soup Company.

86. Syracuse University License Agreement ("Symbols"), effective as of April 28, 1995, between Play By Play Toys and Novelties, Inc. and Syracuse University.

87. The Board of Regents of the University of Oklahoma License Agreement (Licensed Marks and Products), effective as of August 17, 1995, between Play By Play and The Board of Regents of the University of Oklahoma.

88. The Board of Regents of the University of Texas System License Agreement (Licensed Marks and Products), effective as of October 1, 1995, between Play By Play Toys & Novelties Inc. and the Board of Regents of the University of Texas System.

89. The University of Southern California License Agreement ("Licensed Trademarks and Products"), effective as of September 21, 1995, between Play By Play and the University of Southern California.

90. The University of Notre Dame du Lac License Agreement ("Licensed Marks and Products"), effective as of June 30, 1995, between Play By Play Toys & Novelties, Inc. and the University of Notre Dame du Lac.

91. University of Miami License Agreement ("Marks"), effective as of May 11, 1995, between Play By Play Toys and Novelties and University of Miami.

92. Jay Foreman License Agreement ("Licensed Mark and Products"), (E.G., "Goosebumps"), effective as of March 12, 1996, between Play By Play Toys & Novelties, Inc. and Jay Foreman.

93. The Hearst Corporation, King Features Syndicate Division ("King") License Agreement (Betty Boop), effective as of May 31, 1995, between Play by Play Toys & Novelties and The Hearst Corporation, King Features Syndicate Division ("King").

94. Diresta Diversified License Agreement (Development), effective as of May 13, 1996, between Play By Play and Diresta Diversified.

95. Wow Wee International Ltd. License Agreement (Name), effective as of July 1, 1995, between Play By Play and Wow Wee International Ltd.

96.     St. Nicholas Music Inc. License Agreement ("Products" and
        "Composition"), effective as of July 19, 1995, between Play By Play Toys & Novelties and St. Nicholas Music Inc.

97. Jim Davis (the "Licensed Property"), Paws, Incorporated ("Paws") License Agreement ("Licensed Articles"), effective as of April 1, 1996, between Play By Play and Jim Davis (the "Licensed Property"), Paws, Incorporated ("Paws").

98. Applause Inc. Sublicense Agreement ("Rudolph the Red-Nosed Reindeer"), effective as of July 7, 1994, between Play By Play and Applause Inc.

        a. Amendment #1, effective as of September 1, 1994, to Applause Inc. Sublicense Agreement ("Rudolph the Red-Nosed Reindeer"), between Play By Play and Applause Inc.

99. Marvel Entertainment Group, Inc. License Agreement #D94049 (Marvel Classic Characters), between Play By Play and Marvel Entertainment Group, Inc.

100. Marvel Characters, Inc. License Agreement #D95095R (Licensed Characters), Effective as of September 30, 1995, between Play By Play Toys & Novelties and Marvel Characters, Inc.

        a. Amendment #1. Effective as of March 14, 1996, to Marvel Characters, Inc. License Agreement #D95095R (Licensed Characters), between Play By Play Toys & Novelties and Marvel Characters, Inc. Reference #D95095R-1R.

101. Marvel Characters, Inc. License Agreement #D95106R ("Licensed Articles and Property"), effective as of September 30, 1995, between Play By Play Toys and Novelties and Marvel Characters, Inc.

102. Marvel Characters, Inc. License Agreement #D95068R ("Licensed Articles and Properties"), effective as of September 1, 1995, between Play By Play Toys & Novelties and Marvel Characters, Inc.

103. Planky Road Brewery License Agreement #112679 ("Licensed Trademarks and Products"), effective February 20, 1996, between Play By Play and Planky Road Brewery.

104. Atlanta Centennial Olympic Properties License Agreement (Licensed Marks), effective as of October 25, 1994, between Play By Play Toys & Novelties and Atlanta Centennial Olympic Properties.

105. Scholastic Inc. License Agreement (Licensed Materials and Articles), effective as of March 27, 1996, between Play By Play Toys and Scholastic Inc.

106. The Hearst Corporation, King Features Syndicate Division ("King") License Agreement #007341 (The Berenstein Bears), effective as of February 19, 1993, between Play By Play Toys & Novelties, Inc. and The Hearst Corporation, King Features Syndicate Division ("King").

107. The Hearst Corporation, King Features Syndicate Division ("King") License Agreement #008273 (Betty Boop), effective as of May 25, 1994, between Play By Play Toys & Novelties, Inc. and The Hearst Corporation, King Features Syndicate Division ("King").

        a. Amendment #1, effective as of December 12, 1995, to The Hearst Corporation, King Features Syndicate Division ("King") License Agreement #008273 (Betty Boop), between Play By Play Toys & Novelties and The Hearst Corporation, King Features Syndicate Division ("King").

        b. Amendment #2, effective as of January 6, 1995, to The Hearst Corporation, King Features Syndicate Division ("King") License Agreement #008273, between Play By Play Toys & Novelties and The Hearst Corporation, King Features Syndicate Division ("King").

        c. Rider #1, effective as of May 25, 1994, to The Hearst Corporation, King Features Syndicate Division ("King") License Agreement #008273, between Play By Play Toys & Novelties and The Hearst Corporation, King Features Syndicate Division ("King").

108. The Hearst Corporation, King Features Syndicate Division ("King") License Agreement #008049 (Betty Boop), effective as of February 10, 1994, between Play By Play Toys and Novelties and The Hearst Corporation, King Features Syndicate Division ("King").

        a. Amendment #1, effective as of September 28, 1995, to The Hearst Corporation, King Features Syndicate Division ("King") License Agreement #008049 (Betty Book), between Play By Play Toys & Novelties and The Hearst Corporation, King Features Syndicate Division ("King").

109. The Hearst Corporation, King Features Syndicate Division ("King") License Agreement (Betty Boop and Popeye), effective as of December 11, 1995, between Play By Play Toys & Novelties and The Hearst Corporation, King Features Syndicate Division ("King").

110. Disney Consumer Products (Mexico), SA de C.V. License Agreement (Standard Characters and Brands), effective as of November 1, 1995, between Play By Play Toys and Novelties and Disney Consumer Products (Mexico) S.A. de C.V.

111. Surge Licensing, Inc. License Agreement (Teenage Mutant Ninja Turtles), effective as of August 17, 1993, between Play By Play and Surge Licensing, Inc.

        a. Amendment #1, effective as of September 29, 1995, to Surge Licensing, Inc. License Agreement (Teenage Mutant Ninja Turtles), between Play By Play and Surge Licensing, Inc.

112. Paws, Incorporated License Agreement (Garfield), effective as of November 8, 1994, between Play By Play Toys and Novelties and Paws, Incorporated.

        a. Amendment #1, effective as of May 5, 1995, to Paws, Incorporated License Agreement (Garfield), between Play By Play Toys and Novelties and Paws, Incorporated. PBP_USA01-01.

        b. Amendment #2, effective as of January 1, 1995, to Paws, Incorporated License Agreement (Garfield), between Play By Play Toys and Novelties and Paws, Incorporated. PBP_USA01-03.

        c. Amendment #3, effective as of April 1, 1996, to Paws, Incorporated License Agreement (Garfield), between Play By Play Toys and Novelties and Paws, Incorporated. PBP_USA-02-01.

113. The Coca-Cola Company and Coca-Cola Ltd. License Agreement (License Articles and Properties), effective as of February 13, 1995, between T.M.I., Inc. d/b/a Play By Play and the Coca-Cola Company and Coca-Cola Ltd.

        a. Amendment #1, effective as of April 11, 1995, to the Coca-Cola Company and Coca-Cola Ltd. License Agreement (License Articles and Properties), between T.M.I., Inc. d/b/a Play By Play and the Coca-Cola Company and Coca-Cola Ltd.

        b. Amendment #2, effective as of July 17, 1995, to the Coca-Cola Company and Coca-Cola Ltd. License Agreement (License Articles and Properties), between T.M.I., Inc. d/b/a Play By Play and the Coca-Cola Company and Coca-Cola Ltd.

        c. Amendment #3, Renewal, effective as of April 11, 1995, to the Coca-Cola Company and Coca-Cola Ltd. License Agreement (License Articles and Properties), between T.M.I., Inc. d/b/a Play By Play and the Coca-Cola Company and Coca-Cola Ltd.

                                  SCHEDULE 5.12

                               LEASEHOLD INTERESTS


1. Tenancy under that certain Lease Agreement and Addendum dated December 21, 1992, by and between Utah State Retirement Fund, as lessor, and TMI, Inc. d/b/a Play-By-Play Toys & Novelties, as lessee, covering premises consisting of approximately 120,000 square feet located at 4415 Tejasco, San Antonio, Texas, and known as Building 5, Rittiman West, said premises being more particularly described as NCB 16376, Blk 3, Lot 5, IRR 40 of 4 Rittiman West Business Park UT 3, in the City of San Antonio, Bexar County, Texas.

2. Tenancy under that certain Lease Agreement and Addendum dated December 21, 1992, by and between Utah State Retirement, as lessor, and TMI, Inc. d/b/a Play- By-Play Toys & Novelties, Inc., as lessee, covering premises consisting of approximately 62,125 square feet located at 4514 Tejasco, San Antonio, Texas, and known as Building 1B, Rittiman West, said premises being more particularly described as NCB 16376, Blk 3, Lot 3, Rittiman West Business Park UT 3, San Antonio, Bexar County, Texas.

3. Tenancy under that certain Lease Agreement and Addendum, dated March 1996, by and between Utah State Retirement Fund, as lessor, and Play-By-Play Toys & Novelties, Inc., as lessee, covering premises consisting of approximately 42,189 square feet located at 4530 Tejasco Drive, San Antonio, Texas, and known as Building 1A, said premises being more particularly described as NCB 16376, Blk 3, Lot 3, Rittiman West Business Park UT 3, in the City of San Antonio, Bexar County, Texas.

4. Tenancy under that certain Standard Industrial Sublease and Addendum dated December 12, 1994, by and between R.C.R. Classic Designs, Inc., as lessor, and Play by Play, Inc., as lessee, covering premises consisting of approximately 28,000 square feet located at 724 E. 62nd Street, Los Angeles, California. (Lease expired on January 14, 1995, and is currently in effect on a month-to-month basis.)

5. Tenancy under that certain Store Lease dated June 22, 1983, by and between Pizza Management Inc., as lessee, and Torres and Place Rentals, as lessor, the lessor's interest having been assigned effective January 1, 1993 to Arturo G. Torres, individually, covering the premises located at 3816 Andrews Highway, Odessa, Texas. (Lease is effective on a year-to-year basis.)

6. Tenancy under that certain Lease dated November 16, 1994, between 200 Fifth Avenue Associates, as lessor, and T.M.I., Inc., d.b.a. Play-By-Play Toys and Novelties, as lessee, covering Rooms 1240, 1242, 1244, and 1246 in the building known as The Toy Center South, Block 825, Lot 31, 200 Fifth Avenue, New York, New York 10010.

7. Tenancy under that certain Commercial Lease dated May 17, 1994, by and between Extensive Enterprises, Inc., as lessor, and Val Verde Vending, as lessee, covering premises consisting of approximately 1,060.00 square feet located at 200 E. 37th Street, Odessa, Texas, legally described as Lot Two, Block Two, Hines Addition 2-15, Unit #14. (Lease expired on May 31, 1995, and is currently in effect on a month-to-month basis.)

8. Tenancy under that certain Industrial Lease dated January 5, 1996, between World Wide Services Corporation, as lessor, and Play-By-Play Toys & Novelties, Inc., as lessee, covering a building consisting of approximately 26,223.00 square feet, plus a parking lot adjacent thereto, located at 2275 N.W. 84th Avenue, Miami, Florida 33126, and being more particularly described as Tract "J", Beacon Centre Phase VII, according to the plat thereof, as recorded in Plat Book 143, Page 97, of the Public Records of Dade County, Florida.

9. Tenancy under that certain Standard Industrial/Commercial Single-Tenant Lease- -Gross dated December 12, 1995, by and between Christopher J. and Darlene Telles, Husband and Wife, as lessor, and Play By Play Toys & Novelties, Inc., as lessee, covering premises consisting of approximately 26,082 square feet located at 734 E. 62nd Street, Los Angeles, California. (Lease expired on January 14, 1996, and is currently in effect on a month-to-month basis.)

10. Tenancy under that certain Agreement of Lease dated as of January 1, 1996, by and between Zumck Realty, as lessor, and Play By Play Toys & Novelties Inc., as lessee, covering premises located at 255-271 McKibbin Street, Block 3082, Lot 65, Brooklyn, New York 11206.

11. Tenancy under that certain Lease Agreement dated September 21, 1993, between Irless Jordan, as lessor, and Val Verde Vending, Inc., Subsidiary of TMI, Inc., as lessee, and Lease Renewal dated March 10, 1995, covering approximately 2,400 square feet of office warehouse located at 101B Vinson Street, Arlington, Texas 76010.

12. Tenancy under that certain Lease Agreement dated January 1978, between Western Marketing, Inc., as lessor, and Pizza Management, Inc., as lessee, covering the premises at 4033 North First Street, Abilene, Taylor County, Texas.

13. Tenancy under that certain Standard Industrial/Commercial Single-Tenant Lease- -Gross, with Addenda, dated February 10, 1992, by and between Grankol Enterprises, Inc. & Koll Family Trust, as lessor, and Salton Toy Co., Inc., as lessee, and Addendum to Standard Industrial Lease by and between Grankol, Inc., Will of Milton L. Koll and the Will of Walter A Koll also known as the KWK

                                       -2-

        Family Trust, as lessor, and Play By Play, as lessee, said lessee replacing Salton Toy Co., Inc. as lessee by said Addendum, covering a brick industrial building of approximately 24,500 square feet located at 739 E. 62nd Street, Los Angeles, California 90001.

14. Tenancy under that certain Lease Agreement by and between Equities Consultants (1972) Ltd., as lessor, and Specialty Manufacturing Ltd., as lessee, covering property located at 1680 Bonhill Road, Missauga, Ontario L5T 1C8.

15. Tenancy under that certain Lease Agreement by and between Midpoint Products Inc., as lessor, and Specialty Manufacturing Ltd., as lessee, covering property located at 2421B Alpha Street, Burnaby, British Columbia V5C 5L2.

16. Tenancy under that certain Standard Industrial Lease--Multi-Tenant dated May 23, 1992, and Lease Extension dated June 1, 1995, by and between Tobman, Rothner and Wolf and Ace Novelty Co., covering the most easterly 17,000 square feet of that certain property known as and numbered 350 S. Anderson Street, Los Angeles, California 90033.

17. Tenancy under that certain lease agreement by and between Southwest Freight of San Antonio, Inc., as lessor, and Ace Novelty Co., as lessee, covering property located at 13434 N.E. 16th Street, Bellevue, Washington 98005.

18. Tenancy under that certain lease agreement by and between Benjamin and Lois Mayer, husband and wife, and Ace Novelty Acquisition Co., Inc., as tenants in common, as lessor, and Ace Novelty Acquisition Co., Inc., as lessee, covering property located at 1855 Industrial and 660 Mateo Street, Los Angeles, California.

                                       -3-

                                  SCHEDULE 5.13

                                  ASSUMED NAMES



                                Laramie Interests
                                Val Verde Vending
                               Ideal Gift Shopper
                               Kid'z Holiday Store
                                  Holiday Store
                          Specialty Manufacturing, Ltd.
                                   A-1 Novelty
                                       Ace
                                 Ace Novelty Co.
                                    Ace Plus
                            Acme Premium Supply Corp.
                                  Fun Services
                                Holiday Gift Shop
                               Santa's Secret Shop
                           Good Neighbor General Store
                              Mother's Day Boutique
                                Santa's Workshop



                                  SCHEDULE 5.16

                         EXISTING LIENS & CAPITAL LEASES


1. Lease dated October 10, 1994, between TMI Inc./Play by Play and AT&T Credit Corp. Secured by telephone equipment.

2. Lease dated June 30, 1993, between TMI Inc./Play by Play and AT&T Credit Corp. Secured by telephone equipment.

3. Lease dated April 29, 1994, between TMI Inc./Play by Play and North Texas Equipment Credit Corp. Secured by telephone equipment. On May 27, 1994 the Lease was assigned to Advanta Leasing Corp.

4. Schedule 1 Lease dated April 1, 1996, between Play by Play Toys and Novelties and BancBoston. Leasing secured by telephone equipment.

5. Schedule 2 Lease dated April 1, 1996, between Play by Play Toys & Novelties and BancBoston. Leasing secured by warehouse equipment.

6. Schedule 3 Lease dated June 1, 1996, between Play by Play Toys & Novelties and BancBoston. Leasing secured by computer equipment.

7. Schedule 4 Lease dated June 1, 1996, between Play by Play Toys & Novelties and BancBoston. Leasing secured by software.

8. Schedule 5 Lease dated June 1, 1996, between Play by Play Toys & Novelties and BancBoston. Leasing secured by computer equipment.

9. Schedule 6 Lease dated June 1, 1996, between Play by Play Toys & Novelties and BancBoston. Leasing secured by computer equipment.

10. Schedule 7 Lease dated June 1, 1996, between Play by Play Toys & Novelties and BancBoston. Leasing secured by warehouse equipment.

11. Schedule 8 Lease dated June 1, 1996, between Play by Play Toys & Novelties and BancBoston. Leasing secured by forklift.

12. Lease dated November 17, 1994, between TMI Inc./Play by Play and Copelco Capital, Inc. Secured by computer equipment.

13. Lease dated June 20, 1994, between TMI, Inc./Play by Plan and Digital Financial Services. Secured by computer equipment.

14. Lease dated December 9, 1994, between TMI, Inc./Play by Play and Digital Financial Services. Secured by computer equipment.

15. Lease dated July 28, 1994, between Play by Play Toys & Novelties and Leslie Copiers. Secured by copier equipment.

16. Lease dated April 13, 1995, between Play by Play Toys and Novelties and Professional Leasing Service. Secured by computer equipment. Assigned by Professional Leasing Service, as secured party, to Oswego City Savings Bank.

17. Lease dated May 5, 1995, between Play by Play Toys and Novelties and Raymond Leasing Corporation. Secured by electric walkies. Assigned by N.J. Malin & Associates, Inc., as secured party, to Raymond Leasing Corporation.

18. Note dated March 7, 1996, between Play by Play Toys & Novelties and Toyota Motor Credit. Secured by forklift equipment. Assigned by Southwest Lift, Inc., as secured party, to Toyota Motor Credit Corp.

19. Note dated February 22, 1996, between Play by Play Toys & Novelties and Toyota Motor Credit. Secured by forklift equipment. Assigned by Southwest Lift, Inc., as secured party, to Toyota Motor Credit Corp.

20. Note dated April 19, 1996, between Play by Play Toys & Novelties and Toyota Motor Credit. Secured by forklift equipment. Assigned by Southwest Lift, Inc., as secured party, to Toyota Motor Credit Corp.

21. Note dated March 28, 1991, between PMI and Concord Commercial Corporation. Secured by pallet storage racks.

22. Operating Lease dated June 8, 1995 between Play by Play Toys & Novel and Nissan Acceptance. Monthly Payments of $385.75.

23. Operating Lease Several Vehicles, between Play by Play Toys & Novelties and McCullaugh Leasing. Monthly Payments of $5,080.03.

24. Lease dated April 25, 1995, between Play By Play Toys & Novelties, Inc. and Ingersoll-Rand Air Center. Secured by Ingersoll-Rand Model HP100 SSR Air Compressor S/N F11987. Lease was paid in full on August 29, 1995.

25. Lease 9516 dated March 22, 1995, between Jacom Computer Services, Inc. and TMI, Inc. and subsidiaries. Lease was paid in full on November 29, 1995.

26. Lien held by Storage Technology Corporation, perfected by financing statement filed in the state of New York on February 1, 1988, as amended on May 31, 1990. Debtor: TMI Corp.

27. Lien held by Storage Technology Corp., perfected by financing statement filed in the state of New York on August 25, 1987. Debtor: TMI Corp.

The following property and leases were assigned by Ace Novelty Co., Inc. to Ace Novelty Acquisition Co., Inc.

1. Lease dated October 3, 1994, between NELCO, Ltd. and Ace Novelty Co., Inc. Secured by IBM computer equipment and related software.

2. Lease dated October 3, 1994, between NELCO, Ltd. and Ace Novelty Co., Inc. Secured by certain computer equipment. Assigned by NELCO, Ltd., as secured party, to Crestar Bank.

3. Master Lease Agreement No. 3104 dated November 8, 1994, between Technology Credit Corporation and Ace Novelty Co., Inc. and subsidiaries. Secured by voice processing system. Assigned by Technology Credit Corporation, as secured party, to Leasetec Corporation.

4. Lease dated December 6, 1995, between Copelco Capital, Inc. and Ace Novelty Co., Inc. Secured by certain office equipment.

The following property and leases were assigned by Acme Acquisition Corp. to Ace Novelty Acquisition Co., Inc.:

1. Lease dated April 19, 1993, between TRAK International, Inc. and ACME Acquisition Corp. d/b/a Tri-W Rental. Consignment of 2 TRAK International Sky Trak Rough Terrain Forklifts.

                                       -2-

2. Lease dated April 19, 1993, between AEL Leasing Co., Inc. and ACME Acquisition Corp. Secured by certain computer equipment. Assigned by AEL Leasing Co., Inc., as secured party, to American Commercial Credit Corp.

3. Lease dated May 10, 1995, between IBM Credit Corporation and ACME Acquisition Corp. Secured by computer equipment.

The following property and leases were assigned by Specialty Manufacturing Ltd. to Newco Novelty, Inc.:

1. Lease dated November 3, 1995, between Momentum, a PrimeSource Company, and Specialty Manufacturing, Inc. Secured by lithograph plates, film, prepressed proofing materials, chemistry and related lithographic supplies.

                                       -3-

                                  SCHEDULE 5.17

                              ENVIRONMENTAL MATTERS

1. No activity of any Borrower or any of its Subsidiaries requires any Environmental Permit which has not been obtained and which is not now in full force and effect, except to the extent failure to have any such Environmental Permit could not reasonably be expected to have a Material Adverse Effect, except as described in the following documents:

                a. Phase I Environmental Site Assessment dated March 27, 1996, conducted by ATEC Associates, Inc. for Ace Novelty Company, located at 1855 Industrial Street, Los Angeles, California 90021 (ATEC Project No. 45-07-960063).

                b. Phase I Environmental Property Assessment Update dated March 25, 1996, conducted by EPS Environmental Services, Inc., for property located at 3815-3859 South Ashland Avenue, Chicago, Illinois (Project No. 949-15036).

                c. Phase II Magnetometer Survey, Limited Subsurface Investigation, PCP Sampling and Asbestos Survey-Assessment dated February 2, 1994, conducted by EPS Environmental Services, Inc., for property located at 3815-59 South Ashland Avenue, Chicago, Illinois (Project No. 369-03123R).

                d. Assessment being prepared by Coopers & Lybrand L.L.P. for property located in Chicago, Illinois.

2. Each Borrower and its Subsidiaries are in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Requirement of Environmental Law or Environmental Permit, except where failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect, except as described in the following documents:

                a. Phase I Environmental Site Assessment dated March 27, 1996, conducted by ATEC Associates, Inc. for Ace Novelty Company, located at 1855 Industrial Street, Los Angeles, California 90021 (ATEC Project No. 45-07-960063).

                b. Phase I Environmental Property Assessment Update dated March 25, 1996, conducted by EPS Environmental Services, Inc., for property located at 3815-3859 South Ashland Avenue, Chicago, Illinois (Project No. 949-15036).

                c. Phase II Magnetometer Survey, Limited Subsurface Investigation, PCP Sampling and Asbestos Survey-Assessment dated February 2, 1994, conducted by EPS Environmental Services, Inc., for property located at 3815-59 South Ashland Avenue, Chicago, Illinois (Project No. 369-03123R).

                d. Assessment being prepared by Coopers & Lybrand L.L.P. for property located in Chicago, Illinois.

3. Each Borrower and its Subsidiaries (and, to the knowledge of each Borrower, each of the prior owners or operators and predecessors in interest with respect to any of its or its Subsidiaries' Property) (i) have obtained and maintained in effect all Environmental Permits, the failure to obtain which could reasonably be expected to have a Material Adverse Effect, (ii) along with their respective Property have been and are in compliance with all applicable Requirements of Environmental Law and Environmental Permits where such failure to comply therewith could reasonably be expected to have a Material Adverse Effect, (iii) along with their Property are not subject to any (A) Environmental Claims or
        (B) Environmental Liabilities, in either case direct or contingent, and whether known or unknown, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof which could reasonably be expected to have a Material Adverse Effect, and (v) have not received individually or collectively any notice of any violation or alleged violation of any Requirements of Environmental Law or Environmental Permit or any Environmental Claim in connection with their respective property which could reasonably be expected to have a Material Adverse Effect, except as described in the following documents:

                a. Phase I Environmental Site Assessment dated March 27, 1996, conducted by ATEC Associates, Inc. for Ace Novelty Company, located at 1855 Industrial Street, Los Angeles, California 90021 (ATEC Project No. 45-07-960063).

                b. Phase I Environmental Property Assessment Update dated March 25, 1996, conducted by EPS Environmental Services, Inc., for property located at 3815-3859 South Ashland Avenue, Chicago, Illinois (Project No. 949-15036).

                c. Phase II Magnetometer Survey, Limited Subsurface Investigation, PCP Sampling and Asbestos Survey-Assessment dated February 2, 1994, conducted by EPS Environmental Services, Inc., for property located at 3815-59

                        South Ashland Avenue, Chicago, Illinois (Project No. 369-03123R).

                d. Assessment being prepared by Coopers & Lybrand L.L.P. for property located in Chicago, Illinois.

4. The present and future liability (including any Environmental Liability and any other damage to Persons or Property), if any, of any Borrower and with respect to the Property of any of Borrower or any of its Subsidiaries which is reasonably to arise in connection with Requirements of Environmental Law, Environmental Permits and other environmental matters will not have a Material Adverse Effect, except as described in the following documents:

                a. Phase I Environmental Site Assessment dated March 27, 1996, conducted by ATEC Associates, Inc. for Ace Novelty Company, located at 1855 Industrial Street, Los Angeles, California 90021 (ATEC Project No. 45-07-960063).

                b. Phase I Environmental Property Assessment Update dated March 25, 1996, conducted by EPS Environmental Services, Inc. for property located at 3815-3859 South Ashland Avenue, Chicago, Illinois (Project No. 949-15036).

                c. Phase II Magnetometer Survey, Limited Subsurface Investigation, PCP Sampling and Asbestos Survey-Assessment dated February 2, 1994, conducted by EPS Environmental Services, Inc. for property located at 3815-59 South Ashland Avenue, Chicago, Illinois (Project No. 369-03123R).

                d. Assessment being prepared by Coopers & Lybrand L.L.P. for property located in Chicago, Illinois.

                                  SCHEDULE 7.2

                                 PERMITTED LIENS

A.      PLAY BY PLAY TOYS & NOVELTIES, INC.

        1.        Filed in Texas

        a.      Fin. Statement No.              95-081531
                File Date                       April 25, 1995
                Debtor                     Play By Play Toys & Novelties, Inc.
                Secured Party                   Ingersoll-Rand Air Center
                Affected Property               Ingersoll-Rand Model HP100 SSR
                                                Air Compressor S/N F11987

        b.      Fin. Statement No.              95-093792
                File Date                       May 12, 1995
                Debtor                     Play By Play Toys & Novelties, Inc.
                Secured Party                   N.J. Malin & Associates, Inc.
                Assignee of Secured
                         Party                  Raymond Leasing Corporation
                Affected Property               2 Raymond Electric Walkies
                                                2 Exide Batteries
                                                2 Exide Chargers

        c.      Fin. Statement No.              95-149506
                File Date                       July 31, 1995
                Debtor                     Play By Play Toys & Novelties, Inc.
                Secured Party                   Professional Leasing Services
                Assignee of Secured
                         Party                  Oswego City Savings Bank
                Affected Property               Specific Corbey computer systems
                                                (4) and related software

        d.      Fin. Statement No.              96-042066
                File Date                       March 4, 1996
                Debtor                     Play By Play Toys & Novelties, Inc.
                Secured Party                   Southwest Lift, Inc.
                Assignee of Secured
                         Party                  Toyota Motor Credit Corp.
                Affected Property               New Toyota Forklift Truck



                                            -1-

        e.      Fin. Statement No.              96-050284
                File Date                       March 14, 1996
                Debtor                     Play By Play Toys & Novelties, Inc.
                Secured Party                   Southwest Lift, Inc.
                Assignee of Secured
                         Party                  Toyota Motor Credit Corp.
                Affected Property               New Toyota Forklift Truck

        f.      Fin. Statement No.              96-081669
                File Date                       April 25, 1996
                Debtor                     Play By Play Toys & Novelties, Inc.
                Secured Party                   Southwest Lift, Inc.
                Assignee of Secured
                         Party                  Toyota Motor Credit Corp.
                Affected Property               New Toyota Forklift Truck

        g.      Fin. Statement No.              95-036573
                File Date                       February 28, 1995
                Debtor                     Play By Play Toys & Novelties, Inc.
                Secured Party                   Nationsbank of Texas, N.A.
                Affected Property               Certain accounts, inventory and
                                                general intangibles

        h.      Fin. Statement No.              96-078785
                File Date                       April 25, 1996
                Debtor                     Play By Play Toys & Novelties, Inc.
                Secured Party                   UPA Productions of America
                Affected                        Property All right,
                                                title and interest in
                                                and to the fictional
                                                character known as
                                                Godzilla.

        2.        Filed in New York

       a.      Fin. Statement No.              95PK07439
               File Date                       May 30, 1995
               Debtor                     Play By Play Toys
               Secured Party                   Jacom Computer Services, Inc.
               Affected Property               Lease 9516 dated March 22, 1995,
                                               between Secured Party as Lessor
                                               and TMI, Inc. and subsidiaries as
                                               Lessee.

       b.      Fin. Statement No.              88026133
               File Date                       February 1, 1988
               Debtor                     TMI Corporation
               Secured Party                   Storage Technology Corporation

                                           -2-

       c.      Fin. Statement No.              87-260872
               File Date                       August 25, 1987
               Debtor                     TMI Corp.
               Secured Party                   Storage Technology Corp.

B.      ACE NOVELTY ACQUISITION CO., INC.

        1.        Ace Novelty Co., Inc. -- Filed in Washington

         a.      Fin. Statement No.            94-276-0934
                 File Date                     October 3, 1994
                 Debtor                   Ace Novelty Co., Inc.
                 Secured Party                 NELCO, Ltd.
                 Affected Property             Lease of certain IBM computer
                                               equipment and related software

         b.      Fin. Statement No.            94-276-0936
                 File Date                     October 3, 1994
                 Debtor                   Ace Novelty Co., Inc.
                 Secured Party                 NELCO, Ltd.
                 Assignee of
                   Secured Party               Crestar Bank
                 Affected Property             Lease of certain equipment

         c.      Fin. Statement No.            94-312-0127
                 File Date                     November 8, 1994
                 Debtor                   Ace Novelty Co., Inc. and subsidiaries
                 Secured Party                 Technology Credit Corporation
                 Assignee of
                   Secured Party               Leasetec Corporation
                 Affected Property             Master Lease Agreement No. 3104
                                               between Debtor and Secured Party
                                               relating to a certain voice
                                               processing system

         d.      Fin. Statement No.            95-340-0174
                 File Date                     December 6, 1995
                 Debtor                   Ace Novelty Co., Inc.
                 Secured Party                 Copelco Capital, Inc.
                 Affected Property             Lease of a certain Sharp copier
                                               and sorter

         e.      Fin. Statement No.            93-217-0009
                 File Date                     August 5, 1993
                 Debtor                   Ace Novelty Co.
                 Secured Party                 Scitex America Corp.
                 Affected Property             Certain office equipment

         f.      Fin. Statement No.              94-186-0617
                 File Date                       July 5, 1994
                 Debtor                     Ace Novelty Co.
                 Secured Party                   Fuji Photo Film U.S.A. Inc.
                 Affected Property               Certain office equipment

         g.      Fin. Statement No.              94-080-0683
                 File Date                       March 21, 1994
                 Debtor                     Ace Novelty Co.
                 Secured Party                   International Video
                 Affected Property               Productions, Inc. Certain
                                                 equipment related to the motion
                                                 picture entitled "Stoned
                                                 Protectors".

         h.      Fin. Statement No.              94-214-0067
                 File Date                       August 2, 1994
                 Debtor                     Ace Novelty Co., Inc.
                 Secured Party                   Momentum Corporation
                 Affected Property               Lithograph plates, film,
                                                 prepressed proofing materials
                                                 and miscellaneous lithographic
                                                 supplies.

        2.      Ace Novelty Co., Inc. -- Filed in California

         a.      Fin. Statement No.              94029394
                 File Date                       February 14, 1994
                 Debtor                     Ace Novelty Co.
                 Secured Party                   International Video
                 Affected Property               Productions, Inc. Certain
                                                 equipment related to motion
                                                 picture entitled "Stone
                                                 Protectors".

        3.        Acme Acquisition Corp. -- Filed in California

          a.      Fin. Statement No.              93078466
                  File Date                       April 19, 1993
                  Debtor                     Acme Acquisition Corp., d/b/a Tri-W
                  Secured Party                   Rental TRAK International,
                  Affected Property               Inc. Consignment of 2 TRAK
                                                  International Sky Trak Rough
                                                  Terrain Forklifts

          b.      Fin. Statement No.              93078912
                  File Date                       April 19, 1993
                  Debtor                     ACME Acquisition Corp.
                  Secured Party                   AEL Leasing Co., Inc.
                  Assignee of
                  Secured Party                 American Commercial Credit Corp.

                  Affected Property               Lease of certain computer
                                                  equipment

          c.      Fin. Statement No.              9513260515
                  File Date                       May 10, 1995
                  Debtor                     ACME Acquisition Corporation
                  Secured Party                   IBM Credit Corporation
                  Affected Property               Lease of certain computer
                                                  equipment

        4.        Specialty Manufacturing Ltd. -- Filed in Washington

           a.      Fin. Statement No.              95-307-0453
                   File Date                       November 3, 1995
                   Debtor                     Specialty Manufacturing, Inc.
                   Secured Party                   Momentum, A PrimeSource
                   Affected Property               Company Certain lithograph
                                                   plates, film, prepressed
                                                   proofing materials, chemistry
                                                   and related lithographic
                                                   supplies

           b.      Fin. Statement No.              95-307-0453
                   File Date                       November 3, 1995
                   Debtor                     Specialty Manufacturing, Inc.
                   Secured Party                   Momentum, a PrimeSource
                   Affected Property               Company Lithographic plates,
                                                   film, prepressed proofing
                                                   materials, chemistry and
                                                   miscellaneous lithographic
                                                   supplies.

                                  SCHEDULE 7.3

                             CONTINGENT OBLIGATIONS



1. Play By Play Toys & Novelties, Inc. -- corporate guaranty of (mortgage) loan from NationsBank of Texas, N.A. to Connor Kim for purchase of residence in Del Rio, Texas; Current outstanding principal balance of the note is $64,005.01. Note matured on 5/16/96 and bank is discussing with Mr. Kim his plan of action with respect to this note.

2. Play By Play Toys & Novelties, Inc. -- corporate guaranty of office lease between C&CB L.L.C. and Crutcher-Tufts Corporation. Lease is dated January 16, 1996, and the lease term is from February 1, 1996 to January 31, 1999 and calls for monthly rental payments of $1,000 per month plus proportionate share of operating expenses. C&CB acts as a sales representative organization for Play By Play.

3. Play By Play Toys & Novelties, Inc. -- corporate guaranty of the obligations of Play By Play Toys & Novelties Europe, S.A. to Banco del Comercio up to an aggregate amount not to exceed (U.S.) $750,000 pursuant to a letter agreement dated June 11, 1996.

                                  SCHEDULE 7.6

                   EXISTING TRANSACTIONS WITH RELATED PARTIES


1. All related party transactions discussed in the Form 10-K of Play By Play Toys & Novelties, Inc. ("Play By Play") for the fiscal year ended July 31, 1995.

2. All related party transactions discussed in the Proxy Statement of Play By Play dated November 21, 1995.

3. Tomas Duran, a director of Play By Play, provides medical benefits consulting services for Play By Play through his company Duran Insurance Brokerage.

4. Buster Auerbach, Play By Play's construction contractor, is on Play By Play's group medical insurance plan. He reimburses Play By Play for the full amount of the premiums.

5. Arturo Torres' credit card is used to purchase all airline tickets for Play By Play travel, for which he is reimbursed in full.